                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                           Registration Statement No. 333-137192


CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                 CMBS NEW ISSUE

                                  CSMC 2006-C5

                       COLLATERAL & STRUCTURAL TERM SHEET

                                 $3,033,822,000

                                  (APPROXIMATE)


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-C5

[LOGO]

[LOGO]


CREDIT SUISSE                                                          CITIGROUP

KEYBANC CAPITAL MARKETS
                             RBS GREENWICH CAPITAL
                                                  BANC OF AMERICA SECURITIES LLC

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

I.   TRANSACTION OFFERING (1)

                          INITIAL        APPROXIMATE
                         PRINCIPAL       % OF TOTAL
                          BALANCE          INITIAL    APPROXIMATE     INITIAL
          EXPECTED      OR NOTIONAL       PRINCIPAL     CREDIT     PASS-THROUGH
 CLASS   RATINGS (2)       AMOUNT          BALANCE      SUPPORT       RATE (3)
------   -----------  ---------------    ----------  ------------  ------------
OFFERED CERTIFICATES:
  A-1      Aaa/AAA    $    51,000,000       1.49%       30.00%          %
  A-2      Aaa/AAA    $   220,000,000       6.41%       30.00%          %
 A-AB      Aaa/AAA    $   151,389,000       4.41%       30.00%          %
  A-3      Aaa/AAA    $ 1,200,000,000      34.96%       30.00%          %
 A-1-A     Aaa/AAA    $   780,638,000      22.74%       30.00%          %
  A-M      Aaa/AAA    $   343,290,000      10.00%       20.00%          %
  A-J      Aaa/AAA    $   287,505,000       8.37%       11.63%          %
 A-SP      Aaa/AAA    $              (6)     N/A          N/A           %
NON-OFFERED CERTIFICATES (7):
   B       Aa1/AA+    $    12,873,000       0.37%       11.25%          %
   C        Aa2/AA    $    60,076,000       1.75%        9.50%          %
   D       Aa3/AA-    $    38,620,000       1.12%        8.38%          %
   E         A2/A     $    38,620,000       1.12%        7.25%          %
   F        A3/A-     $    34,329,000       1.00%        6.25%          %
   G      Baa1/BBB+   $    42,911,000       1.25%        5.00%          %
   H       Baa2/BBB   $    34,329,000       1.00%        4.00%          %
   J      Baa3/BBB-   $    42,912,000       1.25%        2.75%          %
   K       Ba1/BB+    $     4,291,000       0.12%        2.63%          %
   L        Ba2/BB    $    12,873,000       0.37%        2.25%          %
   M       Ba3/BB-    $    12,873,000       0.37%        1.88%          %
   N        B1/B+     $     8,583,000       0.25%        1.63%          %
   O         B2/B     $     4,291,000       0.12%        1.50%          %
   P        B3/B-     $    12,873,000       0.37%        1.13%          %
   Q        NR/NR     $    38,620,671       1.13%        0.00%          %
  A-X      Aaa/AAA    $ 3,432,896,671(6)     N/A          N/A           %

           ASSUMED
          WEIGHTED
           AVERAGE                    EXPECTED
            LIFE       EXPECTED       PRINCIPAL      LEGAL
 CLASS   (YEARS) (4)  MATURITY (4)    WINDOW (4)     STATUS      ERISA (5)
------   -----------  ------------  -------------  ---------     ---------
OFFERED CERTIFICATES:
  A-1         2.8         09/11     01/07 - 09/11     Public          Yes
  A-2         4.9         01/12     09/11 - 01/12     Public          Yes
 A-AB         7.4         06/16     01/12 - 06/16     Public          Yes
  A-3         9.7         10/16     06/16 - 10/16     Public          Yes
 A-1-A        8.5         11/16     01/07 - 11/16     Public          Yes
  A-M         9.9         11/16     11/16 - 11/16     Public          Yes
  A-J         9.9         12/16     11/16 - 12/16     Public          Yes
 A-SP                                    N/A          Public          Yes
NON-OFFERED CERTIFICATES (7):
   B         10.0         12/16     12/16 - 12/16  Private-144A       Yes
   C         10.0         12/16     12/16 - 12/16  Private-144A       Yes
   D         10.0         12/16     12/16 - 12/16  Private-144A       Yes
   E         10.0         12/16     12/16 - 12/16  Private-144A       Yes
   F         10.0         12/16     12/16 - 12/16  Private-144A       Yes
   G         10.0         12/16     12/16 - 12/16  Private-144A       Yes
   H         10.0         12/16     12/16 - 12/16  Private-144A       Yes
   J         10.0         12/16     12/16 - 12/16  Private-144A       Yes
   K         10.0         12/16     12/16 - 12/16  Private-144A        No
   L         10.0         12/16     12/16 - 12/16  Private-144A        No
   M         10.0         12/16     12/16 - 12/16  Private-144A        No
   N         10.0         12/16     12/16 - 12/16  Private-144A        No
   O         10.0         12/16     12/16 - 12/16  Private-144A        No
   P         10.0         12/16     12/16 - 12/16  Private-144A        No
   Q         10.1         02/17     12/16 - 02/17  Private-144A        No
  A-X                     02/17          N/A       Private-144A       Yes

(1) The commercial mortgage backed securities referred to in these materials, and the mortgage pool backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.
(2) These classes are expected to be rated by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc. "NR" means not rated.
(3) Classes _, _ and _ will be fixed rate. Classes _, _ and _ will have a pass through rate that is fixed subject to the net WAC of the mortgage pool. Classes _ and _ will have a pass through rate that is equal to the net WAC of the mortgage pool.
(4) Assumes 0% CPR, no defaults, no extensions and ARD Loans (as described in the Free Writing Prospectus) pay in full on their respective anticipated repayment dates. Otherwise based on "Modeling Assumptions" set forth in the Free Writing Prospectus. Assumed weighted average life expressed in years.
(5) Expected to be eligible for Credit Suisse Securities (USA) LLC individual prohibited transaction exemption under ERISA.
(6)  Notional Amount.
(7)  Not offered by the Free Writing Prospectus or this term sheet.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

II.  MORTGAGE LOAN SELLER PROFILE

     Column Financial, Inc. ("Column") will be selling 283 mortgage loans, representing 89.4% of the initial mortgage pool balance, to Credit Suisse First Boston Mortgage Securities Corp. for transfer to the issuing entity. Column was established in August 1993 and is an indirect wholly owned subsidiary of Credit Suisse (USA), Inc. Column has originated more than 9,000 commercial and multifamily mortgage loans, totaling approximately $101 billion, since its inception. Column sources, underwrites and closes various mortgage loan products through 18 production offices located throughout the U.S. and Canada.

     KeyBank National Association ("KeyBank") will be selling 22 mortgage loans, representing 10.6% of the initial mortgage pool balance, to Credit Suisse First Boston Mortgage Securities Corp. for transfer to the issuing entity. KeyBank, a wholly owned subsidiary of KeyCorp, is a national banking association. KeyBank, headquartered in Cleveland, Ohio, provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of September 30, 2006, KeyBank had total assets of approximately $91.8 billion, total liabilities including minority interests in consolidated subsidiaries of approximately $84.8 billion and approximately $7.0 billion in stockholders' equity. As of September 30, KeyBank Real Estate Capital, a division of KeyBank, had total assets of approximately $14.9 billion, comprised of construction and interim loans, CMBS investments, and conduit and other fixed rate permanent loans. The Commercial Mortgage Group originated approximately $2.7 billion in commercial mortgage loans in 2005 and has a current servicing portfolio of $90.3 billion.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

III. COLLATERAL OVERVIEW (1)

     -   MORTGAGE LOAN POOL
         Initial Mortgage Pool Balance:                 $3,432,896,671
         Average Cut-off Date Principal Balance:        $11,255,399
         Loans / Properties:                            305 / 364
         Largest Loan:                                   5.6%
         Five Largest Loans / Group of Loans:           24.4%
         Ten Largest Loans / Group of Loans:            37.6%

     -   PROPERTY TYPE CONCENTRATIONS
         Multifamily (2) :                              23.9%
         Office:                                        23.7%
         Retail                                         21.9%
         Hotel:                                         13.8%
         Mixed Use:                                     11.9%
         Industrial:                                     4.2%
         Self Storage:                                   0.5%

     -   GEOGRAPHIC DISTRIBUTION
         New York:                                      28.5%
         California (3) :                               13.1%
         Texas:                                         10.4%
         Florida:                                        5.6%
         Maryland:                                       5.0%
         Georgia:                                        3.6%
         Other:                                         32 other states, each individually 3.5% or less.

     -   CREDIT STATISTICS
         Wtd. Avg. Underwritten DSCR (4):               1.36x
         Wtd. Avg. Cut-off Date LTV Ratio:              67.3%
         Wtd. Avg. Balloon/ARD LTV Ratio:               62.5%

     (1) All information provided based on a Cut-off Date in December 2006 unless otherwise noted.
     (2) Includes conventional rental properties and manufactured housing, which comprise 23.1% and 0.8% of the initial mortgage pool balance, respectively.
     (3) Properties located in "Southern California" comprise 9.4% of the initial mortgage pool balance and properties located in "Northern California" comprise 3.6% of the initial mortgage pool balance. "Southern California" consists of mortgaged real properties in California in zip codes less than 93600. "Northern California" consists of mortgaged real properties in zip codes greater than or equal to 93600.
     (4) For additional information about DSCR calculations for the mortgage loans, please refer to the Free Writing Prospectus and the accompanying diskette.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

     -   LOANS WITH RESERVE REQUIREMENTS (1), (2)
         Tax escrows:                                   90.2%
         Insurance escrows:                             89.3%
         Cap. Ex escrows:                               90.0%
         TI/LC escrows (3):                             70.7%

     -   MORTGAGE LOAN POOL CHARACTERISTICS
         Gross WAC:                                     6.0648%
         Wtd. Avg. Remaining Term (4):                  111 Months
         Wtd. Avg. Seasoning:                           3 Months
         Call Protection:                               All of the mortgage loans provide for either a prepayment
                                                        lockout period ("Lockout"), a defeasance period
                                                        ("Defeasance"), a yield maintenance premium period ("YMP"), or a combination thereof.
         Ownership Interest:                            89.8% (Fee), 8.8% (Leasehold) and 1.4% (Fee/Leasehold)
         Delinquency:                                   None of the mortgage loans were delinquent with respect to any monthly debt service payment for 30 days or more as of the November 2006 due date.

     (1) Includes mortgage loans with provisions for upfront and/or collected reserves.
     (2)  Includes mortgage loans that provide for springing reserves.
     (3) TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, mixed use and industrial properties.
     (4) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

IV.   TRANSACTION OVERVIEW

OFFERED CERTIFICATES:            Classes A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J and A-SP

PASS-THROUGH STRUCTURE:          Senior/Subordinate, Sequential Pay Pass-Through Certificates

MORTGAGE LOAN SELLERS:           Column Financial, Inc. and KeyBank National Association

SPONSORS:                        Column Financial, Inc. and  KeyBank National Association

BOOKRUNNERS/LEAD MANAGERS:       Credit Suisse Securities (USA) LLC, and as to $500,000,000 of the
                                 Class A-1-A Certificates, Citigroup Global Markets Inc.

CO-MANAGERS:                     KeyBanc Capital Markets, a division of McDonald Investments,
                                 Inc., RBS Greenwich Capital, and Banc of America Securities
                                 LLC

RATING AGENCIES:                 Moody's Investors Service, Inc. and Standard & Poor's
                                 Ratings Services, a division of the McGraw Hill Companies,
                                 Inc.

MASTER SERVICER:                 KeyCorp Real Estate Capital Markets, Inc.

PRIMARY SERVICER:                KeyCorp Real Estate Capital Markets, Inc.

SPECIAL SERVICER:                LNR Partners, Inc.

TRUSTEE:                         Wells Fargo Bank, N.A.

CUT-OFF DATE:                    December 2006

SETTLEMENT DATE:                 On or about December 22, 2006

DISTRIBUTION DATE:               The fourth business day following the Determination Date in each month, beginning January 2007

DETERMINATION DATE:              The eleventh calendar day of the month, or, if the eleventh calendar day is not a business day, the next succeeding
                                 business day, beginning in January 2007

MINIMUM DENOMINATIONS:           $10,000 for all offered Certificates and in additional
                                 multiples of $1

SETTLEMENT TERMS:                DTC, Euroclear and Clearstream, same day funds, with accrued interest

ERISA:                           Classes A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J and A-SP and are
                                 expected to be eligible for Credit Suisse Securities (USA) LLC's individual prohibited transaction exemption with respect to
                                 ERISA, subject to certain conditions of eligibility.

TAX TREATMENT:                   REMIC

ANALYTICS:                       Cashflows are expected to be available through Bloomberg, the
                                 Trepp Group and Intex Solutions.

TAX NOTICE:                      THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT
                                 BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE, OR LOCAL
                                 TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE
                                 DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE
                                 MANAGERS OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS TERM
                                 SHEET. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR
                                 CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

V.   STRUCTURE DESCRIPTION

- For purposes of distributions to the Class A-1, A-2, A-AB, A-3 and A-1-A Certificates, the mortgage loans will consist of two groups ("Loan Group No. 1" and "Loan Group No. 2"). Generally, principal and interest distributions relating to Loan Group No. 1 will be allocated to the Class A-AB (until its balance reaches a scheduled balance), then to the A-1, A-2, A-AB, A-3 and A-1-A Certificates sequentially. Generally, principal and interest distributions relating to Loan Group No. 2 will be allocated to the Class A-1-A, and then to the A-AB (until its balance reaches a scheduled balance), A-1, A-2, A-AB and A-3 Certificates sequentially. Please see the Free Writing Prospectus for more detailed information.

- All principal remaining after the Class A-1, A-2, A-AB, A-3 and A-1-A Certificates have been retired will be allocated sequentially starting with the Class A-M Certificates.

- The Class A-X and Class A-SP Certificates will collectively accrue interest on the total principal balance of the Class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q Certificates. The Free Writing Prospectus describes the notional amounts on which the Classes A-X and A-SP will individually accrue interest.

- The Class A-X and Class A-SP Certificates will collectively accrue interest at a rate approximately equal to the excess, if any, of the weighted average net coupon for the mortgage pool over the weighted average pass-through rate for the Class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, and Q Certificates. The Free Writing Prospectus describes the pass-through rates at which the Classes A-X and A-SP Certificates will individually accrue interest.

- Losses will be allocated to each Class of Certificates in reverse order of priority starting with the Class Q through and including the Class A-M. Any remaining losses will be allocated to Class A-1, A-2, A-AB, A-3 and A-1-A on a pro rata basis.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

VI.  YIELD MAINTENANCE CHARGES / STATIC PREPAYMENT PREMIUMS ALLOCATION

YIELD MAINTENANCE CHARGES:           Yield Maintenance Charges will generally be distributed on each
                                     Distribution Date as follows: A portion (based on the product of the Base Interest Fraction and the Principal Entitlement Fraction
                                     as described below) will be delivered to one or more of the following Classes: A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D,
                                     E, F, G, H and J Certificates (the "Yield Maintenance Classes").
                                     The entire amount remaining will be distributed to Class A-X, and in some cases, the Class A-SP Certificates.

                                     With respect to each Yield Maintenance Class, the "Base Interest
                                     Fraction" is a fraction, not greater than one or less than zero, having:

                                     -    a numerator equal to the excess, if any, of the pass-through rate on such class of Certificates over the relevant
                                          discount rate, and

                                     -    a denominator equal to the excess, if any, of the mortgage interest rate of the prepaid loan over the relevant discount rate.

                                     With respect to each Yield Maintenance Class, the "Principal
                                     Entitlement Fraction" is a fraction having:

                                     -    a numerator equal to the total principal distributable on
                                          such class of Certificates attributable to the loan group
                                          that includes the prepaid mortgage loan on the subject
                                          Distribution Date, and

                                     -    a denominator equal to the total principal, distributable on all the Certificates, public and private, attributable to
                                          the loan group that includes the prepaid mortgage loan, on the subject Distribution Date.

STATIC PREPAYMENT PREMIUMS:          Static Prepayment Premiums will generally be distributed on each
                                     Distribution Date as follows: A portion (based on the product of the Base Interest Fraction and the Principal Entitlement Fraction
                                     as described above) will be delivered to one or more of the following Classes: A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D,
                                     E, F, G, H and J Certificates. The remainder will be distributed to Class A-X.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

YIELD MAINTENANCE CHARGE EXAMPLE:    The following is an example of the Yield Maintenance Charge allocation based on the following assumptions:

                                     -    Class receiving 100% of the principal is A-1

                                     -    Mortgage rate: 8.00%

                                     -    The Discount Rate at time of prepayment: 5.75%

                                     -    The Class A-1 Pass-Through Rate is equal to 7.00%

METHOD                                               CLASS A-1 CERTIFICATES          CLASS A-X / CLASS A-SP CERTIFICATES
--------------------------------------------------------------------------------------------------------------------------------
(Class Pass Through Rate - Discount Rate)            (7.00%-5.75%)                   (100.00%-Class A-1 Certificate Percentage)
-----------------------------------------            -------------
(Mortgage Rate-Discount Rate)                        (8.00%-5.75%)

Yield Maintenance Charge Allocation                  55.56%                          44.44%

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

VII. ADDITIONAL DEAL FEATURES

PREPAYMENT INTEREST SHORTFALLS:      Any Prepayment Interest Shortfalls that are not offset by the compensating payments made in limited circumstances by the Master
                                     Servicer will generally be allocated pro rata to each
                                     interest-bearing Class of Certificates in proportion to the amount of interest accrued on such Class for such distribution date.

ADVANCES:                            The Master Servicer will generally be required to advance
                                     delinquent scheduled payments of principal and interest on the related mortgage loans (excluding any balloon payments, default interest or excess interest) and other required amounts through liquidation, subject to recoverability standard. The Master
                                     Servicer will be required to make advances for those balloon loans that become defaulted after their maturity dates, on the same amortization schedule as if the maturity date had not occurred. In the event that the Master Servicer fails to make a required advance of delinquent scheduled payments of principal and interest, the Trustee will be obligated to make the advance.

OPTIONAL TERMINATION:                On any Distribution Date on which the mortgage pool balance, net of outstanding advances of principal, is less than 1% of the
                                     Initial Mortgage Pool Balance, the issuing entity may be
                                     terminated and the Certificates retired at the option of any of the following: the Special Servicer, any single holder or group of holders of a majority of the controlling class (as described in the Free Writing Prospectus) or the Master Servicer. The
                                     relative priorities of such parties with respect to exercising this option are described in the Free Writing Prospectus.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                       MORTGAGED REAL PROPERTIES BY STATE

[MAP]

                                                                            WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
                              MORTGAGED    CUT-OFF DATE      INITIAL        MORTGAGE   WEIGHTED      AVERAGE
                                REAL         PRINCIPAL     MORTGAGE POOL    INTEREST    AVERAGE   CUT-OFF DATE
STATE                        PROPERTIES     BALANCE (1)      BALANCE          RATE     U/W DSCR   LTV RATIO (1)
--------------------------   ----------   --------------   -------------   ---------   --------   -------------
New York                          63      $  977,554,845        28.5%       6.2146%      1.46x        58.6%
California                        33         448,150,121        13.1%       5.9395%      1.39         65.1%
   Southern California (2)        27         322,909,659         9.4%       5.9611%      1.41         63.8%
   Northern California (2)         6         125,240,462         3.6%       5.8839%      1.36         68.4%
Texas                             54         357,868,276        10.4%       5.8965%      1.28         76.4%
Florida                           27         191,409,185         5.6%       6.1028%      1.30         70.5%
Maryland                           4         171,943,232         5.0%       5.9621%      1.29         60.9%
Georgia                           21         123,344,785         3.6%       5.9913%      1.29         74.4%
North Carolina                    18         121,817,638         3.5%       6.0433%      1.31         74.5%
Arizona                           11         113,811,157         3.3%       5.9863%      1.24         73.7%
South Carolina                     6         104,237,429         3.0%       5.7973%      1.25         79.0%
Hawaii                             1         100,000,000         2.9%       6.1968%      1.40         62.5%
Michigan                          10          73,192,289         2.1%       6.0323%      1.39         71.6%
Washington                         8          71,150,000         2.1%       6.0661%      1.25         69.5%
Ohio                              17          67,061,657         2.0%       6.0536%      1.37         72.6%
Illinois                          12          66,412,602         1.9%       6.2012%      1.42         66.1%
Utah                               4          45,548,295         1.3%       6.0832%      1.27         72.3%
Colorado                           5          43,189,522         1.3%       6.1062%      1.35         66.8%
Alabama                            9          41,669,590         1.2%       5.9632%      1.26         75.7%
Virginia                           9          39,633,294         1.2%       6.1261%      1.30         76.2%
Missouri                           4          38,840,980         1.1%       6.2107%      1.25         69.4%
Connecticut                        1          33,000,000         1.0%       5.6300%      1.43         77.8%
Oklahoma                           4          28,497,800         0.8%       6.2517%      1.34         73.4%
Pennsylvania                       7          25,690,384         0.7%       6.1412%      1.34         73.2%
Tennessee                          7          24,945,851         0.7%       6.1986%      1.36         71.8%
Alaska                             1          19,980,000         0.6%       5.8800%      1.25         81.6%
Louisiana                          1          16,800,000         0.5%       5.9500%      1.20         80.0%
Wisconsin                          2          16,150,000         0.5%       6.2360%      1.20         75.4%
Indiana                            6          13,964,852         0.4%       6.1747%      1.25         74.3%
Nevada                             3          12,076,388         0.4%       6.3116%      1.27         66.3%
Mississippi                        1           9,524,000         0.3%       5.7900%      1.37         78.4%
Minnesota                          3           8,565,026         0.2%       6.2612%      1.49         69.0%
Arkansas                           2           5,985,085         0.2%       6.2860%      1.26         76.3%
Montana                            1           4,740,000         0.1%       6.3100%      1.19         72.9%
Maine                              2           4,191,172         0.1%       6.4900%      1.32         76.9%
Oregon                             1           3,750,000         0.1%       5.8800%      1.78         56.0%
Kentucky                           2           2,860,838         0.1%       6.3435%      1.30         65.0%
New Mexico                         1           2,597,650         0.1%       6.5000%      1.26         74.2%
Kansas                             2           1,809,570        0.05%       6.2150%      1.25         68.8%
New Jersey                         1             933,157        0.03%       6.5100%      1.20         71.8%
                                 ---      --------------       -----        ------       ----         ----
TOTAL/WEIGHTED AVERAGE:          364      $3,432,896,671       100.0%       6.0648%      1.36x        67.3%
                                 ===      ==============       =====        ======       ====         ====

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.

     NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

[CHART]

                                                              WEIGHTED
                 NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                 MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                   REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE   PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------   ----------   --------------   -------------   --------   --------   -------------
Multifamily         119      $  820,826,178        23.9%       5.9803%     1.25x        73.3%
Office               48         814,090,578        23.7%       6.1200%     1.36         63.2%
Retail              125         752,003,915        21.9%       6.0203%     1.30         70.4%
Hotel                32         474,845,032        13.8%       6.3380%     1.66         59.0%
Mixed Use            21         410,108,477        11.9%       5.9011%     1.35         67.1%
Industrial           13         143,809,054         4.2%       6.0087%     1.36         67.1%
Self Storage          6          17,213,437         0.5%       6.2610%     1.31         70.6%
                    ---      --------------       -----        ------      ----         ----
                    364      $3,432,896,671       100.0%       6.0648%     1.36x        67.3%
                    ===      ==============       =====        ======      ====         ====

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                             NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                             MORTGAGED   CUT-OFF DATE     INITIAL       MORTGAGE   WEIGHTED      AVERAGE
                         PROPERTY              REAL        PRINCIPAL    MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE
PROPERTY TYPE            SUB-TYPE           PROPERTIES   BALANCE (1)      BALANCE         RATE     U/W DSCR   LTV RATIO (1)
-------------   -------------------------   ----------   ------------   -------------   --------   --------   -------------
MULTIFAMILY
                Conventional                    107      $794,353,498       23.1%        5.9756%     1.24x        73.4%
                Manufactured Housing             12        26,472,680        0.8%        6.1210%     1.39         70.3%
                                                ---      ------------       ----         ------      ----         ----
TOTAL/WEIGHTED AVERAGE:                         119      $820,826,178       23.9%        5.9803%     1.25x        73.3%
                                                ===      ============       ====         ======      ====         ====
OFFICE
                Suburban                         40      $525,382,280       15.3%        5.9471%     1.30x        69.8%
                Central Business District         8       288,708,298        8.4%        6.4348%     1.47         51.1%
                                                ---      ------------       ----         ------      ----         ----
Total/Weighted Average:                          48      $814,090,578       23.7%        6.1200%     1.36x        63.2%
                                                ===      ============       ====         ======      ====         ====
RETAIL
                Anchored                         33      $407,782,636       11.9%        5.9874%     1.33x        69.2%
                Unanchored                       92       344,221,278       10.0%        6.0593%     1.27         71.8%
                                                ---      ------------       ----         ------      ----         ----
TOTAL/WEIGHTED AVERAGE:                         125      $752,003,915       21.9%        6.0203%     1.30x        70.4%
                                                ===      ============       ====         ======      ====         ====
HOTEL
                Full Service                      7      $325,688,747        9.5%        6.3730%     1.70x        56.4%
                Limited Service                  25       149,156,285        4.3%        6.2615%     1.58         64.8%
                                                ---      ------------       ----         ------      ----         ----
TOTAL/WEIGHTED AVERAGE                           32      $474,845,032       13.8%        6.3380%     1.66x        59.0%
                                                ===      ============       ====         ======      ====         ====

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE      INITIAL       MORTGAGE   WEIGHTED      AVERAGE
                             REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
OWNERSHIP INTEREST        PROPERTIES     BALANCE (1)       BALANCE        RATES    U/W DSCR   LTV RATIO (1)
-----------------------   ----------   --------------   -------------   --------   --------   -------------
Fee                           354      $3,081,599,620        89.8%       6.0472%     1.35x        67.6%
Leasehold                       7         302,015,353         8.8%       6.2327%     1.45         64.3%
Fee/Leasehold                   3          49,281,698         1.4%       6.1388%     1.27         68.2%
                              ---      --------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       364      $3,432,896,671       100.0%       6.0648%     1.36x        67.3%
                              ===      ==============       =====        ======      ====         ====

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

[CHART]

                                                                          WEIGHTED
                             NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                            UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
  RANGE OF CUT-OFF DATE      MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
  PRINCIPAL BALANCES (1)       LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------------------   ----------   --------------   -------------   --------   --------   -------------
$   499,130 -   1,000,000        11      $    8,855,563        0.3%        6.4513%    1.52x         62.2%
  1,000,001 -   1,500,000        12          14,975,228        0.4%        6.1770%    1.34          71.6%
  1,500,001 -   2,000,000        21          37,351,502        1.1%        6.2167%    1.33          71.6%
  2,000,001 -   2,500,000        29          64,975,430        1.9%        6.1953%    1.31          72.0%
  2,500,001 -   3,000,000        32          87,993,278        2.6%        6.0470%    1.29          71.6%
  3,000,001 -   3,500,000        20          66,552,296        1.9%        6.0679%    1.41          68.1%
  3,500,001 -   4,000,000        23          86,203,368        2.5%        6.1534%    1.39          69.3%
  4,000,001 -   4,500,000        14          59,052,179        1.7%        6.1258%    1.29          73.5%
  4,500,001 -   5,000,000        10          48,220,508        1.4%        6.1513%    1.41          70.1%
  5,000,001 -   6,000,000        16          88,277,296        2.6%        6.0418%    1.33          71.8%
  6,000,001 -   7,000,000        15          98,897,138        2.9%        6.0565%    1.46          68.6%
  7,000,001 -   8,000,000        10          76,496,297        2.2%        6.0602%    1.36          70.6%
  8,000,001 -   9,000,000        7           60,003,967        1.7%        6.2409%    1.29          73.8%
  9,000,001 -  10,000,000        12         114,174,390        3.3%        6.1086%    1.29          73.9%
 10,000,001 -  12,500,000        18         203,092,919        5.9%        6.1031%    1.32          68.8%
 12,500,001 -  15,000,000        13         175,255,764        5.1%        6.0013%    1.29          73.1%
 15,000,001 -  17,500,000        6           96,135,000        2.8%        5.8915%    1.21          74.5%
 17,500,001 -  19,000,000        3           55,488,000        1.6%        6.0059%    1.29          71.1%
 19,000,001 -  24,000,000        6          129,350,000        3.8%        5.9993%    1.27          71.6%
 24,000,001 -  30,000,000        6          166,700,000        4.9%        5.9490%    1.30          69.9%
 30,000,001 -  37,500,000        5          173,481,698        5.1%        5.9572%    1.47          65.0%
 37,500,001 -  55,000,000        6          267,500,000        7.8%        5.9073%    1.34          71.1%
 55,000,001 -  80,000,000        3          201,000,000        5.9%        6.2315%    1.41          69.9%
 80,000,001 - 145,000,000        3          355,000,000       10.3%        6.5058%    1.72          44.1%
145,000,001 - 193,864,853        4          697,864,853       20.3%        5.8873%    1.24          67.7%
                                ---      --------------      -----         ------     ----          ----
TOTAL/WEIGHTED AVERAGE:         305      $3,432,896,671      100.0%        6.0640%    1.36x         67.3%
                                ===      ==============      =====         ======     ====          ====

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):   $193,864,853
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):   $    499,130
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE(1):   $ 11,255,399

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

[CHART]

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF           MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
       U/W DSCRS             LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------   ----------   --------------   -------------   --------   --------   -------------
1.15x - 1.19                   20      $  169,839,160         4.9%       6.0590%     1.18x        72.3%
 1.20 - 1.22                   62         630,457,465        18.4%       6.1380%     1.21         71.2%
 1.23 - 1.27                   79         927,492,741        27.0%       5.8694%     1.25         74.8%
 1.28 - 1.34                   53         495,833,771        14.4%       6.0370%     1.30         67.3%
 1.35 - 1.40                   20         257,657,771         7.5%       6.0506%     1.39         67.6%
 1.41 - 1.45                   19         319,206,154         9.3%       6.0081%     1.43         68.5%
 1.46 - 1.50                   12          70,914,164         2.1%       6.1004%     1.48         65.2%
 1.51 - 1.56                   10         148,598,817         4.3%       6.3121%     1.53         60.7%
 1.57 - 1.64                    6         172,379,756         5.0%       6.6336%     1.58         40.2%
 1.65 - 1.73                    6          36,524,571         1.1%       5.9639%     1.66         59.7%
 1.74 - 1.89                    5          14,847,389         0.4%       5.9399%     1.82         56.0%
 1.90 - 2.09                    6          54,384,586         1.6%       5.9936%     1.97         48.6%
 2.10 - 3.11x                   7         134,760,325         3.9%       6.3894%     2.19         41.2%
                              ---      --------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       305      $3,432,896,671       100.0%       6.0648%     1.36x        67.3%
                              ===      ==============       =====        ======      ====         ====

MAXIMUM U/W DSCR:     3.11x
MINIMUM U/W DSCR:     1.15x
WTD. AVG. U/W DSCR:   1.36x

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS(1)

[CHART]

                                                                         WEIGHTED
                            NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 RANGE OF CUT-OFF DATE      MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)      LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------   ----------   --------------   -------------   --------   --------   -------------
29.4% - 40.0%                    4      $  255,999,130         7.5%       6.6261%     1.85x        36.9%
40.1% - 50.0%                    9          79,608,976         2.3%       5.9751%     1.82         47.2%
50.1% - 60.0%                   29         281,890,455         8.2%       6.0130%     1.44         57.5%
60.1% - 65.0%                   30         649,667,977        18.9%       6.1673%     1.36         63.0%
65.1% - 70.0%                   44         563,780,059        16.4%       6.0283%     1.30         68.0%
70.1% - 73.0%                   26         220,853,089         6.4%       6.0546%     1.28         71.5%
73.1% - 75.0%                   45         321,898,661         9.4%       6.0727%     1.26         74.0%
75.1% - 77.0%                   43         337,519,558         9.8%       6.0040%     1.28         75.9%
77.1% - 77.5%                    3          13,258,176         0.4%       6.1811%     1.21         77.4%
77.6% - 78.5%                   21         132,674,884         3.9%       5.9211%     1.31         78.0%
78.6% - 79.0%                   12          77,768,582         2.3%       5.9873%     1.24         78.8%
79.1% - 79.5%                   12         301,478,909         8.8%       5.6943%     1.24         79.2%
79.6% - 80.0%                   25         163,043,216         4.7%       6.0055%     1.24         79.9%
80.1% - 81.6%                    2          33,455,000         1.0%       5.9807%     1.25         81.1%
                               ---      --------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:        305      $3,432,896,671       100.0%       6.0648%     1.36x        67.3%
                               ===      ==============       =====        ======      ====         ====

MAXIMUM CUT-OFF DATE LTV RATIO (1):     81.6%
MINIMUM CUT-OFF DATE LTV RATIO (1):     29.4%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   67.3%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                             MORTGAGE INTEREST RATES

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF           MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
MORTGAGE INTEREST RATES      LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------   ----------   --------------   -------------   --------   --------   -------------
   5.4900% - 5.7500%           20      $  411,537,341        12.0%       5.6052%     1.32x        75.4%
   5.7501% - 5.8500%           29         384,490,862        11.2%       5.7962%     1.29         70.3%
   5.8501% - 6.0000%           57         749,563,414        21.8%       5.9387%     1.35         67.8%
   6.0001% - 6.1000%           42         413,424,364        12.0%       6.0523%     1.30         71.2%
   6.1001% - 6.2500%           79         564,003,483        16.4%       6.1881%     1.32         69.4%
   6.2501% - 6.5000%           64         733,437,942        21.4%       6.3478%     1.46         62.8%
   6.5001% - 6.9800%           14         176,439,267         5.1%       6.7163%     1.52         42.3%
                              ---      --------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       305      $3,432,896,671       100.0%       6.0648%     1.36x        67.3%
                              ===      ==============       =====        ======      ====         ====

MAXIMUM MORTGAGE INTEREST RATE:     6.9800%
MINIMUM MORTGAGE INTEREST RATE:     5.4900%
WTD. AVG. MORTGAGE INTEREST RATE:   6.0648%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                   WEIGHTED              WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF    AVERAGE               AVERAGE       WEIGHTED
                                     UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED    CUT-OFF       AVERAGE
                                      MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    DATE LTV     REMAINING
LOAN TYPE                               LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   RATIO (1)   IO PERIOD (1)
----------------------------------   ----------   --------------   -------------   --------   --------   ---------   -------------
Balloon Loan without IO Term             126      $  542,537,016        15.8%       6.1803%     1.37x      69.6%          N/A
Balloon Loans with Partial IO Term       148       1,788,378,152        52.1%       6.0472%     1.31       68.9%           49
Interest Only Balloon Loans               20         994,663,000        29.0%       6.0341%     1.45       62.7%           99
ARD Loans without IO Periods               6          76,643,503         2.2%       6.1169%     1.28       68.8%          N/A
ARD Loans with Partial IO Periods          5          30,675,000         0.9%       5.9113%     1.21       77.4%           47
                                         ---      --------------       -----        ------      ----       ----           ---
TOTAL/WEIGHTED AVERAGE:                  305      $3,432,896,671       100.0%       6.0648%     1.36x      67.3%          N/A
                                         ===      ==============       =====        ======      ====       ====           ===

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                        ORIGINAL TERMS TO STATED MATURITY

                                                                         WEIGHTED
                           NUMBER OF                     PERCENTAGE OF    AVERAGE                 WEIGHTED
RANGE OF ORIGINAL TERMS    UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   MORTGAGE TO STATED       MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
 MATURITY (MONTHS) (1)       LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------   -----------   --------------   -------------   --------   --------   -------------
    60                         10       $  194,419,467         5.7%       6.3226%     1.81x        52.3%
 61 -  84                       3           95,325,000         2.8%       5.7213%     1.35         76.1%
 85 - 120                     231        2,560,052,327        74.6%       6.0532%     1.33         67.4%
121 - 122                      61          583,099,877        17.0%       6.0858%     1.33         70.4%
                              ---       --------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       305       $3,432,896,671       100.0%       6.0648%     1.36x        67.3%
                              ===       ==============       =====        ======      ====         ====

Maximum Original Term to Stated Maturity (Months) (1):   122

Minimum Original Term to Stated Maturity (Months) (1):    60

Wtd. Avg. Original Term to Stated Maturity (Months) (1): 113

(1) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the foregoing table.

(2)  Based on a Cut-off Date in December 2006.

                 REMAINING TERMS TO STATED MATURITY (1),(2)

                                                                         WEIGHTED
        RANGE OF           NUMBER OF                     PERCENTAGE OF    AVERAGE                 WEIGHTED
   REMAINING TERMS TO      UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    STATED MATURITY         MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
    (MONTHS) (1, 2)          LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------   -----------   --------------   -------------   --------   --------   -------------
55  -  70                      11       $  246,419,467         7.2%       6.1765%     1.74x        57.2%
71  -  90                       3          235,325,000         6.9%       6.1766%     1.21         65.8%
91  - 115                      15          388,949,671        11.3%       6.0695%     1.38         61.8%
116 - 119                     220        2,018,517,067        58.8%       6.0772%     1.35         68.6%
120 - 122                      56          543,685,465        15.8%       5.9162%     1.30         71.7%
                              ---       --------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       305       $3,432,896,671       100.0%       6.0648%     1.36x        67.3%
                              ===       ==============       =====        ======      ====         ====

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   122

MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):    55

WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2): 111

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                         WEIGHTED
                           NUMBER OF                     PERCENTAGE OF    AVERAGE                 WEIGHTED
        RANGE OF           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 ORIGINAL AMORTIZATION      MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
   TERMS (MONTHS) (1)        LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------   -----------   --------------   -------------   --------   --------   -------------
Interest Only                  20       $  994,663,000        29.0%       6.0341%     1.45x        62.7%
  240 - 300                    25          196,986,087         5.7%       6.3027%     1.50         66.2%
  301 - 364                   260        2,241,247,584        65.3%       6.0575%     1.31         69.4%
                              ---       --------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       305       $3,432,896,671       100.0%       6.0648%     1.36x        67.3%
                              ===       ==============       =====        ======      ====         ====

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):   364

MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):   240

WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3): 355

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                        REMAINING AMORTIZATION TERMS (1)

                                                                         WEIGHTED
                           NUMBER OF                     PERCENTAGE OF    AVERAGE                 WEIGHTED
        RANGE OF           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
REMAINING AMORTIZATION      MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
 TERMS (MONTHS) (1, 2)       LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------   -----------   --------------   -------------   --------   --------   -------------
Interest Only                  20       $  994,663,000        29.0%       6.0341%     1.45x        62.7%
  238 - 240                     1            3,584,884         0.1%       5.9500%     1.35         45.2%
  241 - 300                    24          193,401,203         5.6%       6.3093%     1.50         66.6%
  301 - 355                    12           47,398,351         1.4%       6.2862%     1.37         71.5%
  356 - 364                   248        2,193,849,233        63.9%       6.0526%     1.31         69.4%
                              ---       --------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       305       $3,432,896,671       100.0%       6.0648%     1.36x        67.3%
                              ===       ==============       =====        ======      ====         ====

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   364

MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   238

WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3): 355

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                        YEARS BUILT / YEARS RENOVATED (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    RANGE OF YEARS           REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
  BUILT/RENOVATED (1)     PROPERTIES     BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------   ----------   --------------   -------------   --------   --------   -------------
1930 - 1985                    15      $   35,656,767         1.0%       6.2105%     1.36x        69.6%
1986 - 1995                    25         186,568,302         5.4%       6.0579%     1.24         72.8%
1996 - 2000                    47         505,560,882        14.7%       6.1742%     1.51         61.5%
2001 - 2006                   277       2,705,110,720        78.8%       6.0429%     1.34         68.0%
                              ---      --------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       364      $3,432,896,671       100.0%       6.0648%     1.36x        67.3%
                              ===      ==============       =====        ======      ====         ====

MOST RECENT YEAR BUILT/RENOVATED:   2006
OLDEST YEAR BUILT/RENOVATED:        1930
WTD. AVG. YEAR BUILT/RENOVATED:     2003

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                         WEIGHTED
                           NUMBER OF                     PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   RANGE OF OCCUPANCY         REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
    RATES AT U/W (2)       PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------   -----------   --------------   -------------   --------   --------   -------------
57% -  75%                     29       $  379,263,831        11.0%       6.0274%     1.35x        66.8%
76% -  85%                     24          303,240,901         8.8%       6.2086%     1.43         67.7%
86% -  90%                     39          395,200,441        11.5%       6.1035%     1.53         64.0%
91% -  95%                     62          487,333,652        14.2%       5.9134%     1.27         75.2%
96% -  97%                     33          410,115,680        11.9%       6.0095%     1.33         71.7%
98% - 100%                    177        1,457,742,167        42.5%       6.1003%     1.34         64.3%
                              ---       --------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       364       $3,432,896,671       100.0%       6.0648%     1.36x        67.3%
                              ===       ==============       =====        ======      ====         ====

MAXIMUM OCCUPANCY RATE AT U/W:   100%
MINIMUM OCCUPANCY RATE AT U/W:    57%
WTD. AVG. OCCUPANCY RATE AT U/W:  92%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                  PREPAYMENT PROVISIONS AS OF CUT-OFF DATE (1)

                                                                     WEIGHTED       WEIGHTED         WEIGHTED
                                                                     AVERAGE        AVERAGE      AVERAGE REMAINING     WEIGHTED
                          NUMBER OF                   PERCENTAGE     REMAINING      REMAINING    LOCKOUT PLUS YM        AVERAGE
 RANGE OF REMAINING TO   UNDERLYING   CUT-OFF DATE    OF INITIAL     LOCKOUT         LOCKOUT       PLUS STATIC         REMAINING
 TERMS STATED MATURITY    MORTGAGE      PRINCIPAL      MORTGAGE       PERIOD     PLUS YM PERIOD   PREMIUM PERIOD       MATURITY
     (MONTHS) (1,2)        LOANS       BALANCE (1)   POOL BALANCE  (MONTHS) (1)   (MONTHS) (1)     (MONTHS) (1)     (MONTHS) (1,2)
-----------------------  ----------  --------------  ------------  ------------  --------------  ----------------   --------------
   55   -  100               14      $  481,744,467      14.0%           58             64               64                71
   101  -  119              235       2,407,466,739      70.1%          107            112              112               117
   120  -  122               56         543,685,465      15.8%          102            116              116               120
                            ---      --------------     -----           ---            ---              ---               ---
TOTAL/WEIGHTED AVERAGE:     305      $3,432,896,671     100.0%           99            106              106               111
                            ===      ==============     =====           ===            ===              ===               ===

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.


                                PREPAYMENT OPTION

                                                                      WEIGHTED       WEIGHTED          WEIGHTED
                                                                      AVERAGE        AVERAGE     AVERAGE REMAINING     WEIGHTED
                          NUMBER OF                   PERCENTAGE     REMAINING      REMAINING     LOCKOUT PLUS YM       AVERAGE
                         UNDERLYING   CUT-OFF DATE    OF INITIAL      LOCKOUT        LOCKOUT        PLUS STATIC        REMAINING
                          MORTGAGE      PRINCIPAL      MORTGAGE       PERIOD     PLUS YM PERIOD    PREMIUM PERIOD      MATURITY
Prepayment Option           LOANS      BALANCE (1)   POOL BALANCE  (MONTHS) (1)   (MONTHS) (1)      (MONTHS) (1)    (MONTHS) (1,2)
-----------------------  ----------  --------------  ------------  ------------  --------------  -----------------  --------------
Lockout / Defeasance         281     $3,133,006,995      91.3%          107            107              107               112
Lockout / Defeasance /
   Static                      1          9,733,532       0.3%           57             57              116               118
Lockout / Defeasance /
   Yield Maintenance           1          4,995,310       0.1%          106            113              113               119
Lockout / Yield
   Maintenance                10        153,730,619       4.5%           22             92               92                97
Lockout / Yield
   Maintenance / Static        2         14,091,096       0.4%           36            105              113               117
Yield Maintenance             10        117,339,118       3.4%            0             93               93               105
                             ---     --------------     -----           ---            ---              ---               ---
TOTAL/WEIGHTED AVERAGE:      305     $3,432,896,671     100.0%           99            106              106               111
                             ===     ==============     =====           ===            ===              ===               ===

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                       LARGE MORTGAGE LOAN CONCENTRATIONS

                                                   WEIGHTED
                                   PERCENTAGE OF    AVERAGE                 WEIGHTED
                  CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                    PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
 CONCENTRATION     BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------   --------------   --------------   --------   --------   -------------
   Top 1         $  193,864,853         5.6%        5.5546%     1.25x        79.1%
   Top 3            550,864,853        16.0%        5.8652%     1.24         70.0%
   Top 5            837,864,853        24.4%        6.0321%     1.30         62.2%
   Top 7          1,052,864,853        30.7%        6.0959%     1.41         59.8%
   Top 10         1,289,864,853        37.6%        6.1053%     1.40         61.1%
                 --------------       -----         ------      ----         ----
ENTIRE POOL      $3,432,896,671       100.0%        6.0648%     1.36x        67.3%
                 ==============       =====         ======      ====         ====

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                 GROUP NO. 1 MORTGAGED REAL PROPERTIES BY STATE

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
STATE                        PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----                        ----------   --------------   -------------   --------   --------   -------------
New York                          29      $  772,154,845        29.1%       6.2112%      1.53x       57.2%
California                        29         438,211,987        16.5%       5.9407%      1.39        65.3%
   Southern California (2)        24         315,521,526        11.9%       5.9634%      1.41        64.0%
   Northern California (2)         5         122,690,462         4.6%       5.8824%      1.36        68.7%
Maryland                           4         171,943,232         6.5%       5.9621%      1.29        60.9%
Florida                           24         153,955,652         5.8%       6.0680%      1.33        70.6%
Hawaii                             1         100,000,000         3.8%       6.1968%      1.40        62.5%
Georgia                           15          90,728,400         3.4%       6.1343%      1.31        72.8%
Arizona                            9          89,711,157         3.4%       5.9960%      1.25        72.3%
North Carolina                    14          86,187,638         3.2%       6.0110%      1.33        75.0%
Texas                             21          73,449,598         2.8%       6.1476%      1.39        70.9%
Washington                         8          71,150,000         2.7%       6.0661%      1.25        69.5%
South Carolina                     3          64,677,963         2.4%       5.9457%      1.25        78.9%
Michigan                           9          59,512,289         2.2%       6.1156%      1.41        70.5%
Illinois                           9          51,820,581         2.0%       6.2247%      1.46        63.5%
Utah                               4          45,548,295         1.7%       6.0832%      1.27        72.3%
Colorado                           5          43,189,522         1.6%       6.1062%      1.35        66.8%
Alabama                            9          41,669,590         1.6%       5.9632%      1.26        75.7%
Missouri                           4          38,840,980         1.5%       6.2107%      1.25        69.4%
Ohio                               7          38,232,221         1.4%       6.0345%      1.39        70.2%
Virginia                           8          37,483,294         1.4%       6.1333%      1.30        76.0%
Connecticut                        1          33,000,000         1.2%       5.6300%      1.43        77.8%
Pennsylvania                       5          21,350,220         0.8%       6.1595%      1.36        72.0%
Tennessee                          5          20,076,938         0.8%       6.2591%      1.39        70.4%
Alaska                             1          19,980,000         0.8%       5.8800%      1.25        81.6%
Oklahoma                           3          19,097,800         0.7%       6.2181%      1.40        72.9%
Wisconsin                          2          16,150,000         0.6%       6.2360%      1.20        75.4%
Indiana                            6          13,964,852         0.5%       6.1747%      1.25        74.3%
Nevada                             3          12,076,388         0.5%       6.3116%      1.27        66.3%
Minnesota                          3           8,565,026         0.3%       6.2612%      1.49        69.0%
Arkansas                           2           5,985,085         0.2%       6.2860%      1.26        76.3%
Maine                              2           4,191,172         0.2%       6.4900%      1.32        76.9%
Oregon                             1           3,750,000         0.1%       5.8800%      1.78        56.0%
Kentucky                           2           2,860,838         0.1%       6.3435%      1.30        65.0%
Kansas                             2           1,809,570        0.07%       6.2150%      1.25        68.8%
New Jersey                         1             933,157        0.04%       6.5100%      1.20        71.8%
                                 ---      --------------       -----        ------       ----        ----
TOTAL/WEIGHTED AVERAGE:          251      $2,652,258,292       100.0%       6.0909%      1.39x       65.5%
                                 ===      ==============       =====        ======       ====        ====

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

             GROUP NO. 1 MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                            WEIGHTED
                 NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                 MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                   REAL        PRINCIPAL     LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE   PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------   ----------   ------------   -------------   --------   --------   -------------
Office               48      $  814,090,578      30.7%       6.1200%     1.36x        63.2%
Retail              125         752,003,915      28.4%       6.0203%     1.30         70.4%
Hotel                32         474,845,032      17.9%       6.3380%     1.66         59.0%
Mixed Use            21         410,108,477      15.5%       5.9011%     1.35         67.1%
Industrial           13         143,809,054       5.4%       6.0087%     1.36         67.1%
Multifamily          (6)         40,187,798       1.5%       6.0589%     1.33         74.1%
Self Storage          6          17,213,437       0.6%       6.2610%     1.31         70.6%
                    ---      --------------     -----        ------      ----         ----
                    251      $2,652,258,292     100.0%       6.0909%     1.39X        65.5%
                    ===      ==============     =====        ======      ====         ====

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2006.

           GROUP NO. 1 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                        WEIGHTED
                                             NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                             MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                PROPERTY                       REAL        PRINCIPAL     LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE                    PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------   -------------------------   ----------   ------------   -------------   --------   --------   -------------
OFFICE
                Suburban                        40       $525,382,280       19.8%        5.9471%     1.30x        69.8%
                Central Business District        8        288,708,298       10.9%        6.4348%     1.47         51.1%
                                               ---       ------------       ----         ------      ----         ----
TOTAL/WEIGHTED AVERAGE:                         48       $814,090,578       30.7%        6.1200%     1.36x        63.2%
                                               ===       ============       ====         ======      ====         ====
RETAIL
                Anchored                        33       $407,782,636       15.4%        5.9874%     1.33x        69.2%
                Unanchored                      92        344,221,278       13.0%        6.0593%     1.27         71.8%
                                               ---       ------------       ----         ------      ----         ----
TOTAL/WEIGHTED AVERAGE:                        125       $752,003,915       28.4%        6.0203%     1.30x        70.4%
                                               ===       ============       ====         ======      ====         ====
HOTEl
                Full Service                     7       $325,688,747       12.3%        6.3730%     1.70x        56.4%
                Limited Service                 25        149,156,285        5.6%        6.2615%     1.58         64.8%
                                               ---       ------------       ----         ------      ----         ----
TOTAL/WEIGHTED AVERAGE:                         32       $474,845,032       17.9%        6.3380%     1.66x        59.0%
                                               ===       ============       ====         ======      ====         ====

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

               GROUP NO. 1 UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                   WEIGHTED              WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF    AVERAGE               AVERAGE       WEIGHTED
                                     UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED    CUT-OFF       AVERAGE
                                      MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    DATE LTV     REMAINING
LOAN TYPE                               LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   RATIO (1)   IO PERIOD (1)
----------------------------------   ----------   --------------   -------------   --------   --------   ---------   -------------
Balloon Loan without IO Term             106      $  485,132,488        18.3%       6.1812%     1.38x      69.2%          N/A
Balloon Loans with Partial IO Term       108       1,258,544,300        47.5%       6.1284%     1.34       65.5%           49
Interest Only Balloon Loans               19         802,663,000        30.3%       5.9814%     1.51       62.6%          103
ARD Loans without IO Periods               6          76,643,503         2.9%       6.1169%     1.28       68.8%          N/A
ARD Loans with Partial IO Periods          4          29,275,000         1.1%       5.9142%     1.20       77.6%           48
                                         ---      --------------       -----        ------      ----       ----           ---
TOTAL/WEIGHTED AVERAGE:                  243      $2,652,258,292       100.0%       6.0909%     1.39x      65.5%          N/A
                                         ===      ==============       =====        ======      ====       ====           ===

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                     GROUP NO. 1 ORIGINAL AMORTIZATION TERMS

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
       RANGE OF           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
ORIGINAL AMORTIZATION      MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
  TERMS (MONTHS) (1)         LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------   ----------   --------------   -------------   --------   --------   -------------
Interest Only                  19      $  802,663,000        30.3%       5.9814%      1.51x       62.6%
288 - 300                      24         193,401,203         7.3%       6.3093%      1.50        66.6%
301 - 360                     200       1,656,194,088        62.4%       6.1184%      1.33        66.8%
                              ---      --------------       -----        ------       ----        ----
TOTAL/WEIGHTED AVERAGE:       243      $2,652,258,292       100.0%       6.0909%      1.39x       65.5%
                              ===      ==============       =====        ======       ====        ====

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(3):     288
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS)(3):   353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                  GROUP NO. 1 REMAINING AMORTIZATION TERMS (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
       RANGE OF           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
REMAINING AMORTIZATION     MORTGAGE      PRINCIPAL       LOAN GROUP 1   INTEREST    AVERAGE   CUT-OFF DATE
 TERMS (MONTHS) (1, 2)       LOANS       BALANCE (2)       BALANCE        RATES    U/W DSCR   LTV RATIO (2)
-----------------------   ----------   --------------   -------------   --------   --------   -------------
Interest Only                 19       $  802,663,000       30.3%       5.9814%      1.51x        62.6%
282 - 300                     24          193,401,203        7.3%       6.3093%      1.50         66.6%
301 - 355                      8           30,078,521        1.1%       6.2514%      1.44         69.0%
356 - 360                    192        1,626,115,567       61.3%       6.1160%      1.32         66.8%
                             ---       --------------      -----        ------       ----         ----
TOTAL/WEIGHTED AVERAGE:      243       $2,652,258,292      100.0%       6.0909%      1.39x        65.5%
                             ===       ==============      =====        ======       ====         ====

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)(2,3):    360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)(2,3):    282
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS)(2,3):  353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                  GROUP NO. 1 ORIGINAL TERMS TO STATED MATURITY

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
        RANGE OF                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
      ORIGINAL TERMS              MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST   AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS)(1)     LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------   ----------   --------------   -------------   --------   --------   -------------
 60  -  84                            7       $  238,140,934         9.0%       6.1419%    1.76x         56.6%
 85  - 120                          190        1,925,502,637        72.6%       6.0825%    1.36          65.7%
121  - 122                           46          488,614,721        18.4%       6.0991%    1.34          69.3%
                                    ---       --------------       -----        ------     ----          ----
TOTAL/WEIGHTED AVERAGE:             243       $2,652,258,292       100.0%       6.0909%    1.39x         65.5%
                                    ===       ==============       =====        ======     ====          ====

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):     122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):   115

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

           GROUP NO. 1 REMAINING TERMS TO STATED MATURITY (1),(2)

                                                                                  WEIGHTED
                                    NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
            RANGE OF               UNDERLYING     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
         REMAINING TERMS            MORTGAGE       PRINCIPAL       LOAN GROUP 1   INTEREST    AVERAGE   CUT-OFF DATE
TO STATED MATURITY (MONTHS)(1,2)      LOANS       BALANCE (2)        BALANCE        RATES    U/W DSCR   LTV RATIO (2)
--------------------------------   ----------   ---------------   -------------   --------   --------   -------------
57  -  90                                7      $  238,140,934         9.0%        6.1419%     1.76x       56.6%
91  - 115                                9         177,830,871         6.7%        6.6227%     1.54        41.8%
116 - 119                              183       1,749,479,457        66.0%        6.0770%     1.36        67.6%
120 - 121                               44         486,807,030        18.4%        5.9216%     1.29        71.1%
                                       ---      --------------       -----         ------      ----        ----
TOTAL/WEIGHTED AVERAGE:                243      $2,652,258,292       100.0%        6.0909%     1.39x       65.5%
                                       ===      ==============       =====         ======      ====        ====

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS)(1,2):      121
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS)(1,2):       57
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS)(1, 2):   113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                 GROUP NO. 1 CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                          WEIGHTED
                             NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                            UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
  RANGE OF CUT-OFF DATE      MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE   CUT-OFF DATE
  PRINCIPAL BALANCES (1)       LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------------------   ----------   --------------   -------------   --------   --------   -------------
   $499,130 -   1,000,000        11      $    8,855,563        0.3%        6.4513%    1.52x         62.2%
  1,000,001 -   1,500,000        11          13,575,228        0.5%        6.2108%    1.33          71.4%
  1,500,001 -   2,000,000        15          26,572,483        1.0%        6.2524%    1.32          72.5%
  2,000,001 -   2,500,000        20          45,057,065        1.7%        6.2299%    1.32          70.3%
  2,500,001 -   3,000,000        25          69,448,168        2.6%        6.0418%    1.31          70.9%
  3,000,001 -   3,500,000        17          56,492,297        2.1%        6.0879%    1.42          67.0%
  3,500,001 -   4,000,000        20          75,072,217        2.8%        6.1659%    1.40          69.6%
  4,000,001 -   4,500,000        12          50,452,179        1.9%        6.1529%    1.28          73.3%
  4,500,001 -   5,000,000        7           33,480,508        1.3%        6.2367%    1.42          67.7%
  5,000,001 -   6,000,000        15          82,377,296        3.1%        6.0627%    1.33          71.7%
  6,000,001 -   7,000,000        11          73,047,138        2.8%        6.0620%    1.53          67.4%
  7,000,001 -   8,000,000        7           53,671,297        2.0%        6.0282%    1.40          68.6%
  8,000,001 -   9,000,000        4           34,483,967        1.3%        6.3273%    1.30          71.4%
  9,000,001 -  10,000,000        9           86,115,390        3.2%        6.1037%    1.29          72.8%
 10,000,001 -  12,500,000        16         181,087,036        6.8%        6.0958%    1.33          67.8%
 12,500,001 -  15,000,000        8          109,010,764        4.1%        5.9859%    1.31          70.9%
 15,000,001 -  17,500,000        5           79,335,000        3.0%        5.8791%    1.22          73.3%
 17,500,001 -  19,000,000        2           36,663,000        1.4%        6.0551%    1.34          66.6%
 19,000,001 -  24,000,000        3           61,780,000        2.3%        5.9562%    1.33          70.3%
 24,000,001 -  30,000,000        6          166,700,000        6.3%        5.9490%    1.30          69.9%
 30,000,001 -  37,500,000        5          173,481,698        6.5%        5.9572%    1.47          65.0%
 37,500,001 -  55,000,000        6          267,500,000       10.1%        5.9073%    1.34          71.1%
 55,000,001 - $80,000,000        3          201,000,000        7.6%        6.2315%    1.41          69.9%
 80,000,001 - $145,000,000       3          355,000,000       13.4%        6.5058%    1.72          44.1%
145,000,001 - $165,000,000       2          312,000,000       11.8%        5.8679%    1.27          63.3%
                                ---      --------------      -----         ------     ----          ----
TOTAL/WEIGHTED AVERAGE:         243      $2,652,258,292      100.0%        6.0909%    1.39x         65.5%
                                ===      ==============      =====         ======     ====          ====

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):   $165,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):   $    499,130
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE(1):   $ 10,914,643

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                       GROUP NO. 1 MORTGAGE INTEREST RATES

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF   AVERAGE                   WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE    WEIGHTED      AVERAGE
       RANGE OF            MORTGAGE      PRINCIPAL      LOAN GROUP 1   INTEREST     AVERAGE    CUT-OFF DATE
MORTGAGE INTEREST RATES      LOANS       BALANCE (1)       BALANCE        RATE      U/W DSCR   LTV RATIO (1)
-----------------------   ----------   --------------   -------------   ---------   --------   -------------
5.4900% - 5.7500%             14       $  186,085,958        7.0%         5.6402%      1.39x       71.8%
5.7501% - 5.8500%             23          348,116,862       13.1%         5.7951%      1.28        69.5%
5.8501% - 6.0000%             41          646,839,066       24.4%         5.9406%      1.37        66.4%
6.0001% - 6.1000%             36          358,382,281       13.5%         6.0487%      1.31        70.5%
6.1001% - 6.2500%             61          451,247,343       17.0%         6.1942%      1.34        68.5%
6.2501% - 6.5000%             56          498,364,338       18.8%         6.3873%      1.58        61.4%
6.5001% - 6.9800%             12          163,222,444        6.2%         6.7327%      1.55        39.6%
                             ---       --------------      -----          ------       ----        ----
TOTAL/WEIGHTED AVERAGE:      243       $2,652,258,292      100.0%         6.0909%      1.39x       65.5%
                             ===       ==============      =====          ======       ====        ====

MAXIMUM MORTGAGE INTEREST RATE:     6.9800%
MINIMUM MORTGAGE INTEREST RATE:     5.4900%
WTD. AVG. MORTGAGE INTEREST RATE:   6.0909%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

              GROUP NO. 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF   AVERAGE                  WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF           MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
       U/W DSCRs             LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------   ----------   --------------   -------------   --------   --------   -------------
1.15x - 1.19                   12       $ 101,728,277         3.8%       5.9689%     1.17x        70.8%
1.19  - 1.21                   38         262,642,610         9.9%       6.0746%     1.21         75.0%
1.21  - 1.25                   52         437,921,959        16.5%       6.0272%     1.24         75.0%
1.25  - 1.31                   49         637,209,608        24.0%       5.9535%     1.28         67.5%
1.31  - 1.36                   20          96,434,143         3.6%       6.0649%     1.34         70.8%
1.36  - 1.40                    5         175,010,630         6.6%       6.1086%     1.40         64.4%
1.40  - 1.44                   16         262,806,154         9.9%       6.0866%     1.42         67.2%
1.44  - 1.49                   13         118,914,164         4.5%       5.8879%     1.46         68.8%
1.49  - 1.56                   10         153,542,288         5.8%       6.3095%     1.52         61.3%
1.56  - 1.64                    5         167,379,756         6.3%       6.6588%     1.58         39.1%
1.64  - 1.79                    8          43,524,571         1.6%       5.9407%     1.68         59.3%
1.79  - 1.98                    5          51,793,867         2.0%       5.9595%     1.95         48.5%
1.98  - 3.11x                  10         143,350,264         5.4%       6.3804%     2.18         42.0%
                              ---      --------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       243      $2,652,258,292       100.0%       6.0909%     1.39x        65.5%
                              ===      ==============       =====        ======      ====         ====

MAXIMUM U/W DSCR:     3.11X
MINIMUM U/W DSCR:     1.15X
WTD. AVG. U/W DSCR:   1.39X

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                GROUP NO. 1 CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                         WEIGHTED
                            NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
  RANGE OF CUT-OFF DATE     MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)      LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------    ----------   --------------   -------------   --------   --------   -------------
29.4% - 40.0%                    4      $  255,999,130        9.7%        6.6261%     1.85x       36.9%
40.0% - 50.0%                    7          74,175,924        2.8%        5.9750%     1.84        47.2%
50.0% - 60.0%                   28         279,340,455       10.5%        6.0135%     1.44        57.6%
60.0% - 65.0%                   27         449,421,256       16.9%        6.1371%     1.43        62.8%
65.0% - 70.0%                   40         524,484,233       19.8%        6.0205%     1.31        67.9%
70.0% - 73.0%                   21         195,966,764        7.4%        6.0364%     1.29        71.5%
73.0% - 75.0%                   35         259,791,012        9.8%        6.0724%     1.26        74.0%
75.0% - 77.0%                   32         274,042,739       10.3%        5.9887%     1.28        75.9%
77.0% - 77.5%                    3          13,258,176        0.5%        6.1811%     1.21        77.4%
77.5% - 78.5%                   13          72,032,580        2.7%        5.8745%     1.34        78.0%
78.5% - 79.0%                    6          27,754,644        1.0%        6.0123%     1.20        78.8%
79.0% - 79.5%                    7          93,959,430        3.5%        5.9158%     1.23        79.3%
79.5% - 80.0%                   18          98,576,949        3.7%        5.9845%     1.25        79.9%
80.0% - 81.6%                    2          33,455,000        1.3%        5.9807%     1.25        81.1%
                               ---      --------------      -----         ------      ----        ----
TOTAL/WEIGHTED AVERAGE:        243      $2,652,258,292      100.0%        6.0909%     1.39x       65.5%
                               ===      ==============      =====         ======      ====        ====

MAXIMUM CUT-OFF DATE LTV RATIO (1):     81.6%
MINIMUM CUT-OFF DATE LTV RATIO (1):     29.4%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   65.5%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                      GROUP NO. 1 UNDERLYING MORTGAGED REAL
                        PROPERTIES BY OWNERSHIP INTEREST

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                             REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST        PROPERTIES     BALANCE (1)       BALANCE        RATES    U/W DSCR   LTV RATIO (1)
-----------------------   ----------   --------------   -------------   --------   --------   -------------
Fee                           242      $2,307,461,241        87.0%       6.0703%     1.39x        65.6%
Leasehold                       7         302,015,353        11.4%       6.2327%     1.45         64.3%
Fee/Leasehold                   2          42,781,698         1.6%       6.1978%     1.27         68.7%
                              ---      --------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       251      $2,652,258,292       100.0%       6.0909%     1.39x        65.5%
                              ===      ==============       =====        ======      ====         ====

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                     GROUP NO. 1 YEARS BUILT/YEARS RENOVATED

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    RANGE OF YEARS           REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
  BUILT/RENOVATED (1)     PROPERTIES     BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------   ----------   --------------   -------------   --------   --------   -------------
1965 - 1985                     8      $   11,524,975         0.4%       6.4138%     1.56x        65.1%
1986 - 1995                    18         147,640,486         5.6%       6.0419%     1.25         72.2%
1996 - 2000                    34         421,070,960        15.9%       6.1674%     1.57         60.4%
2001 - 2006                   191       2,072,021,870        78.1%       6.0770%     1.37         66.1%
                              ---      --------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       251      $2,652,258,292       100.0%       6.0909%     1.39x        65.5%
                              ===      ==============       =====        ======      ====         ====

MOST RECENT YEAR BUILT/RENOVATED:   2006
OLDEST YEAR BUILT/RENOVATED:        1965
WTD. AVG. YEAR BUILT/RENOVATED:     2003

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                   GROUP NO. 1 OCCUPANCY RATES AT UNDERWRITING

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
         RANGE OF               REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
OCCUPANCY RATES AT U/W (2)   PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------   ----------   --------------   -------------   --------   --------   -------------
57% -  75%                        28      $  376,766,180        14.2%       6.0256%     1.35x        66.8%
76% -  85%                        23         294,781,759        11.1%       6.2274%     1.44         67.3%
86% -  90%                        23         269,522,473        10.2%       6.2225%     1.66         58.1%
91% -  95%                        29         209,484,870         7.9%       6.0232%     1.29         74.0%
96% -  97%                        15         274,234,063        10.3%       6.0158%     1.38         69.2%
98% - 100%                       133       1,227,468,946        46.3%       6.0775%     1.36         64.1%
                                 ---      --------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:          251      $2,652,258,292       100.0%       6.0909%     1.39x        65.5%
                                 ===      ==============       =====        ======      ====         ====

MAXIMUM OCCUPANCY RATE AT U/W:     100%
MINIMUM OCCUPANCY RATE AT U/W:      57%
WTD. AVG. OCCUPANCY RATE AT U/W:    91%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                 GROUP NO. 2 MORTGAGED REAL PROPERTIES BY STATE

                                                                         WEIGHTED
                             NUMBER OF                   PERCENTAGE OF   AVERAGE                  WEIGHTED
                             MORTGAGED   CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                               REAL        PRINCIPAL     LOAN GROUP 2    INTEREST    AVERAGE    CUT-OFF DATE
STATE                       PROPERTIES    BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----                       ----------   -------------   -------------   --------   --------   -------------
Texas                            33      $ 284,418,678       36.4%       5.8316%     1.26x        77.8%
New York                         34        205,400,000       26.3%       6.2270%     1.21         63.8%
South Carolina                    3         39,559,466        5.1%       5.5546%     1.25         79.1%
Florida                           3         37,453,533        4.8%       6.2461%     1.20         70.1%
North Carolina                    4         35,630,000        4.6%       6.1213%     1.24         73.1%
Georgia                           6         32,616,385        4.2%       5.5933%     1.26         78.6%
Ohio                             10         28,829,436        3.7%       6.0788%     1.33         75.8%
Arizona                           2         24,100,000        3.1%       5.9500%     1.23         78.9%
Louisiana                         1         16,800,000        2.2%       5.9500%     1.20         80.0%
Illinois                          3         14,592,021        1.9%       6.1176%     1.28         75.3%
Michigan                          1         13,680,000        1.8%       5.6700%     1.33         76.4%
California                        4          9,938,133        1.3%       5.8861%     1.34         55.6%
  Southern California (2)         3          7,388,133        0.9%       5.8607%     1.39         56.9%
  Northern California (2)         1          2,550,000        0.3%       5.9600%     1.18         51.8%
Mississippi                       1          9,524,000        1.2%       5.7900%     1.37         78.4%
Oklahoma                          1          9,400,000        1.2%       6.3200%     1.22         74.3%
Tennessee                         2          4,868,914        0.6%       5.9491%     1.25         77.9%
Montana                           1          4,740,000        0.6%       6.3100%     1.19         72.9%
Pennsylvania                      2          4,340,164        0.6%       6.0510%     1.25         78.9%
New Mexico                        1          2,597,650        0.3%       6.5000%     1.26         74.2%
Virginia                          1          2,150,000        0.3%       6.0000%     1.23         79.6%
                                ---      -------------      -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:         113      $ 780,638,380      100.0%       5.9762%     1.24X        73.2%
                                ===      =============      =====        ======      ====         ====

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

             GROUP NO. 2 MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                        WEIGHTED
                            NUMBER OF                   PERCENTAGE OF    AVERAGE               WEIGHTED
                            MORTGAGED   CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
                              REAL        PRINCIPAL      LOAN GROUP 2   INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE              PROPERTIES    BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------              ----------   ------------    -------------   --------   --------   -------------
Multifamily                    113      $780,638,380        100.0%       5.9762%     1.24x        73.2%
                               ---      ------------        -----        ------      ----         ----
                               113      $780,638,380        100.0%       5.9762%     1.24X        73.2%
                               ===      ============        =====        ======      ====         ====

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

           GROUP NO. 2 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                    WEIGHTED
                                         NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                         MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                 PROPERTY                  REAL        PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE    SUB-TYPE               PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------    --------               ----------    -----------      -------        ----     --------   -------------
MULTIFAMILY
                 Conventional               106      $766,153,498        98.1%       5.9736%     1.24x        73.4%
                 Manufactured Housing         7        14,484,882         1.9%       6.1163%     1.39         63.6%
                                            ---      ------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:                     113      $780,638,380       100.0%       5.9762%     1.24X        73.2%
                                            ===      ============       =====        ======      ====         ====

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

               GROUP NO. 2 UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED        WEIGHTED
                                    UNDERLYING   CUT-OFF DATE     INITIAL       MORTGAGE   WEIGHTED      AVERAGE         AVERAGE
                                     MORTGAGE     PRINCIPAL     LOAN GROUP 2    INTEREST    AVERAGE    CUT-OFF DATE     REMAINING
LOAN TYPE                              LOANS     BALANCE (1)      BALANCE         RATE     U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
---------                           ----------   ------------   -------------   --------   --------   -------------   -------------
Balloon Loan without IO Term            20       $ 57,404,528         7.4%       6.1730%     1.29x        72.7%            N/A
Balloon Loans with Partial IO Te        40        529,833,852        67.9%       5.8544%     1.25         76.9%             52
Interest Only Balloon Loans              1        192,000,000        24.6%       6.2546%     1.20         63.3%             84
ARD Loans with Partial IO Periods        1          1,400,000         0.2%       5.8500%     1.43         73.7%             23
                                        --       ------------       -----        ------      ----         ----             ---
TOTAL/WEIGHTED AVERAGE:                 62       $780,638,380       100.0%       5.9762%     1.24X        73.2%            N/A
                                        ==       ============       =====        ======      ====         ====             ===

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                     GROUP NO. 2 ORIGINAL AMORTIZATION TERMS

                                                                      WEIGHTED
                           NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
        RANGE OF          UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 ORIGINAL AMORTIZATION     MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST   AVERAGE     CUT-OFF DATE
   TERMS (MONTHS) (1)        LOANS      BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------   ----------   ------------   -------------   --------   --------   -------------
Interest Only                  1       $192,000,000        24.6%       6.2546%     1.20x        63.3%
240 - 364                     61        588,638,380        75.4%       5.8854%     1.26         76.5%
                             ---       ------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       62       $780,638,380       100.0%       5.9762%     1.24x        73.2%
                             ===       ============       =====        ======      ====         ====

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     364
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):   361

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                  GROUP NO. 2 REMAINING AMORTIZATION TERMS (1)

                                                                      WEIGHTED
                           NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
        RANGE OF          UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
REMAINING AMORTIZATION     MORTGAGE     PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE   CUT-OFF DATE
 TERMS (MONTHS) (1, 2)       LOANS      BALANCE (2)      BALANCE       RATES     U/W DSCR   LTV RATIO (2)
-----------------------   ----------   ------------   -------------   --------   --------   -------------
 Interest Only                 1       $192,000,000        24.6%       6.2546%     1.20x       63.3%
   238 - 355                   5         20,904,713         2.7%       6.2787%     1.26        70.6%
   356 - 364                  56        567,733,666        72.7%       5.8709%     1.26        76.7%
                             ---       ------------       -----        ------      ----        ----
TOTAL/WEIGHTED AVERAGE:       62       $780,638,380       100.0%       5.9762%     1.24x       73.2%
                             ===       ============       =====        ======      ====        ====

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)(2,3)      364
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)(2,3)      238
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS)(2,3):   360

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                  GROUP NO. 2 ORIGINAL TERMS TO STATED MATURITY

                                                                      WEIGHTED
                           NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
RANGE OF ORIGINAL TERMS   UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
       TO STATED           MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST   AVERAGE     CUT-OFF DATE
 MATURITY (MONTHS) (1)       LOANS      BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------   ----------   ------------   -------------   --------   --------   -------------
 60                            5       $ 32,778,533         4.2%       6.1236%     1.24x        74.2%
 61 -  84                      1         18,825,000         2.4%       5.9100%     1.20         79.8%
 85 - 120                     41        634,549,690        81.3%       5.9646%     1.24         72.6%
121 - 122                     15         94,485,157        12.1%       6.0166%     1.30         75.8%
                             ---       ------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       62       $780,638,380       100.0%       5.9762%     1.24x        73.2%
                             ===       ============       =====        ======      ====         ====

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   108

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

           GROUP NO. 2 REMAINING TERMS TO STATED MATURITY (1),(2)

                                                                                WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
          RANGE OF                  UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
       REMAINING TERMS               MORTGAGE     PRINCIPAL     LOAN GROUP 2    INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS)(1, 2)      LOANS      BALANCE (2)      BALANCE        RATES    U/W DSCR   LTV RATIO (2)
---------------------------------   ----------   ------------   -------------   --------   --------   -------------
   55  -  70                             5       $ 32,778,533         4.2%       6.1236%     1.24x        74.2%
   71  -  90                             2        210,825,000        27.0%       6.2239%     1.20         64.8%
   91  - 115                             6        211,118,800        27.0%       5.6035%     1.25         78.6%
   116 - 119                            37        269,037,611        34.5%       6.0791%     1.25         74.8%
   120 - 122                            12         56,878,436         7.3%       5.8705%     1.35         76.5%
                                       ---       ------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:                 62       $780,638,380       100.0%       5.9762%     1.24x        73.2%
                                       ===       ============       =====        ======      ====         ====

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS)(1, 2):    122
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):    55
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTH (1, 2):   104

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                 GROUP NO. 2 CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                          WEIGHTED
                               NUMBER OF                  PERCENTAGE OF   AVERAGE                  WEIGHTED
                              UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
  RANGE OF CUT-OFF DATE        MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
  PRINCIPAL BALANCES (1)         LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------------------     ----------   ------------   -------------   --------   --------   -------------
$  1,400,000 -    1,500,000        1       $  1,400,000         0.2%       5.8500%     1.43x        73.7%
   1,500,001 -    2,000,000        6         10,779,020         1.4%       6.1287%     1.37         69.2%
   2,000,001 -    2,500,000        9         19,918,365         2.6%       6.1170%     1.29         75.8%
   2,500,001 -    3,000,000        7         18,545,110         2.4%       6.0661%     1.23         74.2%
   3,000,001 -    3,500,000        3         10,059,999         1.3%       5.9555%     1.36         73.8%
   3,500,001 -    4,000,000        3         11,131,150         1.4%       6.0692%     1.33         67.3%
   4,000,001 -    4,500,000        2          8,600,000         1.1%       5.9667%     1.34         74.8%
   4,500,001 -    5,000,000        3         14,740,000         1.9%       5.9572%     1.39         75.6%
   5,000,001 -    6,000,000        1          5,900,000         0.8%       5.7500%     1.39         73.8%
   6,000,001 -    7,000,000        4         25,850,000         3.3%       6.0408%     1.26         72.2%
   7,000,001 -    8,000,000        3         22,825,000         2.9%       6.1353%     1.26         75.3%
   8,000,001 -    9,000,000        3         25,520,000         3.3%       6.1241%     1.28         76.9%
   9,000,001 -   10,000,000        3         28,059,000         3.6%       6.1238%     1.28         77.0%
  10,000,001 -   12,500,000        2         22,005,883         2.8%       6.1635%     1.18         77.1%
  12,500,001 -   15,000,000        5         66,245,000         8.5%       6.0266%     1.27         76.8%
  15,000,001 -   17,500,000        1         16,800,000         2.2%       5.9500%     1.20         80.0%
  17,500,001 -   19,000,000        1         18,825,000         2.4%       5.9100%     1.20         79.8%
  19,000,001 -   24,000,000        3         67,570,000         8.7%       6.0387%     1.21         72.9%
 145,000,001 - $193,864,853        2        385,864,853        49.4%       5.9029%     1.23         71.2%
                                 ---       ------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:           62       $780,638,380       100.0%       5.9762%     1.24x        73.2%
                                 ===       ============       =====        ======      ====         ====

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):   $193,864,853
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):   $  1,400,000
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE  (1):   $ 12,590,942

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                       GROUP NO. 2 MORTGAGE INTEREST RATES

                                                                      WEIGHTED
                           NUMBER OF                  PERCENTAGE OF   AVERAGE                  WEIGHTED
                          UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF           MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE INTEREST RATES      LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------   ----------   ------------   -------------   --------   --------   -------------
5.5546% - 5.7500%              6       $225,451,382        28.9%       5.5763%     1.26x        78.3%
5.7501% - 5.8500%              6         36,374,000         4.7%       5.8063%     1.34         77.4%
5.8501% - 6.0000%             16        102,724,348        13.2%       5.9267%     1.25         76.6%
6.0001% - 6.1000%              6         55,042,083         7.1%       6.0764%     1.24         75.6%
6.1001% - 6.2500%             18        112,756,140        14.4%       6.1638%     1.25         72.9%
6.2501% - 6.5000%              8        235,073,604        30.1%       6.2641%     1.20         65.7%
6.5001% - 6.5300%              2         13,216,822         1.7%       6.5134%     1.20         76.0%
                             ---       ------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       62       $780,638,380       100.0%       5.9762%     1.24x        73.2%
                             ===       ============       =====        ======      ====         ====

MAXIMUM MORTGAGE INTEREST RATE:     6.5300%
MINIMUM MORTGAGE INTEREST RATE:     5.5546%
WTD. AVG. MORTGAGE INTEREST RATE:   5.9762%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

              GROUP NO. 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                       WEIGHTED
                            NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                           UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
         RANGE OF           MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
        U/W DSCRs             LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------   ----------   ------------   -------------   --------   --------   -------------
   1.17x - 1.19                 8       $ 68,110,883         8.7%       6.1935%     1.18x        74.6%
   1.19  - 1.21                10        288,744,326        37.0%       6.1830%     1.20         67.2%
   1.21  - 1.23                 8         52,867,460         6.8%       6.0318%     1.23         77.4%
   1.23  - 1.27                10        240,861,273        30.9%       5.6741%     1.25         78.8%
   1.27  - 1.33                10         55,592,552         7.1%       5.9702%     1.31         73.8%
   1.34  - 1.39                11         62,318,883         8.0%       5.9199%     1.37         74.4%
   1.39  - 1.43                 2          3,238,304         0.4%       6.1622%     1.41         76.3%
   1.43  - 1.80x                3          8,904,698         1.1%       5.8144%     1.63         69.6%
                              ---       ------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:        62       $780,638,380       100.0%       5.9762%     1.24x        73.2%
                              ===       ============       =====        ======      ====         ====

MAXIMUM U/W DSCR:     1.80x
MINIMUM U/W DSCR:     1.17x
WTD. AVG. U/W DSCR:   1.24x

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                GROUP NO. 2 CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                       WEIGHTED
                            NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                           UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED       AVERAGE
  RANGE OF CUT-OFF DATE     MORTGAGE      PRINCIPAL    LOAN GROUP 2    INTEREST    AVERAGE    CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)      LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------   ----------   ------------   -------------   --------   --------   -------------
   45.2% - 50.0%                2       $  5,433,052        0.7%        5.9772%     1.50x        46.8%
   50.0% - 60.0%                1          2,550,000        0.3%        5.9600%     1.18         51.8%
   60.0% - 65.0%                3        200,246,721       25.7%        6.2351%     1.20         63.4%
   65.0% - 70.0%                4         39,295,826        5.0%        6.1325%     1.22         68.0%
   70.0% - 73.0%                5         24,886,325        3.2%        6.1980%     1.23         71.3%
   73.0% - 75.0%               10         62,107,649        8.0%        6.0741%     1.28         73.9%
   75.0% - 77.0%               11         63,476,818        8.1%        6.0701%     1.31         76.0%
   77.0% - 78.5%                8         60,642,304        7.8%        5.9765%     1.27         78.1%
   78.5% - 79.0%                6         50,013,938        6.4%        5.9735%     1.26         78.8%
   79.0% - 79.5%                5        207,519,479       26.6%        5.5940%     1.25         79.1%
   79.5% - 80.0%                7         64,466,267        8.3%        6.0375%     1.21         79.9%
                              ---       ------------      -----         ------      ----         ----
TOTAL/WEIGHTED AVERAGE:        62       $780,638,380      100.0%        5.9762%     1.24x        73.2%
                              ===       ============      =====         ======      ====         ====

MAXIMUM CUT-OFF DATE LTV RATIO (1):     80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):     45.2%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   73.2%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

     GROUP NO. 2 UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                      WEIGHTED
                           NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                             REAL        PRINCIPAL     LOAN GROUP 2   INTEREST   AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST        PROPERTIES    BALANCE (1)      BALANCE        RATES    U/W DSCR   LTV RATIO (1)
-----------------------   ----------   ------------   -------------   --------   --------   -------------
Fee                          112       $774,138,380       99.2%        5.9781%     1.24x         73.3%
Fee/Leasehold                  1          6,500,000        0.8%        5.7500%     1.28          65.0%
                             ---       ------------      -----         ------      ----          ----
TOTAL/WEIGHTED AVERAGE:      113       $780,638,380      100.0%        5.9762%     1.24x         73.2%
                             ===       ============      =====         ======      ====          ====

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                     GROUP NO. 2 YEARS BUILT/YEARS RENOVATED

                                                                      WEIGHTED
                           NUMBER OF                  PERCENTAGE OF   AVERAGE                  WEIGHTED
                           MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF YEARS          REAL       PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE   CUT-OFF DATE
  BUILT/RENOVATED (1)     PROPERTIES    BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------   ----------   ------------   -------------   --------   --------   -------------
   1930 - 1985                  7      $ 24,131,792         3.1%       6.1134%     1.26x        71.7%
   1986 - 1995                  7        38,927,816         5.0%       6.1185%     1.21         74.7%
   1996 - 2000                 13        84,489,922        10.8%       6.2080%     1.22         67.0%
   2001 - 2006                 86       633,088,850        81.1%       5.9313%     1.25         74.0%
                              ---      ------------       -----        ------      ----         ----
TOTAL/WEIGHTED AVERAGE:       113      $780,638,380       100.0%       5.9762%     1.24x        73.2%
                              ===      ============       =====        ======      ====         ====

MOST RECENT YEAR BUILT/RENOVATED:   2006
OLDEST YEAR BUILT/RENOVATED:        1930
WTD. AVG. YEAR BUILT/RENOVATED:     2001

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                   GROUP NO. 2 OCCUPANCY RATES AT UNDERWRITING

                                                                         WEIGHTED
                              NUMBER OF                  PERCENTAGE OF   AVERAGE                  WEIGHTED
                              MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
RANGE OF                        REAL        PRINCIPAL     LOAN GROUP 2   INTEREST   AVERAGE     CUT-OFF DATE
OCCUPANCY RATES AT U/W (2)   PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------   ----------   ------------   -------------   --------   --------   -------------
   72%  -  75%                     1      $  2,497,651         0.3%       6.3000%     1.27x       71.4%
   76%  -  85%                     1         8,459,142         1.1%       5.5546%     1.25        79.1%
   86%  -  90%                    16       125,677,968        16.1%       5.8483%     1.26        76.8%
   91%  -  95%                    33       277,848,782        35.6%       5.8305%     1.26        76.1%
   96%  -  97%                    18       135,881,616        17.4%       5.9969%     1.23        76.6%
   98%  - 100%                    44       230,273,220        29.5%       6.2216%     1.22        65.6%
                                 ---      ------------       -----        ------      ----        ----
TOTAL/WEIGHTED AVERAGE:          113      $780,638,380       100.0%       5.9762%     1.24x       73.2%
                                 ===      ============       =====        ======      ====        ====

MAXIMUM OCCUPANCY RATE AT U/W:     100%
MINIMUM OCCUPANCY RATE AT U/W:      72%
WTD. AVG. OCCUPANCY RATE AT U/W:    95%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                           SIGNIFICANT MORTGAGE LOANS

                                                               PERCENTAGE
                                                    CUT-OFF    OF INITIAL                                                 CUT-OFF
                                                     DATE       MORTGAGE                           MORTGAGE                DATE
                                    PROPERTY       PRINCIPAL      POOL               LOAN PER      INTEREST       U/W      LTV
#    LOAN NAME                        TYPE        BALANCE (1)    BALANCE  SF/UNITS  SF/UNITS(1)      RATE         DSCR    RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
1    Babcock & Brown FX4           Multifamily $   193,864,853     5.6%       4,958 $    39,101      5.5546%     1.25x      79.1%
2    Queens Multifamily            Multifamily $   192,000,000     5.6%       2,124 $    90,395      6.2546%     1.20x      63.3%
     Portfolio
3    720 Fifth Avenue               Mixed Use  $   165,000,000     4.8%     121,108 $     1,362      5.7770%     1.26x      67.1%
4    HGSI Headquarters                Office   $   147,000,000     4.3%     635,058 $       231      5.9700%     1.28x      59.1%
4    280 Park Avenue                  Office   $   140,000,000     4.1%   1,206,807 $       365(2)   6.7542%(2)  1.56x(2)   34.8%(2)
6    W New York - Union               Hotel    $   115,000,000     3.3%         270 $   425,926      6.4722%     2.18x      39.5%
     Square
7    Waterfront Plaza                 Office   $   100,000,000     2.9%     521,683 $       192      6.1968%     1.40x      62.5%
8a   West Covina Village              Retail   $    41,000,000     1.2%     229,324 $       179      6.0400%     1.21x(3)   76.0%(3)
     Community Shopping Center
8b   Wells Fargo Bank Tower           Office   $    41,000,000     1.2%     215,189 $       191      6.0400%     1.21x(3)   76.0%(3)
9    Best Western President           Hotel    $    80,000,000     2.3%         334 $   239,521      6.4141%     1.52x      63.5%
10   Mira Mesa Marketplace West &     Retail   $    75,000,000     2.2%     463,738 $       162      5.9800%     1.42x      60.5%
     Mira Mesa Marketplace East
------------------------------------------------------------------------------------------------------------------------------------
     TOTAL/WEIGHTED AVERAGE                    $ 1,289,864,853    37.6%         N/A         N/A      6.1053%     1.40x      61.1%
====================================================================================================================================

(1)  Based on a December 2006 Cut-off Date.
(2)  Calculations are based on the $440,000,000 280 Park Avenue Whole Loan.
(3) Based on the combined LTV and DSCR of the West Covina Village Community Shopping Center Loan and the Wells Fargo Bank Tower Loan.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                               BABCOCK & BROWN FX4


                         [PLACEHOLDER FOR PHOTO AND MAP]


You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                               BABCOCK & BROWN FX4

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE: $193,864,853

CUT-OFF DATE PRINCIPAL
BALANCE(1):                 $193,864,853

FIRST PAYMENT DATE:         February 11, 2006

MORTGAGE INTEREST RATE:     5.554644295% per annum

AMORTIZATION TERM:          364 months(2)

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              January 11, 2016

MATURITY BALANCE:           $186,297,741

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until the date that is six
                            months prior to the Maturity Date.

LOAN PER UNIT:              $39,101(1)

UP-FRONT RESERVES:          Engineering Reserve:                 $164,410(3)

                            Renovation Reserve:                $2,374,440(4)

ONGOING RESERVES:           Tax and Insurance Reserve:                Yes

                            Replacement Reserve:                      Yes(5)

LOCKBOX:                    Hard

SUBORDINATE FINANCING:      Yes(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:     Portfolio

PROPERTY TYPE:              Multifamily

PROPERTY SUB-TYPE:          Conventional

LOCATION:                   Various(7)

YEAR BUILT/RENOVATED:       Various(8)

UNITS:                      4,958

OCCUPANCY AT U/W(9):        92%

OWNERSHIP INTEREST:         Fee

PROPERTY MANAGEMENT:        Alliance Residential Management, L.L.C.

                          12/31/2003    12/31/2004    7/31/2006       U/W
                          ----------    ----------    ---------       ---
NET OPERATING INCOME:   $ 15,349,803  $ 14,684,389  $ 16,024,007  $ 17,064,222

NET CASH FLOW:                                                    $ 16,568,422

DSCR:                                                             1.25x

APPRAISED VALUE:                      $245,100,000

APPRAISAL DATE:                       October 3, 2005

CUT-OFF DATE LTV RATIO(1):            79.1%

MATURITY/ARD LTV RATIO:               76.0%

(1)  Based on the December 2006 cut-off date principal balance.
(2) The Babcock & Brown FX4 Loan has an interest-only period of 84 months, with amortization commencing on the due date in February 2013.
(3) The engineering reserve was established at the closing of the Babcock & Brown FX4 Loan to fund immediate repairs.
(4) The renovation reserve was established at the closing of the Babcock & Brown FX4 Loan to fund certain scheduled renovations.
(5) From and after July 11, 2007, the borrower is required to make monthly deposits of 1/12th of an amount equal to $250 per unit into a replacement reserve to fund ongoing repairs and replacements.
(6) The sponsor of the Babcock & Brown FX4 Loan is an indirect owner of the mezzanine borrower under a $15,873,498 mezzanine loan secured by all of the partnership interests in the borrower. An affiliate of the sponsor is the lender under the mezzanine loan and has entered into a typical subordination and intercreditor agreement.
(7) The Babcock & Brown FX4 Loan is secured by twenty multifamily residential properties located in Texas, South Carolina and Georgia.
(8)  The Babcock & Brown FX4 Properties were constructed between 1971 and 1990.
(9)  Based on the July 2006 rent roll.


You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                               BABCOCK & BROWN FX4

                              PORTFOLIO INFORMATION

                                                                                                      ALLOCATED
                                    YEAR                                                            ORIGINAL LOAN      APPRAISED
PROPERTY NAME                  BUILT/RENOVATED  LOCATION                    UNITS   OCCUPANCY (1)      BALANCE           VALUE
----------------------------------------------------------------------------------------------------------------------------------
Driscoll Place                    1982/2005     Houston, Texas               488        92%         $  21,387,323    $  25,400,000
The Crossroads                    1971/2005     Columbia, South Carolina     622        96%         $  21,196,203    $  27,600,000
Crystal Bay                       1982/2005     Webster, Texas               320        92%         $  15,026,588    $  18,300,000
Westwood Village                  1983/2005     Irving, Texas                320        95%         $  12,299,787    $  16,400,000
Wolf Creek                        1980/2005     Houston, Texas               232        86%         $  10,854,334    $  13,600,000
Southpoint                        1983/2005     Houston, Texas               244        93%         $   9,837,013    $  11,700,000
Copper Cove                       1982/2005     Houston, Texas               270        93%         $   9,825,284    $  11,200,000
Shadow Creek                      1985/2005     North Richland Hills, Texas  240        95%         $   9,727,255    $  12,600,000
St. Andrews                       1973/2001     Columbia, South Carolina     224        93%         $   9,184,767    $  12,100,000
Peachtree Place                   1972/2001     Columbia, South Carolina     240        93%         $   9,178,496    $  11,800,000
Pinnacle West                     1987/2005     Albany, Georgia              252        88%         $   9,076,850    $  10,700,000
Lake of the Woods                 1989/2005     College Park, Georgia        216        77%         $   8,459,142    $  10,400,000
Savoy Manor                       1983/2005     Houston, Texas               192        95%         $   8,019,459    $  10,000,000
Park on Rosemeade                 1990/2005     Dallas, Texas                252        91%         $   7,846,114    $  12,200,000
Cedarbrook                         1986/N/A     Dallas, Texas                200        86%         $   6,780,830    $   9,000,000
The Pinnacle                      1985/2005     Lewisville, Texas            150        93%         $   6,448,600    $   8,500,000
Estrada Place (Surrey Oaks II)    1983/2005     Irving, Texas                160        89%         $   5,828,561    $   7,200,000
Wellston Ridge                    1986/2005     Warner Robins, Georgia       120        90%         $   4,907,667    $   6,300,000
Oakdale Villas                     1983/N/A     Warner Robins, Georgia       104        96%         $   4,462,654    $   5,600,000
Northcrest                        1983/2005     Warner Robins, Georgia       112        95%         $   3,517,926    $   4,500,000
-----------------------------------------------------------------------------------------------------------------------------------
    TOTAL / AVERAGE                                                        4,958        92%         $ 193,864,853    $ 245,100,000

(1) Occupancy is based on the July 2006 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                               BABCOCK & BROWN FX4

                             ADDITIONAL INFORMATION

- The Babcock & Brown FX4 Portfolio Loan ("Babcock & Brown") is secured by 20 multifamily properties located in Texas (63.9%), South Carolina (20.4%) and Georgia (15.7%). The collateral for Babcock & Brown consists of 4,958 total units, which are comprised of 29 studios, 3,110 one-bedroom units, 1,751 two-bedroom units and 68 three-bedroom units. All properties are class B garden-style apartment buildings constructed between 1971 and 1990. The amenities generally include swimming pools, tennis courts, fitness centers, playgrounds, clubhouses and laundry facilities.

- Since 2005, the borrower has spent approximately $6.85 million ($1,383/unit) in capital improvements across the portfolio. The borrower also plans to spend an additional $2.4 million on capital improvements in the near future. Column has established a $2.4 million Renovation Reserve to cover these improvements and any contingencies.

THE MARKETS

HOUSTON, TEXAS

- Six of the Babcock & Brown properties (Driscoll Place, Crystal Bay, Wolf Creek, Southpoint, Copper Cove and Savoy Manor) are located in the Houston-Baytown-Sugar Land, TX MSA. Houston is the largest city in the Southwestern U.S. and the seventh populous metropolitan area in the United States with approximately 5.23 million residents. Over the past five years, Houston's population has grown approximately 2.3% annually, twice the national average. According to REIS, as of third quarter 2006, the Houston multifamily market comprised 442,110 units with an average occupancy of 93.7%, slightly down from 94.0% as roughly 1,200 newly constructed and existing units came onto the market. Average asking rents were $713/unit, up 0.7% from second quarter 2006. The city benefits from its convenient location, complex infrastructure, steady population growth and highly skilled labor force. Its economy remains strong and stable, and as it continues to become more diversified, the city should continue its healthy economic growth and remain a viable player in the national economy.

- Driscoll Place is located in the Northborough submarket, which as of third quarter 2006 comprised 13,206 units (3.0% of the market) with an average occupancy of 92.7% and an average asking rent of $609 per month.

- Crystal Bay and Wolf Creek are located in the Clear Lake submarket, which as of third quarter 2006 comprised 18,382 units (4.2% of the market) with an average occupancy of 94.1% and an average asking rent of $742 per month.

- Southpoint is located in the Interloop submarket, which as of third quarter 2006 comprised 29,182 units (6.6% of the market) with an average occupancy of 93.4% and an average asking rent of $634 per month.

- Copper Cove is located in the Briar Forest submarket, which as of third quarter 2006 comprised 41,703 units (9.4% of the market) with an average occupancy of 93.9% and an average asking rent of $786 per month.

- Savoy Manor is located in the Spring Branch submarket, which as of third quarter 2006 comprised 19,824 units (4.5% of the market) with an average occupancy of 95.9% and an average asking rent of $623 per month.

DALLAS/FORT WORTH, TEXAS

- Six of the Babcock & Brown properties (Westwood Village, Shadow Creek, Park on Rosemeade, Cedarbrook, The Pinnacle and Estrada Place) are located within the Dallas/Fort Worth, TX MSA, the fifth-largest MSA in the nation. According to the U.S. Census Bureau, as of July 2005 the estimated population for the MSA was 5.82 million, representing a 12.8% increase from
     5.16 million in July 2000. Unemployment in the MSA was 5.3% as of June 2006, down from 5.4% at the same time last year, and below the present statewide rate of 5.5%. The MSA is divided into three primary metropolitan areas: Dallas, Fort Worth and

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                               BABCOCK & BROWN FX4

                       ADDITIONAL INFORMATION (CONTINUED)

     Arlington. Of the six properties in the MSA, only Shadow Creek is situated in Fort Worth, with the remaining five located in Dallas. third quarter 2006 vacancy for the Dallas area, consisting of 373,009 units, was reported at 7.8%, down from 8.0% in the previous quarter. Average asking and effective rents were $757 and $683 respectively, up over the previous quarter 0.8% and 0.9% respectively. The 144,777 unit Fort Worth multifamily market reported third quarter 2006 vacancy of 8.5%, down from 8.7% in the previous quarter. Average asking and effective rents were $673 and $619, respectively, up 0.7% and 1.3%, respectively, since the previous quarter.

- Westwood Village is located in the North Irving submarket of the Dallas apartment market, which as of third quarter 2006 comprised 35,666 units (9.6% of the market) with an average occupancy of 94.0% and an average asking rent of $819 per month.

- Shadow Creek is located in the Northeast submarket of the Fort Worth apartment market, which as of third quarter 2006 comprised 15,733 units (11.3% of the market) with an average occupancy of 92.6% and average asking rent of $729 per month.

- Park on Rosemeade and Cedarbrook are both located in the Far North submarket of the Dallas apartment market, which as of third quarter 2006 comprised 35,436 units (9.5% of the market) with an average occupancy of 94.8% and an average asking rent of $801 per month.

- The Pinnacle is located in the Lewisville submarket of the Dallas apartment market, which as of third quarter 2006 comprised 20,327 units (8.4% of the market) with an average occupancy of 90.9% and an average asking rent of $847 per month.

- Estrada Place is located in the South Irving submarket of the Dallas apartment market, which as of third quarter 2006 comprised 11,472 units (3.1% of the market) with an average occupancy of 94.0% and an average asking rent of $625 per month.

COLUMBIA, SC

- Three of the Babcock & Brown properties (The Crossroads, St. Andrews and Peachtree Place) are located in the Columbia, SC MSA. The overall 2005 population of the Columbia MSA was estimated at 689,878. According to the U.S. Census, the population increased 6.6%% from 2000 to 2005. The Columbia multifamily market has an inventory of approximately 27,880 units. The third quarter 2006 average occupancy rate was 91.3%. Average asking rents were $660 per unit, a 0.6% increase from the second quarter 2006.

- The Crossroads is located in the Dutch Fork submarket, which as of third quarter 2006 comprised 8,398 units (30.1% of the market) with an average occupancy of 91.9% and an average asking rent of $618 per month.

- St. Andrews and Peachtree Place are located in the Lexington County submarket, which as of third quarter 2006 comprised 5,822 units (20.9% of the market) with an average occupancy of 90.8% and an average asking rent of $639 per month.

MACON, GA

- Three of the Babcock & Brown properties (Wellston Ridge, Oakdale Villas and Northcrest) are located in the Macon MSA. The U.S. Census Bureau estimated the overall 2005 population at 228,712, up 2.86% since 2000. All three properties are located in the Warner Robbins submarket. Macon is the retail, financial, medical, educational and cultural center of a largely rural area of Georgia, its economy ranking third in the state behind only Atlanta and Augusta. As of October 2004, the Warner Robbins submarket had an occupancy rate of 92.5%, slightly higher than the overall Middle Georgia market rate of 91.1%. Average market rents were approximately $613 as of fourth quarter 2005.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                               BABCOCK & BROWN FX4

                       ADDITIONAL INFORMATION (CONTINUED)
ATLANTA, GA

- Lake of the Woods is located in the Atlanta, GA MSA. Atlanta has consistently been one of the fastest growing major metropolitan areas in the country over the past 30 years and continues to outpace both the Top 100 Metro Areas and nation in population percentage growth, with a current population of approximately 5.06 million. According to REIS, as of third quarter 2006, the Atlanta multifamily market comprised 339,736 units with an average occupancy of 91.9%, slightly down from 92.1% in the previous quarter. Average asking rents were $827/unit, inline with rents of second quarter 2006. Lake of the Woods is in the Clayton/Henry submarket, which as of third quarter 2006 comprised 29,027 units (8.5% of the market) with an average occupancy of 91.0% and an average asking rent of $710 per month.

ALBANY, GA

- Pinnacle West is located in the Albany, GA MSA. With a population of approximately 160,000, Albany is the only metro area within a one hundred mile radius, and thus is the trade center for Southwest Georgia, attracting consumers from 17 surrounding counties with annual buying power of over $2 billion. As of July 2005, the Albany MSA had a population of approximately 163,200 a 3.4% increase since 2000. Albany's strengths as a low business costs center will permit it to continue to attract new businesses. The Albany area apartment market has an average occupancy of 89.8%, while the Subject's submarket, Dougherty county has an average occupancy of 89.2%, with an average market rent of approximately $497.

THE BORROWER

- The borrower is a bankruptcy-remote single purpose entity. Babcock & Brown ("Babcock") is the majority-owner while Babcock Alliance Group PP, L.L.C. has a non-controlling minority interest. Together, the Babcock and Alliance Group PP, L.L.C. have a net worth of $333.5 million and liquidity of $13.6 million.

- Babcock is a global investment and advisory firm with longstanding capabilities in structured finance and the creation, syndication and management of asset and cash flow-based investments. Babcock was formed in 1977 and has five operating divisions: real estate, infrastructure and project finance, operating leasing, structured finance and corporate finance. Babcock operates from 26 offices worldwide, anchored by administrative hub offices in Sydney, San Francisco, New York, Munich and London. Babcock's corporate headquarters are in Sydney, Austrailia, and Babcock has more than 810 employees worldwide. As of December 31, 2005, the company had total assets of $6.4 billion, including $1.3 billion in real estate assets, and an overall net worth and liquidity of $1.1 billion and $288 million, respectively. Babcock's net revenue from real estate investment activities in 2005 was $287.9 million.

THE MANAGER

- Alliance Residential Management, L.L.C is the property manager. Alliance Residential Management, L.L.C. is recognized as a leading management company because of the extensive experience of its executives, the performance of its properties and its innovative management-training program. Alliance Residential Management, L.L.C. is one of the largest operators of multifamily communities in the United States, with more than 45,000 apartment homes under management nationwide. The Alliance portfolio includes communities throughout Texas and the Midwest, along the Eastern Seaboard from Virginia to Florida, as well as in Nevada and Arizona. Alliance Management L.L.C.'s property management operations are headquartered in Houston, Texas.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                          QUEENS MULTIFAMILY PORTFOLIO


                         [PLACEHOLDER FOR PHOTO AND MAP]


You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                          QUEENS MULTIFAMILY PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:      $192,000,000

CUT-OFF DATE PRINCIPAL
BALANCE(1):                      $192,000,000

FIRST PAYMENT DATE:              December 11, 2006

MORTGAGE INTEREST RATE:          6.254635417% per annum

AMORTIZATION TERM:               Interest only(2)

HYPERAMORTIZATION:               N/A

ARD DATE:                        N/A

MATURITY DATE:                   December 11, 2013

MATURITY/ARD BALANCE:            $192,000,000

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout/defeasance until the date that is six
                                 months prior to the Maturity Date.

LOAN PER UNIT:                   $90,395(1)

UP-FRONT RESERVES:               Debt Service Payment Reserve:     $7,000,000(3)

                                 Capital Expenditures and
                                 Renovation Reserve:              $12,000,000(4)

ONGOING RESERVES:                Tax and Insurance Reserve:               Yes

                                 Replacement Reserve:                     Yes(5)

                                 Required Debt Service Payment
                                 Reserve:                                 Yes(3)

LOCKBOX:                         Springing

SUBORDINATE FINANCING:           Yes(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:          Portfolio

PROPERTY TYPE:                   Multifamily

PROPERTY SUB-TYPE:               Conventional

LOCATION:                        Various locations in Queens County,
                                 New York

YEAR BUILT/RENOVATED:            Various

UNITS:                           2,124

OCCUPANCY OF U/W(7):             99%

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Vantage Management Services, LLC

                                  12/31/2005        U/W
                                  ----------        ---
NET OPERATING INCOME:            $ 12,700,866   $ 14,584,451

NET CASH FLOW:                                  $ 14,584,451

DSCR:                                           1.20x

APPRAISED VALUE:                 $303,300,000

APPRAISAL DATE:                  Various(8)

CUT-OFF DATE LTV RATIO(1):       63.3%

MATURITY/ARD LTV RATIO:          63.3%

(1)  Based on the December 2006 cut-off date principal balance.
(2) The Queens Multifamily Portfolio Loan is an interest-only loan for its entire term.
(3) At the closing of the Queens Multifamily Portfolio Loan, the borrowers were required to deposit $7,000,000 into a debt service payment reserve for the benefit of the mortgage lender and the holders of the related mezzanine loans. In addition, in the event that a Required Debt Service Trigger Event (as defined below) is in effect and remains uncured, the borrowers will be required to deposit, on the first due date during the continuance of such Required Debt Service Trigger Event, an amount equal to the excess of $4,000,000 over the amount in the debt service payment reserve as of the date on which such Required Debt Service Trigger Event occurred. "Required Debt Service Trigger Event" means any time that (x) the balance in the debt service payment reserve is less than $1,250,000 and (y) the debt service coverage ratio with respect to the Queens Multifamily Portfolio Loan (based on rent roll and gross revenues for the month in which the calculation is performed and based on operating expenses (other than expenses for real estate taxes and insurance) for the trailing 6-month period annualized) is less than 1.00x.
(4) At the closing of the Queens Multifamily Portfolio Loan, the borrowers were required to deposit $10,000,000 into a capital expenditures reserve and $2,000,000 into a renovation reserve to fund, respectively, the completion of certain capital expenditures work and certain renovation work with respect to the related mortgaged real properties, as set forth under the related mortgage loan documents. Upon the completion of such capital expenditures work or renovation work, as the case may be, and provided that no event of default has occurred and is continuing under the related mortgage loan agreement, the lender will be required to return any excess fund in the capital expenditures reserve or the renovation reserve, as applicable, to the borrower.
(5) Commencing on October 11, 2008, the borrower is required to deposit an amount equal to 1/12 of $250 per unit per month into a replacement reserve to fund ongoing repairs and replacements.
(6) The borrowers' direct and indirect shareholders have incurred mezzanine debt in an aggregate principal amount of $58,000,000 in a total of two mezzanine loans secured by the ownership interests in the entity owned by each respective mezzanine borrower, at a weighted average interest rate of 6.8144% per annum. The related mortgage loan documents also allow for the borrowers' direct and indirect shareholders to incur additional future mezzanine debt upon satisfaction of certain conditions set forth therein.
(7)  Based on the July 1, 2006 rent roll.
(8) All appraisals were completed between September 8, 2006 and September 13, 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                          QUEENS MULTIFAMILY PORTFOLIO

                             PORTFOLIO INFORMATION

                                                                                                   ALLOCATED
                                  YEAR                                                           ORIGINAL LOAN     APPRAISED
PROPERTY NAME               BUILT/RENOVATED  LOCATION                      UNITS  OCCUPANCY (1)      BALANCE        VALUE
-------------               ---------------  --------                      -----  -------------  --------------  -------------
34-15 Parsons Bloulevard       1956/1996     Flushing, New York             175       100%       $   19,244,313  $  30,400,000
99-60 & 99-65 64th Street      1952/2004     Rego Park, New York            132       100%       $   11,964,392  $  18,900,000
98-30 67th Avenue              1954/1996     Forest Hills, New York         121       100%       $   11,078,140  $  17,500,000
43-09 47th Street              1928/2004     Sunnyside, New York            106        98%       $    9,875,371  $  15,600,000
41-25 Case Street              1961/1996     Elmhurst, New York             109       100%       $    8,862,512  $  14,000,000
188-30/34 87th Avenue           1950/NA      Hollis, New York               96         98%       $    8,862,512  $  14,000,000
47th, 44th and 45th            1928/2004     Woodside, New York             89        100%       $    8,609,298  $  13,600,000
43-23 40th Street              1930/1991     Sunnyside, New York            73         97%       $    6,520,277  $  10,300,000
43-08 40th Street              1931/2004     Sunnyside, New York            71         99%       $    6,077,151  $   9,600,000
32-06 47th Street              1932/2006     Astoria, New York              63        100%       $    5,887,240  $   9,300,000
37-25 81st Street              1928/2004     Jackson Heights, New York      58        100%       $    5,823,937  $   9,200,000
83-40 Britton Aveneue          1963/1996     Elmhurst, New York             69        100%       $    5,697,329  $   9,000,000
119-21 Metropolitan Avenue     1931/1999     Kew Gardens, New York          61        100%       $    5,570,722  $   8,800,000
47-06 46th Street              1928/2004     Woodside, New York             61        100%       $    5,507,418  $   8,700,000
37-06 81st Street              1929/2002     Jackson Heights, New York      39        100%       $    5,507,418  $   8,700,000
47-05 45th Street              1930/2005     Woodside, New York             61        100%       $    5,317,507  $   8,400,000
41-26 73rd Street              1927/2004     Woodside, New York             59        100%       $    5,064,293  $   8,000,000
32-52 33rd Street              1929/2006     Astoria, New York              60        100%       $    5,064,293  $   8,000,000
33-51 73rd Street              1936/2004     Jackson Heights, New York      48        100%       $    5,000,989  $   7,900,000
35-16 34th Street              1929/1996     Astoria, New York              70         99%       $    4,937,685  $   7,800,000
88-36 Elmhurst Avenue          1939/2004     Elmhurst, New York             60         98%       $    4,937,685  $   7,800,000
32-42 33rd Street              1928/2006     Astoria, New York              60        100%       $    4,747,774  $   7,500,000
35-65 86th Street              1953/2006     Jackson Heights, New York      47         98%       $    4,178,042  $   6,600,000
86-02 Forest Pkwy              1929/1998     Woodhaven, New York            48         96%       $    4,178,042  $   6,600,000
37-37 88th Street              1928/2006     Jackson Heights, New York      60        100%       $    4,178,042  $   6,600,000
39-11, 39-15 & 39-19 62nd
Street                         1927/2006     Woodside, New York             48        100%       $    3,861,523  $   6,100,000
34-09 83rd Street              1928/2003     Jackson Heights, New York      40        100%       $    3,545,005  $   5,600,000
37-40 81st Street              1927/2006     Jackson Heights, New York      32        100%       $    3,418,398  $   5,400,000
34-10 84th Street              1927/2004     Jackson Heights, New York      41        100%       $    3,418,398  $   5,400,000
37-30 81st Street              1927/2006     Jackson Heights, New York      32         97%       $    2,975,272  $   4,700,000
43-35 & 43-39 42nd Street      1931/2005     Sunnyside, New York            35        100%       $    2,089,021  $   3,300,000
                                                                           -----  -------------  --------------  -------------
        TOTAL / AVERAGE                                                    2,124       99%       $  192,000,000  $ 303,300,000
                                                                           -----  -------------  --------------  -------------

(1) Occupancy is based on the July 2006 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                          QUEENS MULTIFAMILY PORTFOLIO

                             ADDITIONAL INFORMATION

- The Queens Multifamily Portfolio Loan is secured by 31 multifamily properties (the "Subject" and the "Portfolio") located throughout the borough of Queens in New York City, New York. The collateral consists of 2,124 Class B residential units, and 22 professional/retail units. All of the properties were built between 1927 and 1963 and contain 1,889,566 total square feet in eleven submarkets of Queens.

- Of the 2,124 residential units, 2,019 units are rent stabilized, 80 are rent controlled, and the rest are employee units. Overall, rents in the Portfolio are below market. Average in place monthly rents at the Subject properties as of July 2006 are $789/unit for studio units, $857/unit for one-bedroom units, $984/unit for two-bedroom units and $1,060/unit for three-bedroom units. Based on the appraiser's market evaluation, market rents are $931/unit for studio units, $1,239/unit for one-bedroom units, $1,516/unit for two-bedroom units and $2,135/unit for three-bedroom units. Overall, in-place rents are approximately 32% below market rents.

- The sponsors plan to improve the Portfolio's performance by making capital improvements to individual units and raising rents to market levels. The sponsors are permitted to increase rents by approximately 17-20% on rent stabilized units each time a unit is vacated. In addition, the sponsor's are permitted to increase the monthly rent of stabilized units by 1/40th of the amount spent on renovations of such units. The sponsors' current plan calls for renovations to individual units of approximately $15,000 per unit, which would, on average, bring the vacated unit to a market level rent.

- All of the properties included in the Portfolio are located in Queens County, New York. The Queens County real estate market has been robust in recent years due to its proximity to Manhattan and overall economic conditions. Vacancy rates have remained low historically and the market is still characterized by a lack of supply in relation to demand. As of the third quarter of 2006, the 1-year annualized vacancy rate for multifamily properties in Queens was 3.0%, which is consistent with both the 3-year annualized rate of 2.9% and the 5-year annualized rate of 2.6%. Additionally, vacancy rates for Queens are expected to stay close to 3% through 2010.

- Generally, real estate in Queens has not been overbuilt, and a limited number of sites for development will protect against future oversupply. At the end of third quarter of 2006, inventory growth stood at 0.8% year to date with no new units being added during the third quarter. Although apartment construction has picked up over the past three years, on an annualized basis, 235 units of the 256 newly constructed units were absorbed by the market. Over the next 5 years, inventory is expected to grow 2.3% per year with an average of 498 units being built each year.

- The Borough of Queens is geographically part of Long Island and contains the largest land area, approximately 109 square miles, of any of the five boroughs of New York City. Although separated from the Bronx and Manhattan by the East River, rapid vehicular access to these parts of the city and to the mainland is provided by several major bridges and tunnels including the Queens Midtown Tunnel and Queensborough, Triborough, Bronx Whitestone, and Throgs Neck Bridges. Additionally, Queens is well connected to New York's mass transit system. All of the properties are well situated in their respective neighborhoods, offering tenants easy access to local amenities, including schools, restaurants, supermarkets, and numerous public transportation options connecting Queens with Manhattan and the rest of the tri-state area.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                          QUEENS MULTIFAMILY PORTFOLIO

                       ADDITIONAL INFORMATION (CONTINUED)

- The sponsors are RFC I, LLC ("Vantage Properties", or "Vantage"), and WRS Advisors III, LLC, an affiliate of Apollo Real Estate Advisors. Vantage is owned by Neil Rubler and Apollo Real Estate Advisors consists of the members of the investment committee of Apollo, including William Mack, Richard Mack, and Lee Neibert among others.

     - Apollo Real Estate Advisors is a prominent private real estate investor with offices in the United States and Europe. Apollo Real Estate Advisors, through various entities, has been an active investor in New York City multi-family properties. Since October, 2005, Apollo has accumulated a portfolio of nearly 10,000 units, including the 1,900-unit Lafayette Estates (Bronx, NY) and the Amsterdam Apartments, a portfolio of 1,100 units throughout New York City.

     - Vantage was formed in January 2006 by Neil Rubler and commenced operations in March of this year with the acquisition of the 1,800 unit Delano Village (Harlem, NYC). Key members of Vantage's senior management are formerly of the Olnick Organization, a New York City family run real estate developer and manager, specializing in residential properties since 1946. Since closing on Delano, Vantage has co-invested in a portfolio of 1,000 rent stabilized properties in partnership with Apollo and Stellar Management (the Aries Portfolio). Vantage has also joint ventured with Apollo, Taconic Partners and Barclays Capital Partners to acquire a portfolio of 1,000 units in East New York (Fairfield Towers) and has most recently closed on a 5-building, 360-unit portfolio of apartment buildings in Washington Heights with Apollo.

- Vantage Management Services LLC ("VMS"), an affiliate of Vantage, is the property manager of the portfolio. Today, Vantage Management Services ("VMS") and V-Tech Construction Services ("V-Tech"), another affiliate of Vantage, provides asset management, property management and construction services to the Vantage portfolio and, to a limited extent, to third-party owned properties. Vantage has retained virtually all of the employees who were involved in the management of the Queens Multifamily Portfolio under the previous owner. This would ensure a smooth transition of ownership at the subject properties and provide the sponsors with experienced employees who have been involved with the Portfolio for an extended period of time.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                720 FIFTH AVENUE

                         [PLACEHOLDER FOR PHOTO AND MAP]


You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                720 FIFTH AVENUE

                      LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $165,000,000

CUT-OFF DATE PRINCIPAL
BALANCE(1):                         $165,000,000

FIRST PAYMENT DATE:                 December 11, 2006

MORTGAGE INTEREST RATE:             5.777% per annum

AMORTIZATION TERM:                  Interest only(2)

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      November 11, 2016

MATURITY/ARD BALANCE:               $165,000,000

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance until the date that is
                                    six months prior to the Maturity Date.

LOAN PER SF:                        $1,362(1)

UP-FRONT RESERVES:                  Tax Reimbursement Reserve:       $300,000(3)

                                    Vacancy Reserve:               $1,470,000(4)

                                    Wells Occupancy Reserve:         $145,800(5)

                                    Wells Free Rent Reserve:          $42,000(6)

ONGOING RESERVES:                   Tax and Insurance Reserve:               Yes

                                    Replacement Reserve:                  Yes(7)

                                    Rollover Reserve:                     Yes(8)

LOCKBOX:                            Springing

SUBORDINATE FINANCING:              Yes(9)

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Mixed Use

PROPERTY SUB-TYPE:                  Office/Retail

LOCATION:                           New York, New York

YEAR BUILT/RENOVATED:               1954/2004

SQUARE FEET:                        121,108

OCCUPANCY AT U/W (10):              70%

OWNERSHIP INTEREST:                 Fee

                                                                    LEASE
MAJOR TENANT(S)                       NRSF     % OF TOTAL NRSF    EXPIRATION
---------------                       ----     ---------------    ----------
Abercrombie & Fitch(11)              55,764         46.0%         Various(11)
Wells Hills Partners                  6,365          5.3%           6/30/2017
Spiral d/b/a Rita Hazan               6,162          5.1%          11/30/2016

PROPERTY MANAGEMENT:                Trigon Equities Corporation

                                    12/31/2005     8/31/2006       U/W
                                    ----------     ---------       ---
NET OPERATINGINCOME:               $  4,430,393   $ 7,565,696  $ 12,321,731
NET CASH FLOW:                                                 $ 12,201,048
DSCR:                                                          1.26x

APPRAISED VALUE:                    $246,000,000

APPRAISAL DATE:                     September 9, 2006

CUT-OFF DATE LTV RATIO(1):          67.1%

MATURITY/ARD LTV RATIO:             67.1%

(1)  Based on the December 2006 cut-off date principal balance.
(2)  The 720 Fifth Avenue Loan is interest-only for its entire term.
(3) At the closing of the 720 Fifth Avenue Loan, a tax reimbursement reserve was established to fund real estate taxes subject to a real estate tax reimbursement abatement under the lease of tenant, Abercrombie & Fitch (which abatement is operative during calendar years 2006 to 2008).
(4) At the closing of the 720 Fifth Avenue Loan, a vacancy reserve was established to fund tenant improvement costs, allowances and leasing commission obligations with respect to 36,023 square feet of office premises at the 720 Fifth Avenue Property that was vacant at closing.
(5) At the closing of the 720 Fifth Avenue Loan, a Wells occupancy reserve was established to fund the difference between the rent due from the tenant on their lease commencing August 1, 2007 (entered into on October 13, 2006) and their current rent payment due under their current lease.
(6) At the closing of the 720 Fifth Avenue Loan, a Wells Free Rent reserve was established to fund rent shortfalls during a period of rent abatement available to tenant Wells Hills Partners Ltd. at the commencement of their new lease in August 2007.
(7) The borrowers are required to deposit monthly payments of $2,246.53 into a replacement reserve to fund ongoing repairs and replacements.
(8) The borrowers are required to deposit monthly payments of $10,416.67 into a rollover reserve to fund tenant improvement costs and allowances and leasing commission obligations incurred following the closing date for the 720 Fifth Avenue Loan. The rollover reserve is capped at $375,000.
(9) The equity owners of the borrower have incurred mezzanine indebtedness in the amount of $35,000,000, secured by their ownership interests in such borrower at an interest rate of 9.3950% per annum. The related mezzanine loan documents also allow for the borrowers' direct and indirect shareholders to incur additional future mezzanine debt in an aggregate amount up to $5,000,000 upon satisfaction of certain conditions set forth therein.
(10) Based on the September 19, 2006 rent roll.
(11) Abercrombie & Fitch (55,764 SF; 46.0% of GLA) occupies both retail space (38,250 SF; 31.58% GLA) as well as office space (17,514 SF; 14.46% of GLA). Abercrombie & Fitch has a lease for retail space with an expiration date of December 31, 2019 (22,100 SF; 18.24% GLA) and an additional lease for retail space with an expiration date of January 31, 2020 (16,150 SF; 13.33%
     GLA). They have two leases for office space with expiration dates of January 31, 2020 (8,325 SF; 6.87% GLA) and March 1, 2007 (9,189 SF; 7.59%
     GLA).

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                720 FIFTH AVENUE

                             ADDITIONAL INFORMATION

- 720 Fifth Avenue (the "Subject" or "Property") is a 16-story building, containing 121,108 square feet of net rentable area of which 38,250 square feet (31.6% of NRA) is retail space and 82,858 square feet (68.4% of NRA) is Class B+ office space. The Property was built in 1954 and has been well maintained.

- The Subject is ideally situated in the heart of Midtown Manhattan on the corner of 56th Street and Fifth Avenue in the Plaza district submarket. Fifth Avenue is one of Manhattan's major thoroughfares and is renowned as the location of some of the world's finest shopping, New York's legendary parades, and numerous landmark and trophy office properties, which are home to many of the nation's most prominent corporations, financial institutions, law firms and service organizations. In addition to the abundance of area amenities, the Subject's central Midtown Manhattan location affords it a myriad of transportation options, both local and regional.

- Fifth Avenue in the 50's is one of the most prestigious shopping districts in the world. A representation of some of Fifth Avenue's finest shops include Bergdorf Goodman, Saks Fifth Avenue, Henri Bendel, Mark Cross, Tiffany, Louis Vuitton, Harry Winston, and Cartier. In terms of offices, Fifth Avenue is anchored by Rockefeller Center which extends from 48th to 51st streets. It is dominated by pre-war construction although a number of interior sites have been filled with new sliver buildings. Notable post-war office buildings include 712 Fifth Avenue, and two mixed use towers - Trump and Olympic, which have condominium residences above the office floors.

- The Subject's accessibility from public transportation is excellent. The Property is located ten blocks north of an entrance to Grand Central Station, which has links to all of the transportation lines within Manhattan and metro tri-state region. Additional subway service is available at Fifth Avenue and 57th Street (N & R lines), Sixth Avenue and 57th Street (B & Q lines), and 53rd Street and Fifth Avenue (E & F lines). In addition, there is cross-town bus service along 57th and 42nd streets. The Subject also has good automobile linkage with the FDR Drive, which is located less than one mile southeast.

- The Subject is currently 100% leased and 70.3% occupied by a diverse roster of tenants, including Abercrombie & Fitch, Wells Hills, Rita Hazan Salon, Arcadia Securities and Christofferson & Robb and a few other small office tenants. Abercrombie and Fitch is the sole retail tenant occupying 38,250 square feet (of their total 55,764 square feet) or 31.6% of the net leasable area from the sub-basement through the 4th floor on a 15-year lease expiring in 2020. The Subject is 100% leased as a result of a 2.5-year master lease to the sponsor for the vacant 35,983 square feet of office space at a rental rate of $60.03/SF NNN, plus their pro rata share of real estate taxes over a base year.

- In 2005, Abercrombie and Fitch ("A&F") made the space at the Subject its flagship location. A&F signed a lease extending through 2019, approximately three years past the maturity date of the 720 Fifth Avenue Loan. A&F's retail lease (sub-basement, basement, ground floor, 2nd floor, 3rd floor, and 4th floor) includes 38,250 square feet, of which 26,125 square feet is selling space, with the remainder being used for inventory, back office, and staff areas. A&F also occupies 17,514 square feet on two additional floors (5th floor and 8th floor) that are currently used for office and design functions. As the retail lease was signed in 2004 and commenced January 1, 2005, there is already a gap between the in-place rent and current 2006 market rents. The average in-place retail rent is $257/SF as compared to the current market rent of $285/SF for comparable space. Leases are generally on a net basis whereby tenants are responsible for their own maintenance and electric as well as their proportionate share of real estate taxes. This A&F store is on pace to achieve $60 million in sales. The annual sales estimate using the total retail square footage (including the sub-basement, which is storage and the 4th floor, which is staff areas) of 38,250 square feet, translates into $1,569 sales/SF. Based on the selling square footage of 26,125 square feet, sales are $2,296/SF.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                720 FIFTH AVENUE

                       ADDITIONAL INFORMATION (CONTINUED)

- The Subject is located in Manhattan's Midtown office market, which covers the area between 30th and 65th Streets and the Hudson and East Rivers and typically commands the highest rental rates in New York City. According to the CoStar report for third quarter 2006, there are 1,534 buildings containing approximately 295.8 million square feet of space in the Midtown market. Approximately 69.1% of the market inventory consists of Class A space (361 buildings; 204.3 million square feet), with Class B space accounting for 19.9% (542 buildings; 59.0 million square feet) and Class C space representing 11.0% (631 buildings; 32.5 million square feet) of the inventory. Overall, the Midtown Manhattan office market is healthy, with a vacancy rate of 5.2% as of third quarter 2006 (according to CoStar). For 2006, the Midtown office market as a whole reported its thirteenth consecutive quarter of positive net absorption.

- The Borrower is an entity controlled by Jeff Sutton. Mr. Sutton is the founder and president of Wharton Acquisitions Corp., a commercial real estate company. Over the past 20 years, Mr. Sutton has amassed over 90 properties in prime locations throughout New York City. Mr. Sutton's most notable acquisitions include 717 Fifth Avenue, 720 Fifth Avenue, 609 Fifth Avenue, the Howard Johnson's at 1551 Broadway in Times Square and the development site at the corner of 42nd & 8th Avenue across from the Port Authority. Mr. Sutton won the Real Estate Board of New York's award for Most Creative Deal of the Year in June of 2003 when he secured American Girl Place as the retail tenant at 609 Fifth Avenue. In August 2004, Mr. Sutton signed a lease with Abercrombie & Fitch for their flagship store at the Subject, which opened in November 2005. Mr. Sutton has also jointly developed, with Columbia University, 2700 Broadway on the Upper West side of Manhattan. Mr. Sutton has recently completed several high profile deals with SL Green at 141 Fifth Avenue, 1604 Broadway, the Ralph Lauren building at 379 West Broadway and 27-29 West 34th Street. Mr. Sutton has a substantial net worth of approximately $426.5 million and liquidity of approximately $26.5 million.

- Trigon Equities Corporation manages the Subject. Trigon Equities Corporation provides real estate asset management and property management services to its clients, which are located primarily in New York City and select other major U.S. markets. Organized in 1979 as Gafisa (USA) Inc., an affiliate of Gafisa Participacoes S.A., which was founded in 1954 and today is one of the largest and most prominent real estate developers in Brazil (with over 540 buildings, comprising in excess of 74.5 million square feet). Trigon Equities provides real estate investment and supervisory management services to overseas and domestic investors, as well as advisory and intermediary services and has served as a vehicle for investment opportunities in the United States. Since its origin, Trigon Equities has acquired and/or managed many prestigious office buildings on behalf of its clients including, in New York City, The Henri Bendel Building at 10-14 West 57th Street, The New York Gallery Building at 24-26 West 57th Street, The New York Insurance Building at 130 William Street, 412 Fifth Avenue, 590 Fifth Avenue, 16-20 East 52nd Street, 120 East 56th Street, 609 Fifth Avenue, 636 Avenue of the Americas and 16 West 57th Street. Trigon has developed a property and asset management capability which is not only sophisticated but also supported by its own software and financial analysts. This capability is necessary to service the financial reporting needs of the investors in the properties and to provide forecasting and models for future decisions with respect to lease management and financing.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                720 FIFTH AVENUE

LEASE ROLLOVER SCHEDULE (1)

                                                                                           % OF TOTAL BASE      CUMULATIVE % OF
                      # OF LEASES   AVERAGE BASE RENT    % OF TOTAL SF    CUMULATIVE %     RENTAL REVENUES       TOTAL RENTAL
        YEAR            ROLLING       PER SF ROLLING        ROLLING       OF SF ROLLING        ROLLING         REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------------------
        2007               2            $  47.04              4.2%            4.2%               1.9%                1.93%
        2011               1            $  63.27              1.1%            5.3%               0.7%                2.62%
        2012               2            $  43.04             10.0%            15.2%              4.2%                6.87%
        2014               1            $  69.00              3.9%            19.2%              2.7%                9.55%
        2016               1            $  63.40              5.1%            24.2%              3.2%               12.74%
  GREATER THAN 2016        6            $ 191.60             46.0%            70.3%             87.3%              100.00%
       VACANT             N/A                N/A             29.7%           100.0%              N/A                  N/A

(1) Data is based on rent roll dated September 11, 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                HGSI HEADQUARTERS


                        [PLACE HOLDER FOR MAP AND PHOTO]


You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                HGSI HEADQUARTERS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $147,000,000

CUT-OFF DATE PRINCIPAL
BALANCE(1):                     $147,000,000

FIRST PAYMENT DATE:             October 1, 2006

MORTGAGE INTEREST RATE:         5.970% per annum

AMORTIZATION TERM:              360 months(2)

HYPERAMORTIZATION:              N/A

ARD DATE:                       N/A

MATURITY DATE:                  September 1, 2016

MATURITY/ARD BALANCE:           $137,477,708

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout/defeasance until the date that is three
                                months prior to the Maturity Date

LOAN PER SF:                    $231(1)

ONGOING RESERVES:               Tax and Insurance Reserve:          Springing(3)

                                Replacement Reserve:                Springing(4)

                                Tenant Improvement and
                                Leasing Commissions Reserve:        Springing(5)

                                Debt Service Coverage Reserve:      Springing(6)

LETTER OF CREDIT:               Yes(7)

LOCKBOX:                        See footnote(8)

SUBORDINATE FINANCING:          None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Office

PROPERTY SUB-TYPE:              Suburban

LOCATION:                       Rockville, Maryland

YEAR BUILT/RENOVATED:           2003 / N/A

SQUARE FEET:                    635,058

OCCUPANCY AT U/W(9):            100%

OWNERSHIP INTEREST:             Fee

MAJOR TENANT(S)                    NRSF       % OF TOTAL NRSF        LEASE EXPIRATION
---------------                    ----       ---------------        ----------------
Human Genome Sciences, Inc.       635,058           100%               May 31, 2026

PROPERTY MANAGEMENT:            BMR-Shady Grove Road HQ LLC

                                                                         U/W
                                                                         ---
NET OPERATING INCOME:                                               $ 15,099,364

NET CASH FLOW:                                                      $ 13,531,933

DSCR:                                                               1.28x

APPRAISED VALUE:               $248,700,000

APPRAISAL DATE:                July 19, 2006

CUT-OFF DATE LTV RATIO:        59.1%

MATURITY/ARD LTV RATIO:        55.3%

(1)  Based on the December 2006 cut-off date principal balance.
(2) The HGSI Headquarters Loan is interest-only for the first 60 months, after which the borrower will be required to pay interest and principal on each monthly date.
(3) Provided that no event of default has occurred under the related mortgage loan documents and the property owner/indemnity guarantor provides paid tax receipts and evidence of insurance prior to the due date of such taxes and insurance to the lender, the property owner/indemnity guarantor is not required to fund the tax and insurance reserve.
(4) Upon the occurrence and during the continuation of an event of default under the related mortgage loan documents, the property owner/indemnity guarantor will be required to fund the replacement reserve in monthly payments of $10,584.34 until the maximum balance of $381,036 is achieved.
(5) Upon the occurrence and during the continuation of both (i) a monetary event of default under the Human Genome Sciences, Inc. ("HGSI") lease and
     (ii) an event of default under the related mortgage loan documents, the property owner/indemnity guarantor will be required to fund the tenant improvement and leasing commissions reserve from the Tenant LOC (as defined below), in the maximum amount of $8,889,000.
(6) Upon the occurrence and during the continuation of both (i) a monetary event of default under the HGSI lease and (ii) an event of default under the related mortgage loan documents, the property owner/indemnity guarantor will be required to fund the debt service coverage reserve from the Tenant LOC (as defined below), in the maximum amount of $10,861,000.
(7) The lender received an assignment of the letter of credit (the "Tenant LOC") provided on behalf of tenant HGSI for the benefit of the property owner/indemnity guarantor in the amount of $19,750,000. The lender will release the Tenant LOC upon HGSI's achievement of a rating of BBB- or better from S&P or Baa3 from Moody's. If HGSI's rating subsequently drops below such required rating(s), the property owner/indemnity guarantor will be required to deliver to the lender a replacement letter of credit in the full amount of $19,750,000. If HGSI monetarily defaults under its lease and an event of default has occurred and is continuing under the related mortgage loan documents, the property owner/indemnity guarantor will be required to fund from the Tenant LOC (i) the tenant improvement and leasing commissions reserve, in the maximum amount of $8,889,000 and (ii) the debt service coverage reserve, in the maximum amount of $10,861,000. In addition, upon the occurrence and during the continuation of a material monetary event of default under the HGSI lease which continues for more than 30 days, the borrower will be required to post a letter of credit in the amount of $8,575,000 and, if the Tenant LOC has been released by the lender, an additional letter of credit in the amount of $8,889,000 (collectively, as applicable, the "Borrower LOC"). The Borrower LOC will be released (i) upon the cure of the material monetary event of default under the HGSI lease (provided no event of default exists under the related mortgage loan documents) or (ii) if the HGSI lease has been terminated, the occupancy of such space by a replacement tenant generates sufficient income to meet a minimum debt service coverage ratio requirement of 1.25x.
(8) Upon the occurrence and during the continuation of an event of default under the related mortgage loan documents due to the borrower's failure to deliver the Borrower LOC within 30 days of the date required, the property owner/indemnity guarantor will be required to establish a lender-controlled lockbox and to cause the tenants of the HGSI Headquarters Property to deposit all rents directly into such lockbox.
(9)  Based on the June 30, 2006 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                HGSI HEADQUARTERS

                             ADDITIONAL INFORMATION

- The HGSI Headquarters property is a 635,058 square foot, Class A low-rise, single-tenant office and pharmaceutical R&D building with a six-story parking garage, located in Rockville, MD, approximately 12 miles from Washington, D.C. Constructed in 2003, the building has three wings connected by a large two-story central atrium. The two outside wings (East & West) are each five stories and are primarily used as lab and manufacturing space. The center wing (North) is a six-story office tower. Each wing has a full level enclosed penthouse and a basement level as well. These areas provide housing for mechanical equipment and additional storage. Of the total space, approximately 36% is office finish, 34% is lab space, and 30% is mechanical/warehouse space. A portion of the warehouse space is located on the second and fourth floors of the West wing. Although the space is presently being used as warehouse space, the long-term plan is to have the space finished as additional lab or office space as Human Genome Services, Inc. ("HGSI") expands and continues to consolidate operations to the HGSI Headquarters Building. The building is attractive and well maintained and stands out as one of the most prestigious properties in its market.

- The HGSI Headquarters property is 100% occupied by HGSI pursuant to a twenty-year lease with an annual rental rate of $31.10/SF NNN, 2% annual rental increases and two ten-year renewal options. HGSI sold the subject as part of a larger transaction that included the sale lease-back of HGSI's corporate headquarters (subject property) and a large scale manufacturing facility for a total purchase price of $425,000,000. HGSI is a biopharmaceutical company with a pipeline of compounds in clinical development, including drugs to treat such diseases as Hepatitis C, lupus, anthrax disease, cancer, rheumatoid arthritis and HIV/AIDS. HGSI's mission is to discover, develop, manufacture and market innovative drugs that serve patients that have unmet medical needs, with a primary focus on protein and antibody products. Along with several drugs that are in the final phase of clinical trials, HGSI has entered into strategic partnerships with leading pharmaceutical and biotechnology companies to leverage their strengths and to gain access to complementary technologies and sales and marketing infrastructure. In these instances, collaborative marketing partners invest capital in HGSI in the form of up-front royalty fees, the sharing of clinical development costs, and future milestone payments as products are developed and commercialized.

- The subject is located Montgomery County, which has the nation's third largest concentration of bio-technology firms, and is recognized internationally as the biotech capital of the world. The building is west of Shady Grove Adventist Hospital and the Montgomery County campus of Johns Hopkins University, providing convenient access to resources for on-going clinical trials. The subject is part of the Rockville submarket, which includes Gaithersburg, North Rockville and Rockville and includes both office and lab space. The second quarter 2006 CoStar Office Report for Class A office for the submarket concludes a 9.9% vacancy rate and an average rental rate of $26.52/SF. The second quarter CoStar Bio-Lab Space Report for the submarket concludes a 10.3% vacancy rate and an average rental rate of $34.52/SF.

- The borrower under the HGSI Headquarters Loan is BMR-Shady Grove B LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose purpose is limited to obtaining the HGSI Headquarters Loan. The borrower is wholly owned by BMR-Shady Grove Road Holdings LLC, a newly formed Delaware limited liability company and special purpose entity. The property owner/indemnity guarantor, BMR-Shady Grove Road HQ LLC, is a Maryland limited liability company. The property owner/indemnity guarantor is a special purpose entity whose business is limited to owning and operating a 48.61 acre parcel in Rockville, Maryland, of which 14.08 acres includes the HGSI Headquarters property. The additional 34.53 acres of undeveloped land can be released at no cost to the Borrower for development at a later time. No value was given to the 34.53 acre tract in the underwriting or valuation of the HGSI Headquarters Loan. The property owner/indemnity guarantor is wholly owned by BMR-Shady Grove Holdings LLC, a newly formed Delaware limited liability company and special purpose entity. BioMed Realty, L.P., the indemnitor whose general partner and majority owner is BioMed Realty Trust, Inc.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                HGSI HEADQUARTERS

                       ADDITIONAL INFORMATION (CONTINUED)

- BioMed Realty Trust, Inc. is a REIT formed in 2004 to provide real estate to the life science industry. Its tenants include biotechnology and pharmaceutical companies, scientific research institutions, government agencies, and other entities involved in the life science industry. The BioMed Realty Trust portfolio currently consists of 54 properties with over
     7.7 million square feet of space located primarily in markets with well established reputations as centers for scientific research, including Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania, and New York/New Jersey. BioMed Realty Trust, Inc. operates as a fully integrated, self-administered and self-managed REIT, providing management, leasing, and development services to their clients.

- The property is managed by BMR-Shady Grove Road HQ LLC. Management may be performed by, either BMR-Shady Grove Road HQ, LLC, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the HGSI Headquarters property. The lender under the HGSI Headquarters Loan has the right to require termination of any existing management agreement following the occurrence of, among other circumstances, an event of default under the HSGI Headquarters Loan.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                 280 PARK AVENUE

                         [PLACEHOLDER FOR PHOTO AND MAP]

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                 280 PARK AVENUE

                                LOAN INFORMATION

                                             ORIGINAL          CUT-OFF DATE
                                          ---------------     ---------------
PRINCIPAL BALANCE(1):

280 PARK AVENUE LOAN:                     $   140,000,000     $   140,000,000(2)
280 PARK AVENUE PARI
PASSU COMPANION LOAN:                     $   300,000,000     $   300,000,000(3)
280 PARK AVENUE WHOLE
LOAN:                                     $   440,000,000     $   440,000,000

FIRST PAYMENT DATE:         July 11, 2006

MORTGAGE INTEREST RATE:     6.754194602% per annum

AMORTIZATION TERM:          360 months(4)

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              June 11, 2016

MATURITY/ARD BALANCE:       $135,905,508

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until the date that is three
                            months prior to the Maturity Date.

LOAN PER SF:                $365(3)

UP-FRONT RESERVES:          Engineering Reserve:                         $66,750

                            Tenant Improvement and Leasing
                            Commission Reserve:                      $30,100,502

                            Debt Service Payment Reserve:        $115,000,000(5)

ONGOING RESERVES:           Tax and Insurance Reserve:                       Yes

                            Replacement Reserve:                          Yes(6)

                            Tenant Improvement and Leasing
                            Commission Reserve:                           Yes(7)

LOCKBOX:                    Hard

SUBORDINATE FINANCING:      Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Office

PROPERTY SUB-TYPE:          Central Business District

LOCATION:                   New York, New York

YEAR BUILT/RENOVATED:       1961/2006

SQUARE FEET:                1,206,807

OCCUPANCY AT U/W(9):        98%

OWNERSHIP INTEREST:         Fee

MAJOR TENANTS                    NRSF       % OF TOTAL NRSF     LEASE EXPIRATION
-------------                    ----       ---------------     ----------------
Deutsche Bank                   337,868          28.0%              2/28/2011
National Football League        205,145          17.0%              2/29/2012
Credit Suisse                    91,948           7.6%              1/30/2014

PROPERTY MANAGEMENT:        Boston Properties Limited Partnership

                                12/31/2004       12/31/2005          U/W
                                ----------       ----------          ---
NET OPERATING INCOME:          $ 41,653,117     $ 40,295,096    $ 55,169,921
NET CASH FLOW:                                                  $ 53,724,247
DSCR:                                                           1.58x

APPRAISED VALUE:            $1,266,000,000

APPRAISAL DATE:             May 1, 2006

CUT-OFF DATE LTV RATIO(3):  34.8%

MATURITY/ARD LTV RATIO:     33.7%

(1) The 280 Park Avenue Whole Loan has an original balance of $440,000,000. The 280 Park Avenue Loan is pari passu with the 280 Park Avenue Pari Passu Companion Loan, which has an original principal balance of $300,000,000. The 280 Park Avenue Loan and the 280 Park Avenue Pari Passu Companion Loan each have a mortgage interest rate of 6.754194602% per annum. Unless otherwise stated, calculations presented herein are based on the 280 Park Avenue Whole Loan.
(2) Based on the December 2006 cut-off date principal balance of the 280 Park Avenue Loan.
(3) Based on the December 2006 cut-off date principal balance of the 280 Park Avenue Whole Loan.
(4) The 280 Park Avenue Loan has an interest-only period of 84 months, after which the borrower will be required to pay interest and principal on each monthly payment date. Amortization is based on the interest rate on the 280 Park Avenue Whole Loan.
(5) The debt service payment reserve was established at the closing of the 280 Park Avenue Whole Loan in the amount of $115,000,000 in the form of a letter of credit to fund debt service due under the 280 Park Avenue Whole Loan and the related mezzanine loans.
(6) The borrower is required to deposit monthly payments of $20,113.42 into a replacement reserve to fund ongoing repairs and replacements.
(7) The borrower is required to deposit monthly payments of $100,567.25 into a TI/LC reserve to fund tenant improvements and leasing commissions.
(8) The borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate amount of $670,000,000 in a total of six mezzanine loans secured by the ownership interests in the entity owned by each respective mezzanine borrower, at a weighted average interest rate of 7.1821% per annum.
(9)  Based on the November 17, 2006 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                 280 PARK AVENUE

                             ADDITIONAL INFORMATION

- The pooled portion of the 280 Park Avenue whole loan is shadow rated Baa3/BBB- by Moody's and S&P, respectively.

- 280 Park Avenue (the "Subject" or the "Property") is a trophy office property located between East 48th and East 49th Streets in the heart of Midtown Manhattan's Plaza District. The Subject is comprised of two Class-A office towers totaling 1,206,807 square feet of net rentable area. The 31-story East Tower was constructed in 1961 and the 43-story West Tower was constructed in 1968 along with the middle building that connects the two towers. In 1997, the Subject underwent an extensive $12 million renovation program that included improvements to the lobbies, elevator cabs, roofing and HVAC systems. Many of the tenant spaces include wood paneling and trim, stone and/or glass walls, exercise facilities and highly decorative custom additions. Further, the previous owner invested approximately $42.3 million in tenant allowances, leasing commissions and capital improvements during its ownership.

- As of November 17, 2006, the Subject was 98.0% occupied by over 40 tenants at an average rent of $51.93/SF. The Subject maintains an impressive tenant roster with credit tenants leasing approximately 48% of the net rentable area. These tenants include Deutsche Bank (Aa3/AA-/AA-; Moody's/S&P/Fitch), Credit Suisse (Aa3/AA-/AA-; Moody's/S&P/Fitch), Investcorp International (Baa2/NR/BBB; Moody's/S&P/Fitch), GE Capital (Aaa/AAA/NR; Moody's/S&P/Fitch), Bank of America (Aa2/AA-/AA-; Moody's/S&P/Fitch) and Deutsche Telekom (A3/A-/A-; Moody's/S&P/Fitch). Office tenants greater than 15,000 square feet account for approximately 69% of the Subject's net rentable area and in-place income. Office tenants with less than 15,000 square feet have a weighted average lease expiration of April 2011, allowing for the creation of larger tenant leasing and/or build-out opportunities. The Subject has averaged 99.3% quarterly occupancy since 2000 and, since stabilization, has never been below 97.6%. Since 2000, the Subject's occupancy rate has remained between 97% and 100%.

- Deutsche Bank is the largest tenant leasing 337,868 square feet (28.0% of GLA) at an average rent of $53.45/SF through February 2011. Deutsche Bank has developed into a leading global provider of financial services. A leader in Germany and Europe, the bank is continuously growing in North America, Asia and key emerging markets. Deutsche Bank has $1,304.9 billion in assets, 1,588 branches employing 67,474 people from 130 nations and financial services in 73 countries.

- The second largest tenant, The National Football League, leases 205,145 square feet (17.0% of GLA) at an average rent of $42.63/SF through February 2012. The NFL is the largest professional American football league, acting as a trade association for 32 franchise owners. Professional football is the most valuable and profitable team sport. In 2004 and 2005, the NFL negotiated new broadcasting contracts with Disney (owner of ESPN), CBS, FOX, NBC and DIRECTV.

- The third largest tenant, Credit Suisse, leases 91,948 square feet (7.6% of GLA) at an average rent of $52.00/SF through January 2014. Once known as Credit Suisse First Boston, Credit Suisse is part of the Swiss banking firm, Credit Suisse Group, which operates in more than 50 countries worldwide. Credit Suisse offers clients a wide range of products and services throughout several integrated core businesses, including securities underwriting, sales and trading, investment banking, private equity, alternative assets, financial advisory services, investment research and asset management. Credit Suisse is a leading investment bank serving institutional, corporate, government and high net worth clients.

- The Subject is located in Manhattan's Midtown office market, which covers the area between 30th and 65th Streets and the Hudson and East Rivers and typically commands the highest rental rates in New York City. According to the CoStar report for third quarter 2006, there are 1,534 buildings containing approximately 295.8 million square feet of space in the Midtown market. Approximately 69.1% of the market inventory consists of Class A space (361 buildings; 204.3 million square feet), with Class B space accounting for 19.9% (542 buildings; 59.0 million square feet) and Class C space representing 11.0% (631 buildings; 32.5 million square feet) of the inventory. Overall, the Midtown Manhattan office market is healthy, with a vacancy rate of 5.2% as of third quarter 2006 (according to CoStar). For 2006, the Midtown office market as a whole reported its thirteenth consecutive quarter of positive net absorption.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                 280 PARK AVENUE

                       ADDITIONAL INFORMATION (CONTINUED)

- The Subject is located in the Plaza District submarket of the Midtown market. For the third quarter 2006, the Plaza district submarket had both Class A and overall vacancy of 4.1%. In the third quarter 2006, the Plaza District submarket had a positive net absorption of 1.03 million square feet. The average Class A asking rent during third quarter 2006 was $74.54/SF. The average in place rent at the Subject is $51.61/SF, which is below the market and submarket, thus representing substantial upside potential as tenants roll and new leases are renewed or executed at market rates.

- The sponsor is an experienced, well-capitalized and quasi-governmental entity owned by the Royal Family of the Emirate of Dubai, UAE. Istithmar Building FZE, the real estate arm of Istithmar PJSC ("Istithmar"), is a privately incorporated investment company based in Dubai, U.A.E. Istithmar targets projects that are positioned to experience long-term substantial capital appreciation. Istithmar also owns One Trafalgar Square in London and 230 Park Avenue in New York City.

- The Subject will be managed by Boston Properties. Boston Properties is a publicly-traded real estate investment trust and is one of the largest owners, managers and developers of first-class office properties in the Untied States. Boston Properties was founded in 1970 by Mortimer B. Zuckerman and Edward H. Linde in Boston, where it maintains its headquarters. Boston Properties owns 124 properties encompassing more than
     42.1 million square feet in Boston, New York, Washington D.C., San Francisco and Princeton.

- The 280 Park Avenue Loan is further secured by a pledge by the borrower to lender of the borrower's rights to receive from Boston Properties certain master lease payments and revenue support payments that comprise additional consideration for the purchase of the subject by the borrower from Boston Properties. Please see the Free Writing Prospectus for further detail.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                 280 PARK AVENUE

LEASE ROLLOVER SCHEDULE (1)

                                                                                           % OF TOTAL BASE      CUMULATIVE % OF
                      # OF LEASES   AVERAGE BASE RENT    % OF TOTAL SF    CUMULATIVE %     RENTAL REVENUES       TOTAL RENTAL
        YEAR            ROLLING       PER SF ROLLING        ROLLING       OF SF ROLLING        ROLLING         REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------------------
        2006               3            $   0.00              1.0%             1.0%              0.0%                 0.0%
        2007               6            $  51.19              4.3%             5.3%              4.4%                 4.4%
        2008              14            $  48.27             10.0%            15.4%              9.7%                14.2%
        2009               7            $  59.85              2.6%            18.0%              3.2%                17.4%
        2010               9            $  58.87              4.3%            22.3%              5.1%                22.5%
        2011              32            $  52.60             31.1%            53.3%             32.9%                55.4%
        2012              13            $  41.69             19.6%            72.9%             16.4%                71.8%
        2013               1            $ 173.37              0.0%            73.0%              0.1%                71.9%
        2014              18            $  54.08             16.3%            89.2%             17.7%                89.6%
        2015               1            $  79.00              0.7%            89.9%              1.1%                90.7%
        2016               2            $  75.00              1.4%            91.3%              2.1%                92.8%
  GREATER THAN 2016        7            $  54.14              6.6%            97.9%              7.2%               100.0%
       VACANT             N/A              N/A                2.1%           100.0%              N/A                  N/A

(1) Data based on the rent roll dated November 17, 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                            W NEW YORK - UNION SQUARE

                       [PLACEHOLDER FOR BOX PHOTO AND MAP]

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                            W NEW YORK - UNION SQUARE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE: $115,000,000

CUT-OFF DATE PRINCIPAL
BALANCE(1):                 $115,000,000

FIRST PAYMENT DATE:         November 11, 2006

MORTGAGE INTEREST RATE:     6.472230435% per annum

AMORTIZATION TERM:          Interest only(2)

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              October 11, 2011

MATURITY/ARD BALANCE:       $115,000,000

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until the date that is three
                            months prior to the Maturity Date.

LOAN PER ROOM:              $425,926(1)

UP-FRONT RESERVES:          FF&E Reserve:                          $3,337,114(3)

                            Seasonality Reserve:                     $850,557(4)

ONGOING RESERVES:           Tax and Insurance Reserve:                       Yes

                            FF&E Reserve:                                 Yes(3)

                            Seasonality Reserve:                          Yes(4)

LOCKBOX:                    Hard

SUBORDINATE FINANCING:      Yes(5)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Hotel

PROPERTY SUB-TYPE:          Full Service

LOCATION:                   New York, New York

YEAR BUILT/RENOVATED:       1911/2000

ROOMS:                      270

U/W OCCUPANCY(6):           86%(4)

OWNERSHIP INTEREST:         Fee

PROPERTY MANAGEMENT:        Starwood Hotels & Resorts Worldwide, Inc.

                             12/31/2004     12/31/2005       7/31/2006         U/W
                             ----------     ----------       ---------         ---
NET OPERATING INCOME:       $ 14,615,988   $ 17,401,112    $ 18,011,859   $ 18,355,959
NET CASH FLOW:                                                            $ 16,482,361
DSCR:                                                                     2.18x

APPRAISED VALUE:            $291,000,000

APPRAISAL DATE:             September 1, 2006

CUT-OFF DATE LTV RATIO(1):  39.5%

MATURITY/ARD LTV RATIO:     39.5%

(1)  Based on the December 2006 cut-off date principal balance.
(2) The W New York - Union Square Loan has an interest-only loan for its entire term.
(3) The borrower was required to deposit into an FF&E reserve to fund on-going repairs and replacements of FF&E $3,337,133.71 on the closing date for the W New York - Union Square Loan, and thereafter, on each due date beginning with the second due date, borrower is required to fund 4.0% of gross income from operations.
(4) On the closing date for the W New York - Union Square Loan, the borrower was required to deposit $850,557 into a seasonality reserve to cover any shortfalls in funds available to pay debt service. In addition, on each due date, the borrower is required to deposit into such seasonality reserve an amount necessary (taking into account amounts on deposit in such seasonality reserve) to maintain a debt service coverage ratio of 1.05x on a trailing 12-month basis, in order to provide an additional source of funds for the payment of debt service and amounts then payable to the tax and insurance reserve and the FF&E reserve. From and after the date on which a debt service coverage ratio (giving no consideration to amounts on deposit in the seasonality reserve) of 1.25x is achieved with respect to the related mortgaged property (on a trailing 12-month basis based on an interest rate and a 25-year amortization schedule), the borrower will no longer be required to make such monthly deposits into the seasonality reserve, and, if no event of default exists under the W New York - Union Square Loan, any amounts remaining in the seasonality reserve will be released to the borrower.
(5) The borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate amount of $117,000,000 in a total of two mezzanine loans secured by the ownership interests in the entity owned by each respective mezzanine borrower, at a weighted average interest rate of 6.5114% per annum.
(6)  Based on the August 31, 2006 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                            W NEW YORK - UNION SQUARE

                             ADDITIONAL INFORMATION

- The W New York - Union Square mortgage loan is expected to be shadow rated Baa3/BBB- by Moody's and S&P; respectively.

- The W New York - Union Square (the "Subject") is a 21-story, upscale, boutique hotel containing 270 rooms, including 17 suites; an award winning restaurant, Todd English's Olives; a lounge; a night club, UNDERBAR; approximately 6,000 square feet of meeting facilities; a business center; 24-hour concierge and room service; and a fitness center. The structure, formerly known as the Guardian Life Building, was originally built in 1911 and is considered a New York City landmark. Following extensive renovations at a cost of approximately $75 million in 1999 and 2000, the Guardian Life Building was converted to the W New York - Union Square hotel.

- The Subject is located in the Borough of Manhattan in New York City. It is situated in the Union Square, Flatiron, Gramercy Park district of Manhattan, within the block bounded by Irving Place to the East, East 18th Street to the north, East 17th Street to the south, and Park Avenue South to the west. The Subject is located in an area easily accessible from the large concentrations of office and other commercial space in Midtown and Downtown Manhattan. Transportation by bus, subway, personal automobile, or taxi to the Subject from Midtown and Downtown Manhattan is easy and direct. The Subject is located in close proximity to the 14th Street - Union Square subway station, providing access to the L, N, Q, R, W, and 4, 5, and 6 train lines.

- The Subject is situated in close proximity to major commercial demand generators such as Credit Suisse, Zurich North America, EMI, Limited, Inc./Gap, Nike, PriceWaterhouseCoopers, Citigroup, Interpublic Group of Companies, Dun & Bradstreet, BCOM3, J. Crew, AT Kearny, Young and Rubicam, as well as numerous firms involved in fashion, music/entertainment, and finance. Various retail stores, museums, and restaurants in Manhattan's Midtown West, East, and Upper East Side areas also serve as attractions. New York City's Lexington, Park, Madison, and Fifth Avenues are all prime retail locations, offering a collection of designer boutiques, art galleries, and jewelry stores and all within short walking distances from the Subject.

- The New York hotel market is continuing to rebound and thrive since the events of September 11, 2001 and the subsequent economic downturn. Average rates increased by a material 11.1% in 2004 and by an additional 15.4% in 2005. An analysis of the year-to-date ended June 2006 indicates that the positive rate of increase of average room rates that prevailed in the market in 2004 and 2005 continued, as average room rates continued to grow at a 9.3% rate. Given the high occupancy levels registered by both the competitive set and the overall Manhattan market, strong increases in average room rate are expected to continue in the future. In addition, 3,291 rooms have come off line in the last three years due to conversions to residential use. Based on these historical trends and on analysis of the Subject's competitive lodging market, the appraiser projects that market wide average rate will increase by 9.0% in 2007, and 8.0% in 2008, as the economy continues to recover and lodging compression increases.

- The Subject is reportedly one of the best operated hotels in New York in terms of bottom-line operating margin and is reported to be the best operated W Hotel in the world. Since opening in 2000, the Subject has consistently had NOI operating margins of between 38% and 41%, projected to go to as high as 44% going forward as management continues to push rates. In 2004 the property had an ADR of $340, RevPAR of $275 and occupancy of 81.1%. In 2005, performance increased to an ADR of $385, RevPAR of $329, an occupancy of 85.5%. Re-forecast 2006 (as of August 2, 2006) indicates an ADR of $421, RevPAR of $360, an occupancy of 85.6%. As the Manhattan hotel market continues to ramp up post September 11, 2001, the market is projected to stabilize in 2008 and the Subject is projected to achieve an ADR of $508, RevPAR of $427 and an occupancy of 84%. The Subject's primary competition includes luxury hotels and upscale boutique properties. With the exception of the Subject, all the competitive properties are operated independent of a nationally recognized brand affiliation. The hotels in the competitive set range in size from 113 guestrooms at the Morgans to 336 units at the Soho Grand. The competitors derived the greatest share of their occupancy, 59%, from the commercial market segment in 2005, with the leisure segment accounting for 27%, and the meeting and group segment contributing 14%, versus the subject which derived 65% from the commercial segment. All of the competitive hotels are located in Midtown or Lower Manhattan.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                            W NEW YORK - UNION SQUARE

                       ADDITIONAL INFORMATION (CONTINUED)

- The Subject has consistently outperformed the competition. In 2003 the Subject's RevPAR was $251, while the competition's RevPAR was approximately 17% lower at $208. The Subject continued to dominate the competition in 2004, with the Subject achieving 10% growth in RevPAR to a market leading rate of $275, compared to the competition's RevPAR of $240. In 2005, the Subject achieved an impressive 19.2% growth in RevPAR to $329, which was the highest RevPAR in the market. In 2005, the competitors achieved an overall occupancy of 83.5% at an average rate of $346, yielding a RevPAR of $289. The Subject also attained the highest yield penetration rate of 113.7%, due to both its strong occupancy and average rate performance. The overall market occupancy penetration rates of the competitors were in a very tight range, at a low of 98.2% for the Soho Grand and Tribeca Grand to a high of 103% for the Royalton. The Subject also captured more than its fair share of demand in 2005, attaining an overall market occupancy penetration rate of 102%.

- The sponsor is an experienced, well-capitalized entity owned by the Royal Family of the Emirate of Dubai, UAE. Istithmar Building FZE, the real estate arm of Istithmar PJSC ("Istithmar"), is a privately incorporated investment company based in Dubai, U.A.E. Istithmar targets projects that are positioned to experience long-term substantial capital appreciation. Istithmar also owns One Trafalgar Square in London, 230 Park Avenue and 280 Park Avenue in New York City. Istithmar Building FZE is also the non-recourse carve out guarantors for the W New York - Union Square Loan. According to their 2005 year-end 2005 audited financials, Istithmar has a net worth of approximately $1.1 billion and a liquidity of approximately $227 million.

- Starwood Hotels & Resorts Worldwide, Inc. has been retained as the hotel operator. Starwood Hotels & Resorts, which was incorporated in 1980, is a hotel and leisure company with approximately 850 properties in more than 95 countries. Starwood Hotel & Resorts conducts its hotel and leisure business directly and through its subsidiaries. In November 2005, it acquired the Le Meridien brand and the related management and franchise business for the portfolio of 122 hotels. Its brand names include St. Regis Hotels & Resorts (luxury full-service hotels, resorts and residences); The Luxury Collection (luxury full-service hotels and resorts); W Hotels (luxury and upscale full service hotels, retreats and residences); Westin Hotels & Resorts (luxury and upscale full-service hotels and resorts); Le Meridien (luxury and upscale full-service hotels and resorts); Sheraton Hotels & Resorts (luxury and upscale full-service hotels and resorts); Four Points by Sheraton (moderately priced select-service hotels), and Aloft (moderately priced select-service hotels). It also owns Starwood Vacation Ownership, Inc.
     (SVO), whose operations include the acquisition, development and operation of vacation ownership resorts; marketing and selling vacation ownership interests (VOIs) in the resorts, and providing financing to customers who purchase such interests. In addition to its owned and leased hotels, as of December 31, 2005, Starwood Hotels & Resorts managed 378 hotels with approximately 121,000 rooms worldwide.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                            W NEW YORK - UNION SQUARE

HOTEL SCHEDULE

                              OPERATING PERFORMANCE

             YEAR            OCCUPANCY        ADR          REVPAR
             ----            ---------        ---          ------
             U/W               85.6%        $ 420.72      $ 360.02
            T-12(1)            86.2%        $ 403.86      $ 348.04
             2005              85.5%        $ 384.59      $ 328.80
             2004              80.8%        $ 340.20      $ 274.91
             2003              81.9%        $ 363.86      $ 250.44

(1) Data based on the trailing twelve months ended August 21, 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                WATERFRONT PLAZA

                       [PLACEHOLDER FOR BOX MAP AND PHOTO]

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                WATERFRONT PLAZA

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $100,000,000

CUT-OFF DATE PRINCIPAL
BALANCE(1):                     $100,000,000

FIRST PAYMENT DATE:             October 11, 2006

MORTGAGE INTEREST RATE:         6.196785000% per annum

AMORTIZATION TERM:              Interest only(2)

HYPERAMORTIZATION:              N/A

ARD DATE:                       N/A

MATURITY DATE:                  October 11, 2016

MATURITY/ARD BALANCE:           $100,000,000

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout/defeasance until the date that is four
                                months prior to the Maturity Date.

LOAN PER SF:                    $192(1)

UP-FRONT RESERVES:              Tenant Improvement and Leasing
                                Commissions Reserve:              $1,000,000(3)

ONGOING RESERVES:               Tax and Insurance Escrow:                   Yes

                                Replacement Reserve:                     Yes(4)

                                Tenant Improvement and Leasing
                                Commissions Reserve:                     Yes(3)

                                Ground Lease Reserve                       Yes

LOCKBOX:                        Hard

SUBORDINATE FINANCING:          Yes(5)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Central Business District

LOCATION:                      Honolulu, Hawaii

YEAR BUILT/RENOVATED:          1988/2006

SQUARE FEET:                   521,683

OCCUPANCY AT U/W (6):          96%

OWNERSHIP INTEREST:            Leasehold

MAJOR TENANT(S)              NRSF      % OF TOTAL NRSF     LEASE EXPIRATION
---------------              ----      ---------------     ----------------
Hawaii Insurance
Consultants, Ltd./AIG       74,249          14.2%             12/31/2007

Aloha Airlines, Inc.        37,550           7.2%              9/30/2010

McCorriston Miho
Miller Mukai                34,543           6.6%             12/31/2011

PROPERTY MANAGEMENT:           Shidler Hawaii Investment Partners, LLC

                               10/31/2005      4/1/2006         U/W
                               ----------      --------         ---
NET OPERATING INCOME:          $ 5,963,035    $ 6,061,935    $ 9,419,144

NET CASH FLOW:                                               $ 8,793,052

DSCR:                                                        1.40x

APPRAISED VALUE:               $160,000,000

APPRAISAL DATE:                June 8, 2006

CUT-OFF DATE LTV RATIO(1):     62.5%

MATURITY/ARD LTV RATIO:        62.5%

(1)  Based on the December 2006 cut-off date principal balance.
(2)  The Waterfront Plaza Loan is an interest-only loan for its entire term.
(3) On the closing date for the Waterfront Plaza Loan, $1,000,000 was deposited by the borrowers for tenant improvements and leasing commissions in connection with the leases at the property. If amounts in the tenant improvements and leasing commissions reserve are reduced to $250,000 or less, the borrowers will be required to make monthly payments of $32,182.17 until the balance of the tenant improvements and leasing commissions reserve equals $1,500,000. Thereafter, if amounts in the tenant improvements and leasing commissions reserve are reduced to less than $1,500,000, the borrowers will be required to make monthly payments of $32,182.17 until the balance is again equal to $1,500,000.
(4) The borrowers are required to make monthly payments of $6,436.42 into a replacement reserve to fund repairs and replacements.
(5) The sole members of the borrowers have pledged their respective ownership interests in the borrowers as security for an $11,000,000 mezzanine loan. In addition, the owner of equity interests in the mezzanine borrowers is permitted to obtain an additional mezzanine loan secured by a pledge of the direct ownership interests of the mezzanine borrowers, upon satisfaction certain conditions described in the mortgage loan documents.
(6)  Based on the June 1, 2006 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                WATERFRONT PLAZA

                             ADDITIONAL INFORMATION

- Waterfront Plaza (the "Subject" or "Property") is a premier office building located on the Waikiki end of Honolulu's CBD. Built in 1988 and renovated in 2006, the Class A office property is comprised of seven, 5-story office buildings and a ground floor plaza totaling 521,683 square feet of net rentable area. The ground plaza includes several retail shops and upscale restaurants that enhance the Property's tenant makeup. The Property is currently undergoing approximately $2.0 million of renovations, which is in addition to the $2.3 million already spent on capital improvements and tenant improvements by the sponsor. These renovations include a complete redesign of the plaza level and interior courtyard, complete renovation of all interior lobbies, and rewiring of the entire campus for high speed internet. Bolstered by these renovations and the strong Sponsorship, the Property's occupancy has increased from approximately 88% to 95.6% since acquisition.

- As of June 1, 2006, the Subject was 95.6% occupied by 86 distinct office and retail tenants. The Property is made up of 435,403 square feet of office space (83.5% of NRA), 85,872 square feet of retail space (16.5% of NRA) and 408 square feet of storage space. The Subject maintains an impressive tenant roster with 21.8% of NRA occupied by investment grade tenants including Hawaii Insurance Consultants (Parent: American International Group is rated Aa2/AA/AA; Moody's/S&P/Fitch), AT&T Corp. (Parent: AT&T Inc. is rated A2/A/A; Moody's/S&P/Fitch), and Wachovia Securities LLC (Parent: Wachovia Corp. is rated Aa3/A+/AA-; Moody's S&P/Fitch). Office tenants occupying greater than 10,000 square feet account for approximately 64% of the Subject's net rentable area and over 75% of the Subject's net rentable office space. Since the Sponsor purchased the property in 2004, they have been converting gross and modified gross leases to NNN leases. The average rent for the Subject's office space is $30.76/SF gross, which is lower than the average office market rent of $33.25/SF gross. The Subject's average retail rent of $33.07/SF gross is below the average market retail rent of $44.40/SF gross. These below market leases should provide additional revenue for the Property in the near future as the Sponsor can negotiate higher rents that are more in-line with market rents. In addition, the Sponsorship has conducted a detailed floor area measurement and analysis using the BOMA "Standard Method for Measuring Floor Area in Office Buildings (1996)" ("BOMA 1996"). As a result, Waterfront Plaza's net rentable area will increase by 5% or 27,629 square feet to 549,312 square feet, thereby creating additional income for the Subject.

- American International Group Hawaii (AIG Hawaii) is the Subject's largest tenant, leasing 74,249 square feet (14.2% of NRA) through December 2007 at an average rent of $31.97/SF gross. American International Group (AIG), the parent company of AIG Hawaii, is one of the world's largest insurance firms and is best known domestically as a leading provider of property/casualty and specialty insurance. AIG Hawaii has been at the Subject since January 1, 1998 and uses Waterfront Plaza as AIG Hawaii's corporate headquarters. Within the past two years, AIG expanded its own space by approximately 10,000 square feet and renovated its lobby with its own funds. Given their improvements, it is likely that AIG Hawaii will renew their lease at current market rent, which is $33.25/SF gross, to avoid a costly relocation in the already tight Honolulu office market.

- The second largest tenant, Aloha Airlines, leases 37,550 square feet (7.2% of NRA) at an average rent of $23.35/SF base year through September 2010. The Subject serves as the Aloha Airlines' national headquarters, making their space at the Subject vital for the company. Aloha Airlines flies passengers and freight to Hawaii's five major airports, as well as to selected destinations in the western United States. The carrier transports approximately 4.2 million passengers and delivers about 125 million pounds of cargo a year. Conde Nast Traveler, Travel & Leisure and Zagat Survey named Aloha Airlines as one of the nation's Top 10 domestic airlines. The airline also has the distinction of being the "Best Inter-island Airline" according to the Garden Island newspaper, West Hawaii Today, and the Hawaii Tribune Herald.

- The third largest tenant, McCorriston Miller Mukai MacKinnon, leases 34,543 square feet (6.6% of NRA) at an average rent of $25.00/SF base year through December 2011. McCorriston Miller Mukai MacKinnon is the fourth largest law firm in Honolulu, representing clients in both major business transactions and litigation throughout the state. The firm also has a significant international presence as it is involved in several projects throughout the world.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                WATERFRONT PLAZA

                       ADDITIONAL INFORMATION (CONTINUED)

- The Subject is located just outside the Downtown Central Business District. The Honolulu CBD is the center of business, finance, and government for all of Hawaii. Conveniently accessed from all of Honolulu's major thoroughfares, the Honolulu CBD is the largest Honolulu submarket with 5.19 million square feet of office space. The CBD provides one of the only opportunities for tenants in need of over 8,000 square feet, which has resulted in significant competition among large tenants.

- Overall the Honolulu CBD rental market is healthy, evidenced by the strong demand by tenants. The CBD is one of Honolulu's most active submarkets, exhibiting strong leasing activity with over 94,000 square feet of positive net absorption through June 21, 2006. Due to the low vacancy rate and continued strong demand by tenants, rents in the CBD are expected to rise significantly in the near term. The CBD has not added new multi-tenant office product since 1996 and will not deliver any significant new office product in the next three years.

- The sponsor and manager of the Property, The Shidler Group, is a private commercial real estate investment firm that knows the Honolulu market well as the group was founded in Honolulu in 1972. The Shidler Group has aggressively acquired space in its home market as it is the largest owner of office buildings in Honolulu. The managing partners of The Shidler Group, through their public and private companies, have been responsible for the acquisition and ownership of over 2,000 commercial properties in 40 states and Canada totaling over $10 billion in aggregate value. The Shidler Group currently manages approximately 9.8 million square feet of space. The company is experienced in the acquisition, financing, renovation and management of commercial properties and exhibits the qualities necessary to manage the Subject as well as its other properties.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                                WATERFRONT PLAZA

                                                                                          % OF TOTAL BASE      CUMULATIVE % OF
             # OF LEASES      AVERAGE BASE RENT    % OF TOTAL SF        CUMULATIVE %      RENTAL REVENUES       TOTAL RENTAL
  YEAR         ROLLING         PER SF ROLLING          ROLLING          OF SF ROLLING         ROLLING         REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------------------
  2006            3               $ 59.46                1.8%                1.8%                3.6%                3.6%
  2007           30               $ 32.25               26.7%               28.5%               27.8%               31.4%
  2008           16               $ 29.37               12.8%               41.3%               12.1%               43.5%
  2009           12               $ 32.88                8.4%               49.7%                9.0%               52.5%
  2010           16               $ 33.73               19.8%               69.5%               21.6%               74.1%
  2011            4               $ 28.96                7.4%               77.0%                7.0%               81.1%
  2012            2               $ 30.55                3.1%               80.1%                3.1%               84.1%
  2013            2               $ 31.75                2.8%               82.8%                2.9%               87.0%
  2014            1               $ 14.25                4.1%               87.0%                1.9%               88.9%
  2015            2               $ 43.33                2.9%               89.8%                4.0%               92.9%
  2016            3               $ 38.55                5.5%               95.3%                6.9%               99.7%
  M-T-M           2               $ 36.50                0.2%               95.6%                0.3%              100.0%
 VACANT          N/A                  N/A                4.4%              100.0%                N/A                 N/A

(1)  Data based on the rent roll dated June 1, 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                              WEST COVINA PORTFOLIO

                         [PLACEHOLDER FOR PHOTO AND MAP]

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                              WEST COVINA PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE(1):    $82,000,000

CUT-OFF DATE PRINCIPAL
BALANCE OF PORTFOLIO(2):          $82,000,000

FIRST PAYMENT DATE:               January 11, 2007

MORTGAGE INTEREST RATE:           6.040% per annum

AMORTIZATION TERM:                360 months

HYPERAMORTIZATION:                N/A

ARD DATE:                         N/A

MATURITY DATE:                    December 11, 2016

MATURITY/ARD BALANCE:             $69,630,300

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Lockout/defeasance until the date that is two
                                  months prior to the Maturity Date

LOAN PER SF:                      $184

                                  Tenant Improvement and Leasing
                                  Commissions Reserve for Wells
UP-FRONT RESERVES:                Fargo Bank Tower Loan:                $30,040

                                  Tenant Improvement and Leasing
                                  Commissions Reserve for West
                                  Covina Village Community
                                  Shopping Center Loan                 $195,860

                                  Replacement Reserve for Wells
                                  Fargo Bank Tower Loan                 $44,451

                                  Replacement Reserve for West
                                  Covina Village Community
                                  Shopping Center Loan                 $125,288

                                  Earnout Reserve                 $3,500,000(3)

                                  Rent Reserve                      $750,000(4)

ONGOING RESERVES:                 Tax and Insurance Reserve:                Yes

                                  Replacement Reserve for Wells
                                  Fargo Bank Tower Loan:                 Yes(6)

                                  Replacement Reserve for West
                                  Covina Village Community
                                  Shopping Center Loan:                  Yes(7)

                                  Tenant Improvement and Leasing
                                  Commissions Reserve for Wells
                                  Fargo Bank Tower Loan:                 Yes(8)

                                  Tenant Improvement and Leasing
                                  Commissions Reserve for West
                                  Covina Village Community
                                  Shopping Center Loan:                  Yes(9)

LOCKBOX:                          Springing

SUBORDINATE FINANCING:            None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Portfolio

PROPERTY TYPE:                    Various(10)

PROPERTY SUB-TYPE:                Various

LOCATION:                         West Covina, California

YEAR BUILT/RENOVATED:             1983 - 1987

SQUARE FEET:                      444,513

OCCUPANCY AT U/W(11):             Wells Fargo Bank Tower Loan:              98%

                                  West Covina Village
                                  Community Shopping Center Loan:          100%

OWNERSHIP INTEREST:               Fee

WEST COVINA VILLAGE COMMUNITY
SHOPPING CENTER:

                                     % OF TOTAL
MAJOR TENANT(S)           NRSF          NRSF          LEASE EXPIRATION
---------------           ----       ----------       ----------------
AJ Wright                35,497         8.0%             9/30/2014

Stater Brothers          35,232         7.9%            12/31/2011

Bally Total Fitness      28,300         6.4%             9/30/2008

WELLS FARGO BANK TOWER:

                                       % OF TOTAL
MAJOR TENANT(S)             NRSF          NRSF          LEASE EXPIRATION
---------------             ----          ----          ----------------
Wells Fargo Bank           36,726         8.3%            7/12/2015(12)

Franchise Tax Board        32,159         7.2%            8/31/2009

Eastland Executive Suites  30,228         6.8%            5/31/2007

PROPERTY MANAGEMENT:              Hassen Development Corporation

                          12/31/2004    12/31/2005     9/30/2006       U/W
                          ----------    ----------     ---------       ---
NET OPERATING INCOME:     $ 5,954,192   $ 6,790,783   $ 7,119,178   $ 7,491,407

NET CASH FLOW:                                                      $ 7,178,848

DSCR:                                                               1.21x

APPRAISED VALUE:                  $107,900,000

APPRAISAL DATE:                   October 26, 2006 for Wells Fargo Bank
                                  Tower Loan
                                  October 19, 2006 for West Covina
                                  Village Community Shopping Center
                                  Loan

CUT-OFF DATE LTV RATIO(2):        76.0%

MATURITY/ARD LTV RATIO:           64.5%

(1) The West Covina Portfolio is comprised of two mortgage loans (the "Wells Fargo Bank Tower Loan" and the "West Covina Community Shopping Center Loan," and each, a "West Covina Portfolio Loan"), each of which is cross-collateralized and cross-defaulted with the other.
(2)  Based on the December 2006 cut-off date principal balance.
(3) The earnout reserve is for the Wells Fargo Bank Tower Loan only and was established at the closing of such mortgage loan to address two leases entered into in November 2006, under which the respective tenants have not opened for business or commenced the payment of rent. The subject leases provide, respectively, for (a) the lease of 5,500 square feet at minimum gross rental rate of $25.12 per square foot and (b) the lease of 6,846 square feet at a minimum gross rental rate of $31.32 per square foot.
(4) The rent reserve is for the Wells Fargo Bank Tower Loan only and was established at the closing of such mortgage loan to address 12,480 square feet being vacated by Foothill Zone Transit in December 2006. Funds in the rent reserve will be released if a replacement tenant satisfactory to the lender has executed a lease for the space being vacated by Foothill Zone Transit at a minimum base rent of $30.00 per square foot for a minimum lease term of five years.
(5) The borrower under the Wells Fargo Bank Tower Loan is required to deposit monthly payments of $3,576 into a replacement reserve to fund ongoing repairs at the related mortgaged property.
(7) The borrower under the West Covina Community Shopping Center Loan is required to deposit monthly payments of $2,867 into a replacement reserve to fund ongoing repairs at the related mortgaged property.
(8) The borrower under the Wells Fargo Bank Tower Loan is required to deposit monthly payments of $17,932 into a reserve to fund tenant improvement costs and allowances and leasing commission obligations, which is capped at $200,000.
(9) The borrower under the West Covina Community Shopping Center Loan is required to deposit monthly payments of $19,110 into a reserve to fund tenant improvement costs and allowances and leasing commission obligations, which is capped at $685,000.
(10) West Covina Shopping Center in an Anchored Retail property and Wells Fargo Tower is a Suburban Office property.
(11) Based on the November 1, 2006 rent roll.
(12) The Wells Fargo Bank lease expiration date represents the weighted average expiration of the four Wells Fargo Bank leases.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                              WEST COVINA PORTFOLIO

                             ADDITIONAL INFORMATION

- The West Covina Shopping Center and the Wells Fargo Bank Tower Loan (collectively, the "Subject") are cross-collateralized and cross-defaulted.

     - The West Covina Village Shopping Center is a 229,324 square foot community shopping center located in West Covina, California. The West Covina Village Shopping Center is comprised of 11 buildings anchored by A.J. Wright, Stater Brothers, and Bally's Fitness. All of the buildings were constructed by the borrower between 1983 and 1987 and have since been well maintained. The West Covina Village Shopping Center has a good location and is visible from the San Bernardino Freeway (Intestate 10), a main thoroughfare in Los Angeles.

          - The Subject is currently 100% occupied by 39 tenants with rents ranging from $8.75 to $29.88/SF NNN per year(1). Anchor space represents 43% of the net rentable area (NRA). The largest tenant at subject is A.J. Wright ($8.75/SF; 35,497 square feet; 15.5% NRA; lease exp. 9/30/2014), part of the TJX Companies, is one of the nation's leaders in off-price retail. Other anchor tenants at the West Covina Village Shopping Center include Stater Bros ($11.79/SF; 35,232 square feet; 15.4% NRA; lease exp. 12/30/2011), the largest privately owned supermarket chain in Southern California, who has been in occupancy since 1986 and on a trailing 12 month basis through October has had $777/SF in sales, and Bally Total Fitness ($28.50/SF; 28,300 square feet; 12.3% NRA; lease exp. 9/14/2008), the largest and only nationwide commercial operator of fitness centers in the United States who has been in occupancy at the center since 1983.

          - San Gabriel Valley East, the West Covina Village Shopping Center's retail submarket, has remained fairly stable over the past several years with little new development. The vacancy rate within the submarket during the third quarter 2006 was 4.3%, which is lower than both the 3-year annualized vacancy rate of 6.1% and the 5-year annualized vacancy rate of 6.3%. Development of new retail space within the San Gabriel Valley East submarket has been constrained and inventory has remained at approximately
               4.8 million square feet since 2003. In addition, since 2003, average asking rents have steadily increased from $19.13/SF in 2003 to $21.50/SF in the third quarter of 2006, an increase of 12.4%.

     - The Wells Fargo Bank Tower is a 215,189 square foot, 13-story Class-A multi-tenant office building located in West Covina, California. The Wells Fargo Bank Tower was built in 1987. As of November 1, 2006, the subject was 97.9% leased by 26 tenants with rents ranging from $19.12/SF to $31.32/SF Gross. The Wells Fargo Bank Tower has good access and is visible from Interstate-10 and benefits from four levels of subterranean parking for 680 vehicles on site.

          - Wells Fargo Bank (AA+ S&P) is the largest tenant at the Wells Fargo Bank Tower, occupying a total of 36,726 square feet (17.1% of NRA) under multiple leases. Their current leases expire on July 31, 2010 ($24.60/SF: 1,748 square feet: 0.8% NRA), June 30,
               2008 ($25.20/SF; 2,820 square feet; 1.3% NRA) and May 31, 2016
               ($24.38/SF; 32,158 square feet; 14.9% NRA). Their current rents range from $24.36/SF to $25.20 and all of their leases have renewal options. Wells Fargo is a diversified financial services company, which engages in banking and related financial services businesses in the United States.

          - Other major tenants at the Wells Fargo Bank Tower include the Franchise Tax Board ($23.53/SF; 32,159 square feet; 14.9% NRA; lease exp. 8/31/2009, 6/30/2013, & 10/31/2014), Eastland
               Executive Services ($24.86/SF; 30,228 square feet; 14.0% of NRA; lease exp. 5/31/2007 & 7/31/2009) and Progressive Casualty (11,472 square feet; 2.5% NRA; lease exp. 3/31/2010).

(1) Excludes Bank of America ($72.00/SF NNN; 200 square feet; 0.1% NRA).

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                              WEST COVINA PORTFOLIO

                       ADDITIONAL INFORMATION (CONTINUED)

          - The Wells Fargo Bank Tower is considered part of the East County office submarket, which has experienced falling vacancy rates and increasing asking rents over the past few years. According to REIS, in the third quarter of 2006, the vacancy rates for office space in the East County submarket fell to 6.3% from 7.0% in the second quarter of 2006. Current vacancy rates in the submarket are well below both the 3-year annualized vacancy rate of 11.2% and the 5-year annualized vacancy rate of 11.1%. Although vacancy rates have fallen substantially, construction of new office space in the submarket has been limited. The appraiser concluded vacancy for the Wells Fargo Bank Tower to be 3.6% based on the minimal rollover experienced at Wells Fargo Bank Tower since construction. As of third quarter 2006, 104,000 square feet had been absorbed in the submarket and no new space was added to the submarket. Furthermore, over the past five years, only 94,200 square feet has been added to the market with 102,400 square feet being absorbed, yielding a Construction/Absorption ratio of approximately 0.9%. The appraiser's utilized CoStar COMPS analytic search to obtain market information specific to Class A office space in the Eastern San Gabriel Valley and determined the average office rent to be $29.78/SF. The appraisers concluded a market rent of $30.00/SF given the subject's visibility and accessibility from the freeway, the subject's dominant position as one of the only mid-high rise buildings in the submarket, combined with the little rollover experienced at the property.

- West Covina is located in the Greater Los Angeles area, the most populous region in the state of California. According to the 2000 census, the population of Los Angeles County was 9,519,330 and it forecasted a population for the county of 10,076,928 for the year 2005. The average income in 2000 for Los Angeles County was $61,812. Today, the city of West Covina's economy is based on the retail, manufacturing and high-tech sectors.

- The sponsor is Ziad Alhassen. Mr. Alhassen has been involved in real estate development for the past 28 years and is responsible for all aspects of project development, planning and negotiating. Mr. Alhassen is a repeat borrower of Column Financial Inc., and has a net worth in excess of $57 million and liquidity in excess of $2.5 million.

- The property management company is Hassen Development Corporation ("HDC"), which was established in 1978 by the sponsor. Since its founding, HDC has been involved in the development of Commercial Real Estate, General Contracting, and Property Management. Headquartered in West Covina, HDC has focused its efforts during the past twenty-five years in the East San Gabriel Valley. HDC has been involved in the development of Condominiums, Luxury Townhomes, high-end Single Family Homes, Office Buildings and a Community Shopping Center. Ziad Alhassen, the sponsor is the president of Hassen Development Corporation.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                              WEST COVINA PORTFOLIO

WEST COVINA SHOPPING CENTER LEASE ROLLOVER SCHEDULE(2)

                                                                                       % OF TOTAL BASE   CUMULATIVE % OF
                     # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF   CUMULATIVE %    RENTAL REVENUES     TOTAL RENTAL
        YEAR           ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------------
       2006               2             $ 21.74             2.8%            2.8%             3.6%               3.6%
       2007               5             $ 17.47             6.4%            9.3%             6.5%              10.1%
       2008               6             $ 23.99            20.7%           30.0%            29.0%              39.1%
       2009               10            $ 16.40            11.7%           41.7%            11.2%              50.3%
       2010               7             $ 20.81            13.7%           55.4%            16.7%              66.9%
       2011               4             $ 13.38            19.3%           74.7%            15.0%              82.0%
       2013               2             $ 15.90             4.8%           79.6%             4.5%              86.5%
       2014               1             $  8.75            15.5%           95.0%             7.9%              94.3%
       2016               1             $ 19.80             1.3%           96.4%             1.5%              95.9%
 GREATER THAN 2016        1             $ 19.46             3.6%          100.0%             4.1%             100.0%

(2) Data based on the rent roll dated November 1, 2006.

WELLS FARGO BANK TOWER LEASE ROLLOVER SCHEDULE(3)

                                                                                       % OF TOTAL BASE   CUMULATIVE % OF
                     # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF   CUMULATIVE %    RENTAL REVENUES     TOTAL RENTAL
        YEAR           ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------------
       2006               3             $ 29.69             6.2%           6.2%              7.4%              7.4%
       2007               6             $ 24.80            12.8%           19.0%            12.8%              20.1%
       2008               7             $ 24.78             6.6%           25.7%             6.6%              26.7%
       2009               3             $ 24.42            12.9%           38.6%            12.7%              39.4%
       2010               5             $ 25.73            14.8%           53.4%            15.3%              54.7%
       2011               3             $ 29.06             6.2%           59.6%             7.2%              62.0%
       2013               3             $ 22.84            12.0%           71.7%            11.0%              73.0%
       2014               3             $ 28.80             7.1%           78.8%             8.2%              81.2%
       2016               3             $ 24.38            14.9%           93.7%            14.6%              95.8%
 GREATER THAN 2016        1             $ 24.60             2.1%           95.8%             2.0%              97.8%
       M-T-M              2             $ 25.37             2.1%           97.9%             2.2%             100.0%
      VACANT              2                N/A              2.1%          100.0%             N/A                N/A

(3) Data based on the rent roll dated November 1, 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                             BEST WESTERN PRESIDENT

                        [PLACEHOLDER FOR PHOTO AND MAP]

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                             BEST WESTERN PRESIDENT

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $80,000,000

CUT-OFF DATE PRINCIPAL
BALANCE(1):                           $80,000,000

FIRST PAYMENT DATE:                   September 11, 2006

MORTGAGE INTEREST RATE:               6.414062500% per annum

AMORTIZATION TERM:                    360 months(2)

HYPERAMORTIZATION:                    N/A

ARD DATE:                             N/A

MATURITY DATE:                        August 11, 2016

MATURITY/ARD BALANCE:                 $75,782,629.06

INTEREST CALCULATION:                 Actual/360

CALL PROTECTION:                      Lockout/yield maintenance until the date
                                      that is three months prior to the Maturity
                                      Date.

LOAN PER ROOM:                        $239,521(1)

UP-FRONT RESERVES:                    Required Repairs Reserve:       $52,688(3)

ONGOING RESERVES:                     Tax and Insurance Reserve:             Yes

                                      FF&E Reserve:                       Yes(4)

                                      Ground Rent Reserve:                   Yes

                                      Excess Cash Flow Reserve:           Yes(5)

LOCKBOX:                              Hard

SUBORDINATE FINANCING:                Yes(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Single Asset

PROPERTY TYPE:                        Hotel

PROPERTY SUB-TYPE:                    Full Service

LOCATION:                             New York, New York

YEAR BUILT/RENOVATED:                 1927/2000

ROOMS:                                334

U/W OCCUPANCY:                        85%

OWNERSHIP INTEREST:                   Leasehold

PROPERTY MANAGEMENT:                  Hampshire Hotels & Resorts, LLC

                         12/31/2004    12/31/2005    8/31/2006        U/W
                         ----------    ----------    ---------        ---
NET OPERATING INCOME:   $ 4,115,273   $ 8,156,075   $ 8,562,611   $ 9,871,097

NET CASH FLOW:                                                    $ 8,987,761

DSCR:                                                             1.52x

APPRAISED VALUE:                      $126,000,000

APPRAISAL DATE:                       June 1, 2006

CUT-OFF DATE LTV RATIO(1):            63.5%

MATURITY/ARD LTV RATIO:               60.1%

(1)  Based on the December 2006 cut-off date principal balance.
(2) The Best Western President Loan has an interest-only period of 60 months, with amortization commencing on the due date in September 2011.
(3) An engineering reserve in the amount of $52,687.50 was established at closing to fund to immediate repairs at the Best Western President Property.
(4) The borrower is required to make monthly payments into an FF&E reserve in an amount equal to 4.0% of gross revenues.
(5) The borrower is required, during a Best Western President Cash Trap Period, to deposit into a cash trap reserve all remaining cash flow from the Best Western President Property after application of gross revenues to amounts required to be paid to debt service and all other reserves on the Best Western President Loan and operating expenses pursuant to an operating budget approved by the lender. "Best Western President Cash Trap Period" means (i) each period commencing on the date that the debt service coverage ratio calculated as of the end of each calendar month is less than 1.15x, and continuing until the due date next occurring following expiration of a consecutive three-month period during which the debt service coverage ratio calculated as of the end of such consecutive three-month period, is greater than 1.15x and (ii) any period commencing on the date that the net worth and liquidity of Best Western President guarantor, as calculated as of the end of each fiscal year, is less than $15 million and $5 million, respectively, and continuing until due date after the net worth and liquidity requirements of the Best Western President guarantor has been satisfied.
(6) The sole members of the borrowers have pledged their respective ownership interests in the borrowers as security for a $15,000,000 mezzanine loan which accrues interest at a per annum rate of 10.0300%.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                             BEST WESTERN PRESIDENT

                             ADDITIONAL INFORMATION

- The Best Western President Hotel (the "Subject" or "Hotel") is a 16-story, 334-room, full-service hotel located in the heart of Times Square in Manhattan on 48th Street between 8th Avenue and Broadway. Built in 1927, the Hotel has undergone substantial renovations during the last twelve years, including a complete update of its electrical, mechanical, sewer, and plumbing systems. To maintain the Hotel's excellent condition, rolling renovations were performed to each floor on an eight-year cycle in conjunction with periodic renovations to the common areas. The last floor on the cycle was fully renovated in 1999 while the common area renovations were finished in 2002. Since 1994, the Subject has undergone approximately $17.1 million ($51,200 per key) in renovations, with more than $7.6 million ($22,800 per key) having been invested in capital expenditures for the Subject since 2000.

- The borrower originally purchased the Subject in 2005 as a limited-service hotel. Since then, the borrower has repositioned the Subject as a full-service hotel. In order to make this transition, the borrower built-out three restaurants: Saigon 48 serving French/Vietnamese fusion cuisine, Aoki, a Japanese sushi restaurant, and Z Cafe, which provides continental breakfast, room service and a lobby bar. The restaurants are net leased through December 2019 to a single experienced third-party operator, who also took responsibility for the build-out costs of the restaurants. In addition to the hotel guests, the restaurants cater to the local theater crowd and the many corporate offices in the immediate area. Other hotel amenities include access to the nearby fitness center for a discounted special guest rate, business services, dry cleaning, valet, and safety deposit boxes.

- The Hotel has consistently generated an occupancy rate of approximately 90% from 1999 to 2003. In 2004, management began to aggressively increase rates, with a 24% ADR increase in 2004, which resulted in an annual RevPAR increase of approximately 16% as compared to 2003. Building on the momentum, in 2005 the Subject achieved an overall occupancy of 92% at an average rate of $174, yielding a RevPAR of $160. The 2005 ADR and annual RevPAR increased approximately 21.4% and 33.5% respectively compared to 2004. For the trailing 12 months ending August 31, 2006, the Hotel achieved a 92% occupancy rate at an ADR of $181, resulting in a RevPAR of $166, a 3.8% increase over 2005 levels. The Subject is anticipated to achieve an occupancy rate of 93% at an ADR of $192 in 2006, resulting in a RevPAR forecast of $179.

- The Subject's competitive set, comprising of seven hotels, totals 1,882 rooms and ranges in size from 131 to 596 rooms. In 2005, the competitors achieved an overall occupancy of 78% at an average rate of $176, yielding RevPAR of $138 compared to the Subject's 92% occupancy at an average rate of $174, yielding RevPAR of $160. The Subject was the market leader in terms of occupancy, a testament to the Subject's prime location. The supply of affordable mid-scale hotel rooms within Midtown Manhattan is decreasing as a number of properties are being repositioned as higher-rate hotels or converted to residential condominiums. The reduction in available room supply resulting from boutique hotel and residential conversions will allow the Hotel to achieve further increases in ADR in the near term, while still offering a discount to other full-service properties in the Times Square area. Despite the strength of the Times Square hotel market, there are no known new hotels proposed for the area that are anticipated to compete directly with the Subject.

- The Hotel is located in the heart of Times Square in New York's theater district with more than 40 theaters stretching from 42nd Street to 57th Street, making it one the primary tourist districts in New York City and in the world. With its numerous tourist attractions and other demand generators, New York City drew over 41 million tourists in 2005, with 43.3 million tourists estimated for 2006. In addition to the over 41 million tourists and entertainers that travel to the area, there are over 250,000 employees working in the Times Square office market. Many large corporations such as Morgan Stanley (located on W. 48th and Broadway), Viacom, CBS, Lehman Brothers, Bertelsmann Group, Ernst & Young, Conde Nast, Reuters, and Skadden Arps are all located in the immediate area.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                             BEST WESTERN PRESIDENT

                       ADDITIONAL INFORMATION (CONTINUED)

- Bridgewater Realty, the sponsor, represents a group of professionals with experience operating Manhattan hospitality and entertainment properties. Bridgewater Realty is affiliated with the Subject's management company, Hampshire Hotels & Resorts LLC.

- Hampshire Hotels and Resorts LLC ("Hampshire") manages the Subject. Founded in 1995, Hampshire currently manages over 2,000 rooms in New York City. The corporate management team has over 150 years of combined hospitality experience with an expertise in revenue generation and expense management. Hampshire has managed the Subject since 1992 for both the prior and current ownership.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

                             BEST WESTERN PRESIDENT

HOTEL SCHEDULE

                              OPERATING PERFORMANCE

      YEAR           OCCUPANCY              ADR             REVPAR
      ----           ---------              ---             ------
      U/W              85.0%              $ 210.39          $ 178.83
     T-12(1)           91.5%              $ 180.91          $ 165.55
      2005             91.9%              $ 174.03          $ 160.01
      2004             83.6%              $ 143.41          $ 119.87

(1) Trailing twelve months ended August 31, 2006.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

             MIRA MESA MARKETPLACE WEST & MIRA MESA MARKETPLACE EAST

                [THIS PAGE IS A PLACE HOLDER FOR MAPS AND PHOTOS]

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

             MIRA MESA MARKETPLACE WEST & MIRA MESA MARKETPLACE EAST

                                LOAN INFORMATION

ORIGINAL PRINCIPAL                    $75,000,000
BALANCE(1):

CUT-OFF DATE PRINCIPAL
BALANCE(2):                           $75,000,000

FIRST PAYMENT DATE:                   November 11, 2006

MORTGAGE INTEREST RATE:               5.980% per annum

AMORTIZATION TERM:                    Interest only(3)

HYPERAMORTIZATION:                    N/A

ARD DATE:                             N/A

MATURITY DATE:                        October 11, 2016

MATURITY/ARD BALANCE:                 $75,000,000

INTEREST CALCULATION:                 Actual/360

CALL PROTECTION:                      Lockout/defeasance until the date that is
                                      two months prior to the Maturity Date.

LOAN PER SF:                          $161.73(2)

ONGOING RESERVES:                     Tax and Insurance Reserve:    Springing(4)

                                      Replacement Reserve:          Springing(5)

LOCKBOX:                              Springing

SUBORDINATE FINANCING:                None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Portfolio

PROPERTY TYPE:                        Retail

PROPERTY SUB-TYPE:                    Anchored

LOCATION:                             San Diego, California

YEAR BUILT/RENOVATED:                 2000/NA

SQUARE FEET:                          463,738

OCCUPANCY AT U/W(6):                  100%

OWNERSHIP INTEREST:                   Fee

MAJOR TENANT(S)             NRSF      % OF TOTAL NRSF        LEASE EXPIRATION
--------------              ----      ---------------        ----------------
Home Depot                105,764          22.8%                1/31/2021

Edwards Cinema             94,041          20.3                 6/30/2020

Albertsons                 55,489          12.0%                9/30/2020

PROPERTY MANAGEMENT:                  DSB Properties, Inc.

                         12/31/2004    12/31/2005    8/31/2006        U/W
                         ----------    ----------    ---------        ---
NET OPERATING INCOME:   $ 6,116,683$    6,461,066   $ 6,599,595   $ 6,754,106

NET CASH FLOW:                                                    $ 6,445,221

DSCR:                                                             1.42x

APPRAISED VALUE:                      $124,000,000

APPRAISAL DATE:                       August 4, 2006

CUT-OFF DATE LTV RATIO(2):            60.5%

MATURITY/ARD LTV RATIO:               60.5%

(1) The Mira Mesa Marketplace Portfolio is comprised of two mortgage loans (the "Mira Mesa Marketplace East Loan" and the "Mira Mesa Marketplace West Loan," respectively, and each, a "Mira Mesa Marketplace Portfolio Loan"), each of which is cross-collateralized and cross-defaulted with the other.
(2)  Based on the December 2006 cut-off date principal balance.
(3) Each Mira Mesa Marketplace Portfolio Loan is an interest-only loan for its entire term.
(4) With respect to each Mira Mesa Marketplace Portfolio Loan, the tax and insurance reserve is not required unless (i) DSB Properties, Inc. is no longer the related property manager, (ii) the related borrower at any time fails to comply with any of the terms and provisions of the related deed of trust relating to taxes or insurance or (iii) an event of default occurs under the related mortgage loan documents.
(5) With respect to each Mira Mesa Marketplace Portfolio Loan, deposits are not required to made to the replacement reserve so long as DSB Properties, Inc. is the related property manager. After the removal of DSB Properties, Inc. as property manager, if a licensed architect and/or engineer determines that repairs are required, the related borrower will be required either (i) within ten (10) business days of receipt of notice from the lender to provide (and cause any guarantor or indemnitor under any indemnity or guaranty executed in connection with the applicable Mira Mesa Marketplace Portfolio Loan to provide) a personal guarantee for a portion of the applicable Mira Mesa Marketplace Portfolio Loan equal to the Replacement Reserve Cap (as defined below); or (ii) commencing on the next occurring due date after the receipt of notice from the lender as described above and continuing thereafter on each monthly due date, to deposit into the replacement reserve in a monthly amount equal to $0.15 per square foot of rentable square footage per year divided by twelve (12). If the balance of the replacement reserve equals or exceeds the Replacement Reserve Cap, then the related borrower's obligation for monthly deposits will be suspended until such time as the balance of the replacement reserve is less than the Replacement Reserve Cap. "Replacement Reserve Cap" means (i) with respect to the Mira Mesa Marketplace East Loan, $112,077 and (ii) with respect to the Mira Mesa Marketplace West Loan, $107,476.
(6)  Based on the September 1, 2006 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

             MIRA MESA MARKETPLACE WEST & MIRA MESA MARKETPLACE EAST

                             ADDITIONAL INFORMATION

- The Mira Mesa Marketplace West and Mira Mesa Marketplace Center Loans (together, the "Subject") are cross-collateralized and cross-defaulted.

     - Mira Mesa Marketplace is a 463,739 SF community shopping center located in San Diego, California. The property is comprised of 11 single story buildings constructed in 2000 and contains 2,422 parking spaces, or 5.22 spaces per 1,000 rentable square feet. The Subject is anchored by Home Depot, Albertsons, Edward's Cinema and is junior anchored by Barnes & Noble, Ross, Old Navy and Longs Drugs.

          - The Subject is currently 100% occupied by 34 tenants with annual rents ranging from $7.95 to $53.04/SF NNN. Anchor space represents 77% of the net rentable area (NRA). The largest anchor tenant is Home Depot ($14.16/SF; 105,764 square feet; lease exp. 1/31/2021), the world's largest home improvement chain and second largest retailer after Wal-Mart. The second largest anchor tenant is Edwards Cinema ($7.95/SF; 94,041 SF; lease exp. 6/15/2020), whose parent company is Regal Entertainment Group. The 18-screen movie theater area has a landscaped plaza that features a tiered Spanish fountain surrounded by decorative brick pavement, palm trees and grassy areas. In 2005, Edwards Cinema reported sales per screen of approximately $795,111. The third anchor tenant is the grocery chain Albertsons ($12.00/SF; 55,489 SF; lease exp. 9/25/2020).

          - Junior anchor tenants at the Subject include Longs Drugs ($13.20/SF; 21,018 SF; 2/28/2021), Barnes and Noble ($15.25/SF;
               26,566 SF; lease exp. 7/31/2015), Ross ($12.00/SF; 30,026 square feet; lease exp. 1/31/2011), and Old Navy ($13.23/SF; 22,448 square feet; lease exp. 1/31/2011). Average rent for anchor tenants is approximately $11.24/SF, well below the market comparables' average of approximately $18/SF.

          - Other tenants include nationally recognizable names such as Cold Stone Creamery, Starbuck's, Kinko's, Cingular Wireless, Jamba Juice, Pier 1 Imports, Bath & Body Works, T-Mobile and The Men's Wearhouse. Average inline rent is approximately $30.07/SF, also well below the market comparables' average of $45/SF.

- The Subject is located in Mira Mesa, an upscale community in northern San Diego County. The Subject is located along the Interstate 15 ("I-15") corridor at the heavily traveled intersection of I-15 and Mira Mesa Boulevard which allows for excellent visibility. According to the San Diego Association of Governments in 2003, average daily traffic counts on I-15 were in excess of 270,000 vehicles per day and 61,000 vehicles on Mira Mesa Boulevard. Primary east/west access is provided by Mira Mesa Boulevard while primary north/south access to the site is via Westview Parkway.

- The Subject is located in one of the top Southern California retail sub-markets, Northeast County. As of third quarter 2006, Northeast County consists of approximately 3,438,000 square feet of anchor tenant space and approximately 4,808,000 square feet of non-anchor space, with average occupancy rates of 96.5% and 97.2% respectively. As evidenced by 100% occupancy for the past three years, retail space at the Subject is in extremely high demand due to the Subject's market, proximity to major thoroughfares and prestigious anchors.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

             MIRA MESA MARKETPLACE WEST & MIRA MESA MARKETPLACE EAST

                       ADDITIONAL INFORMATION (CONTINUED)

- The Subject draws residents and visitors from a larger than average trade area due to its convenient location and wide array of high quality retail, services and other amenities. Mira Mesa's population densities are strong, especially given the suburban structure of the region, with population increasing 5.6% since 2000, and expected to increase another 6.5% over the next 5 years. The Subject is surrounded by some of San Diego's most affluent and desirable residential communities including Mira Mesa, Scripps Ranch, Rancho Bernardo and Escondido, which have strong demographics within its 3-5-10 mile trade areas (approximately 190,000 people within a 5-mile radius with an average household income over $102,000). Unemployment rates have remained below 5% since 1995, as the county has consistently been diversifying its workforce. The average asking rent in San Diego has increased over 38% since 2002. First quarter 2006 retail data remained on par with fourth quarter 2005 and trailing 12-month period, with overall vacancy at 3.3%. Retail space for the Mira Mesa/Scripps Ranch submarket has performed consistently well, and remains very desirable for retail tenants, with vacancy rates of approximately 2%.

- The borrower is controlled by sponsors, David Blatt and Meyer Nugit. David Blatt and Meyer Nugit are repeat clients of Column Financial Inc., and will serve as the managers and guarantors of the Mira Mesa Portfolio Loan. Mr. Blatt is an experienced owner/manager specializing in the management, acquisition and sale of shopping centers with over twenty years of commercial real estate experience. Mr. Blatt has developed a successful track record of purchasing quality retail properties and improving their performance through strong management. Mr. Blatt is the president/owner of DSB Properties, Inc. and currently owns approximately 2.8 million square feet of retail space in Los Angeles, Orange and Ventura Counties with no reported vacancies. The borrower has a well diversified tenant base and as of November 2005, on a combined basis, the sponsors reported a net worth in excess of $391 million.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

             MIRA MESA MARKETPLACE WEST & MIRA MESA MARKETPLACE EAST

MIRA MESA MARKETPLACE WEST AND MIRA MESA MARKETPLACE EAST LEASE ROLLOVER SCHEDULE(1)

                                                                                  % OF TOTAL BASE   CUMULATIVE % OF
                    # OF LEASES  AVERAGE BASE RENT  % OF TOTAL SF   CUMULATIVE %  RENTAL REVENUES    TOTAL RENTAL
        YEAR           ROLLING    PER SF ROLLING       ROLLING     OF SF ROLLING     ROLLING       REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------
        2006               1          $  28.60           1.1%         1.1%             1.9%               1.9%
        2007               2          $  17.39           3.6%         4.7%             3.9%               5.9%
        2008               1          $  41.79           0.6%         5.2%             1.5%               7.4%
        2009               2          $  39.62           1.2%         6.4%             3.0%              10.4%
        2010              14          $  33.75           9.0%         15.4%           19.2%              29.6%
        2011               3          $  14.29          12.0%         27.4%           10.8%              40.4%
        2012               1               N/A(2)        0.0%         27.4%            0.6%              40.9%
        2014               1          $  40.00           1.0%         28.4%            2.4%              43.4%
        2015               1          $  15.25           5.7%         34.1%            5.5%              48.9%
GREATER THAN 2016          8          $  12.28          65.9%        100.0%           51.1%             100.0%

(1) Data is based on the rent roll dated September 11, 2006.
(2) Represents the Cingular Wireless Antenna Lease.

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CSMC 2006-C5         COLLATERAL AND STRUCTURAL TERM SHEET       DECEMBER 1, 2006

CREDIT SUISSE

                        REAL ESTATE DEBT CAPITAL MARKETS

CONTACT                          PHONE              FAX            E-MAIL
BARRY POLEN
MANAGING DIRECTOR                212.325.3295       212.325.8104   barry.polen@credit-suisse.com

CHRIS ANDERSON
MANAGING DIRECTOR                212.325.3295       212.743.4790   chris.anderson@credit-suisse.com

KEN RIVKIN
MANAGING DIRECTOR                212.538.8737       212.743.4762   ken.rivkin@credit-suisse.com

ANDREW WINER
DIRECTOR                         212.325.3295       212.743.4521   andrew.winer@credit-suisse.com

DEREK BARCELONA
DIRECTOR                         212.325.2648       212.743.5830   derek.barcelona@credit-suisse.com

JASON FRUCHTMAN
VICE PRESIDENT                   212.325.3492       212.743.4827   jason.fruchtman@credit-suisse.com

GLEN JACKWICZ
ASSISTANT VICE PRESIDENT         212.325.3295       917.326.3142   glen.jackwicz@credit-suisse.com

WILLIAM CUMBY
ASSOCIATE                        212.325.3295       212.743.4723   william.cumby@credit-suisse.com

                               STRUCTURED FINANCE

CONTACT                          PHONE              FAX            E-MAIL
JEFFREY ALTABEF
MANAGING DIRECTOR                212.325.5584       212.743.5227   jeffrey.altabef@credit-suisse.com

PRASHANT RAJ
VICE PRESIDENT                   212.538.5773       212.743.5171   prashant.raj@credit-suisse.com

NICHOLAS DIAMOND
ASSOCIATE                        212.538.1808       917.326.7874   nicholas.diamond@credit-suisse.com

YOUSAF SAMI
ASSOCIATE                        212.325.5579       212.743.4860   yousaf.sami@credit-suisse.com

JONATHAN LUWISCH
ANALYST                          212.538.2218       212.743.4070   jonathan.luwisch@credit-suisse.com

NATHAN BAGNASCHI
ANALYST                          212.325.4972       212.743.0538   nathan.bagnaschi@credit-suisse.com

JOEL MONTANIEL
ANALYST                          212.538.0538       212.325.8253   joel.montaniel@credit-suisse.com

You have requested that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBS Greenwich Capital and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This Free Writing Prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.